                             TRANSACTION AGREEMENT

         TRANSACTION AGREEMENT, dated as of February 7, 2001 (the "Agreement"), by and among Vertex Interactive, Inc., a New Jersey corporation ("Buyer"), Renaissance Software, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("Renaissance"), and Pitney Bowes Inc., a Delaware corporation ("Seller").

         WHEREAS, Seller, through its TranScape division, has developed and owns the Acquired Assets (as defined herein);

         WHEREAS, Renaissance, a wholly-owned subsidiary of the Buyer, has developed a complementary set of supply chain execution software applications known as RenSoftOMS and RenSoftWMS, which together with the transportation management software product acquired from Seller hereunder is collectively referred to as the "SCE Suite";

         WHEREAS, the Buyer desires to acquire the Acquired Assets and assume certain liabilities, as set forth herein;

         WHEREAS, the Buyer, in consideration for the transfer to it of the Acquired Assets, proposes to (i) issue and sell to the Seller an aggregate of 1,356,852 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Buyer and (ii) assume the Assumed Liabilities (as defined herein);

         WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share of common stock, par value $.005 per share (the "Common Stock"), of the Buyer;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties hereto are entering into (i) that certain Reseller Agreement, in the form attached hereto as Exhibit A (the "Reseller Agreement"), relating to the distribution by the Seller of the SCE Suite, which shall have as a component thereof the Acquired Assets, and (ii) that certain Services Agreement, in the form attached hereto as Exhibit B (the "Services Agreement"), relating to certain post-closing interim matters;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:




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         "Affiliate" shall mean any Person who is an "affiliate" as defined in
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Acquired Assets" has the meaning set forth in Section 2.1(b) of this Agreement.

         "Assumed Liabilities" has the meaning set forth in Section 2.3 of this Agreement.

         "Board of Directors" means the Board of Directors of Buyer.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Buyer" shall have the meaning set forth in the Preamble of this Agreement.

         "Buyer Indemnified Party" has the meaning set forth in Section 8.1 of this Agreement.

         "Buyer Intellectual Property" has the meaning set forth in Section 4.14 of this Agreement.

         "Buyer Plans" means each Plan which Buyer maintains or to which Buyer makes contributions.

         "Buyer SEC Reports" has the meaning set forth in Section 4.9 of this Agreement.

         "Buyer Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run Buyer's pricing models, formulae and algorithms.

         "Buyer Stock Options" has the meaning set forth in Section 4.7 of this Agreement.

         "Certificate of Designations" means the Certificate of Designations with respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of New Jersey on or before the Closing Date substantially in the form attached hereto as Exhibit C.

         "Claims" has the meaning set forth in Section 4.5 of this Agreement.

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         "Closing" has the meaning set forth in Section 3.1 of this Agreement.

         "Closing Date" has the meaning set forth in Section 3.1 of this Agreement.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" has the meaning set forth in the Preamble of this Agreement.

         "Commonly Controlled Entity" means any entity which is under common control with Buyer or Seller, as the case may be, within the meaning of Code section 414(b), (c), (m), (o) or (t).

         "Condition of Buyer" means the assets, business, properties, operations or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Conquest Intellectual Property" has the meaning set forth in Section
5.9 of this Agreement.

         "Conquest Product Development Employees" has the meaning set forth in
Section 5.8(a) of this Agreement.

         "Conquest Trademark" shall mean the trademark CONQUEST.

         "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

         "Distribution Agreement" has the meaning set forth in the Preamble of this Agreement.

         "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, and the rules promulgated and rulings issued thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Excluded Assets" has the meaning set forth in Section 2.2 of this Agreement.

         "Foreign Employees" has the meaning set forth in Section 9.2(e) of this Agreement.

         "GAAP" means United States generally accepted accounting principles in effect from time to time.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indemnified Party" has the meaning set forth in Section 8.3 of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 8.3 of this Agreement.

         "Intellectual Property" when used herein shall mean all Patents, Trademarks, Copyrights, technology, know-how and processes.

         "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

        "Knowledge" means the knowledge of Buyer or Seller, as the case may be, or its respective Subsidiaries after due inquiry.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

         "Losses" has the meaning set forth in Section 8.1 of this Agreement.

         "Minimum Amount" has the meaning set forth in Section 8.5(b) of this Agreement.

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         "Orders" has the meaning set forth in Section 4.2 of this Agreement.

         "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "Permits" has the meaning set forth in Section 4.6(b) of this Agreement.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of Section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which Seller or Buyer, as the case may be, or any Commonly Controlled Entity of Seller or Buyer, as the case may be, has or in the future could have any direct or indirect, actual or contingent liability.

         "Preferred Stock" has the meaning set forth in the Preamble of this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

         "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SCE Suite" shall have the meaning set forth in the Preamble of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Seller" shall have the meaning set forth in the Preamble of this Agreement.

         "Seller Indemnified Party" has the meaning set forth in Section 8.2 of this Agreement.

         "Seller Intellectual Property" has the meaning set forth in Section 5.9 of this Agreement.

         "Seller Plans" has the meaning set forth in Section 5.8(b) of this Agreement.

         "Services Agreement" has the meaning set forth in the Preamble of this Agreement.

         "Software" means computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate or run pricing models, formulas and algorithms.

         "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of common stock or other capital stock, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

         "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

         "Tax" or "Taxes" means any federal, state, local, foreign and other taxes, charges, fees, levies or other assessments, however designated, (including, without limitation, income, profits, gains, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, license, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, social security, stamp, registration, documentation and environmental taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, imposed by any federal, state, local or foreign government.

         "Tax Returns" means all reports, estimates, information returns, statements and other documents (including any related or supporting information) filed or required to be filed with any Tax authority in connection with the determination, assessment, collection, or administration of any Taxes.

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology; blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, slogans, corporate names, domain names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

         "Transferred Shares" has the meaning set forth in Section 2.6 of this Agreement.

         "Transaction Documents" means, collectively, this Agreement, the Reseller Agreement, the Services Agreement, the Certificate of Designation and the Registration Rights Agreement.

                                   ARTICLE II

                         SALE OF ASSETS; PURCHASE PRICE

         2.1 Purchase and Sale of the Acquired Assets; License of Conquest Patents.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing, the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to purchase and accept from the Seller, all of the right, title and interest of the Seller, to the Acquired Assets (as defined below), free and clear of all Liens. Except for the Acquired Assets, the Buyer shall not acquire any other asset of the Seller whether or not used in connection with the Acquired Assets (the "Excluded Assets").

                  (b) The "Acquired Assets" shall consist of (i) the integrated logistics solutions for multi-carrier order processing and shipment management Software of the Seller that is marketed by the Seller under the Conquest Trademark and the Copyrights, Trade Secrets, and Software that are owned by Seller and used in connection with the business of Seller relating thereto and
(ii) certain fixed assets. As of the Closing Date, the parties hereto agree that the Acquired Assets shall include the items set forth in Schedule 2.1(b).

                  (c) Buyer hereby grants to Seller, for no consideration, a fully paid-up license with respect to the Trade Secrets, if any, that become the property of Buyer pursuant to this Agreement for use other than with respect to the Acquired Assets. Seller shall not use the Trade Secrets to recreate the Conquest Software or a replacement of the Conquest Software. Furthermore, Seller shall not disclose the Trade Secrets to any third party absent an attendant duty, in conformance with Seller's practices, but no less than reasonable practices under the circumstances, to maintain the trade secret status thereof. Buyer shall execute and deliver such instruments and take other such action as may be reasonably required and requested by Seller to carry out the license made pursuant to this Section.

                  (d) At the Closing, the parties will enter into the certain Patent License Agreement, in the form attached hereto as Exhibit E (the "Patent License Agreement"), relating to the license by Seller to Buyer of certain intellectual property which relates to the Acquired Assets.

         2.2 Excluded Assets. For clarification, Excluded Assets include, without limitation:

                  (a) except as provided in Section 2.1(b), any Trademarks, Copyrights, Software, Patents and other intellectual property of the Seller, or any registrations or applications for registration for any of the foregoing; and

                  (b) all assets of the Seller's and its Subsidiaries' businesses other than the Acquired Assets.

         2.3 Assumed Liabilities. (a) Except as expressly set forth below, the Buyer shall not assume any liabilities or obligations arising from or related to the Acquired Assets, whether such liabilities or obligations are matured or unmatured, absolute or contingent, accrued, liquidated or unliquidated, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP. The Buyer hereby assumes the following liabilities and/or obligations (collectively the "Assumed Liabilities"):

                           (i) all liabilities and obligations to the extent
arising out of or resulting from the Buyer's ownership or use of the Acquired Assets from and after the Closing Date;

                           (ii) all liabilities and obligations incurred on or
after the Closing Date to the extent arising out of or resulting from Buyer's offer of employment to all of the Conquest Product Development Employees; and

                           (iii) all liabilities incurred under Buyer Plans
arising from Buyer's employment of any Conquest Product Development Employees on and after the Closing Date (to the extent such Conquest Product Development Employees accept employment and begin working at Buyer), including liability under Sections 4980B of the Code or Sections 601-607 of ERISA.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, none of the following shall be Assumed Liabilities:

                           (i) all liabilities and obligations to the extent
arising out of or resulting from Seller's ownership or use of the Acquired Assets prior to the Closing Date;

                           (ii) all liabilities and obligations relating to the
Excluded Assets; and

                           (iii) all liabilities and obligations relating to (x)
Seller Plans (including any severance plans, programs or arrangements) and (y) any contract, agreements or arrangements between Seller (or any Affiliate of Seller) and any Conquest Product Development Employee.

         2.4 Conveyance. At the Closing, the conveyance, transfer and assignment of the Acquired Assets by the Seller to the Buyer shall be effected by the delivery by the Seller to the Buyer and by the Buyer to the Seller of:

                  (a) a duly executed Instrument of Assignment and Assumption in the form attached hereto as Exhibit F; and

                  (b) such other good and sufficient duly executed instruments of conveyance, transfer, assignment and assumption as shall be necessary to vest in the Buyer (i) all of the right, title and interest of the Seller in the Acquired Assets and (ii) the obligations and liabilities contemplated to be assumed by the Buyer hereunder.

         2.5 Further Assurances. Subsequent to the date hereof, each party hereto shall, from time to time, at the request of any other party and without further cost or expense to the party making the request, execute and deliver (and, if appropriate, file) or cause to be executed and delivered (and, if appropriate, filed) such other instruments of conveyance and transfer as any other party may reasonably request, and continue to use the reasonable efforts to obtain any consents, approvals, authorizations and waivers necessary in order to more effectively consummate the transactions contemplated herein.

         2.6 Purchase Price. Subject to the terms and conditions herein set forth, at the Closing, in consideration for the transfer to the Buyer of the Acquired Assets, the Buyer will assume the Assumed Liabilities and will issue to the Seller 1,356,852 shares of Preferred Stock (the "Transferred Shares").

         2.7 Allocation of Purchase Price. As soon as practicable after the Closing Date, and in any event within sixty (60) days of such date, Buyer shall prepare and submit to Seller a computation of the allocation of the purchase price among the Acquired Assets. Seller shall have full opportunity to review such allocation for twenty (20) days after receipt of such allocation from Buyer. Seller may dispute any items in the allocation. Unless Seller delivers notice to Buyer on or prior to the 20th day after receipt by Seller of the allocation specifying any dispute with the allocation, Seller shall be deemed to have accepted and agreed to the allocation, and the allocation shall be final. If Seller so notifies Buyer of any objection to the allocation, Seller and Buyer shall, during the twenty (20) day period following such notice of dispute, attempt to resolve their differences and any resolution by them as to any disputed items shall be final, conclusive and binding on the parties. If at the end of the resolution period there remain any disputed items, then all such remaining disputed items shall be submitted to an independent third party mutually acceptable to both parties for resolution. Such independent party shall resolve any disputed items within twenty (20) days of its appointment thereby and resolution by such independent party shall be conclusive, binding and final on the parties hereto. For purposes of determining Buyer's basis in the

Acquired Assets and gain or loss recognized by Seller with respect to the sale of the Acquired Assets to Buyer, Buyer and Seller covenant and agree that the aggregate purchase price shall be allocated by them among the Acquired Assets consistent with the allocation, and the parties further agree that they shall file all Tax Returns and related forms (including, without limitation, Form
8594) in accordance with the final allocation and shall not make any inconsistent written statement or take any inconsistent position on any Tax Returns, in any refund claims, or during the course of any Internal Revenue Service or other Tax audit.

         2.8 Certificates of Designations. The Transferred Shares shall have the preferences and rights set forth in the Certificate of Designations

                                  ARTICLE III

                                    CLOSING

         3.1 Closing. The closing of the sale and the transfer of the Acquired Assets and the Transferred Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00. a.m., local time, on the date hereof, or at such other time, place and date that the parties may agree in writing (the "Closing Date"). On the Closing Date: (a) the Seller shall execute and deliver the Assignment and Assumption Agreement and (b) the Buyer shall deliver to Seller a certificate or certificates in definitive form and registered in the name of Seller, representing the Transferred Shares in consideration for the transfer to it of the Acquired Assets.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and Renaissance represent and warrant to Seller as follows:

         4.1 Corporate Existence and Power. Buyer and each Buyer Subsidiary (a) are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) have all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) are duly qualified as a foreign corporations, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure would not reasonably be expected to have a material adverse effect on the Condition of Buyer; and (d) have the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that Buyer or any Buyer Subsidiary (i) is required to qualify as a foreign corporation or other entity therein, or (ii) is required to file any Tax Returns therein. Neither Buyer nor any Buyer Subsidiary owns or leases property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

     4.2 Authorization; No Contravention. The execution, delivery and performance by Buyer and Renaissance of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of Buyer and Renaissance; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws of Buyer or Renaissance; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of Buyer or Renaissance or any Requirement of Law applicable to Buyer or Renaissance; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, Buyer or Renaissance, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of Buyer or on the ability of Buyer or Renaissance to consummate the transactions contemplated by this Agreement.

     4.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 4.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Transferred Shares) by, or enforcement against, Buyer or Renaissance of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

     4.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by Buyer and Renaissance, and constitute the legal, valid and binding obligations of Buyer and Renaissance, enforceable against Buyer and Renaissance in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5 Litigation. Except as set forth on Schedule 4.5 and except as disclosed in Buyer SEC Reports, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of Buyer, threatened, at law, in equity, in arbitration or before any Governmental Authority against Buyer or any Buyer Subsidiary that, individually or in the aggregate, has resulted or could reasonably be expected to result in a material adverse change in the Condition of Buyer. No Order has been issued by any court or other Governmental Authority against Buyer or any Buyer Subsidiary purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

     4.6  Compliance with Laws.

          (a) Buyer and each Buyer Subsidiary is in compliance with all material Requirements of Law and all Orders issued by any court or Governmental Authority against Buyer or such Buyer Subsidiary, as the case may be, in all respects, except to the extent such failure to comply would not reasonably be expected to have a material adverse effect on the Condition of the Buyer. To Buyer's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict Buyer or any Buyer Subsidiary from, or otherwise materially adversely affect Buyer or any Buyer Subsidiary in conducting its business in any jurisdiction in which it now conducts or proposes, to conduct its business, except to the extent such prohibition or restriction would not reasonably be expected to have a material adverse effect on the Condition of the Buyer.

          (b) (i) Buyer and each Buyer Subsidiary has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of Buyer and each Buyer Subsidiary; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, except as could not really be expected to have a material adverse effect on the Condition of Buyer.

     4.7  Capitalization.

          (a) The authorized capital stock of the Buyer consists of (i) seventy-five (75) million shares of Common Stock and (ii) two (2) million shares of Preferred Stock. After giving effect to the transactions contemplated by this Agreement, (i) 31,074,954 shares of Common Stock are issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 10,000 shares of Common Stock were held in the treasury of the Buyer or by the Buyer Subsidiaries, (iii) 7,870,673 shares of Common Stock were reserved for issuance upon exercise of outstanding Buyer Stock Options and (iv) 1,356,852 shares of Preferred Stock are issued and outstanding, all of which were validly issued, and are fully paid, nonassessable and not subject to preemptive rights. Except as set forth above, as of the Closing Date, no shares of capital stock or other voting securities of the Buyer were issued, reserved for issuance or outstanding. Except for agreements or arrangements in connection with options to purchase an aggregate of 7,870,673 shares of Common Stock ("Buyer Stock Options"), there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Buyer is a party or by which the Buyer is bound obligating the Buyer to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Buyer. The Transferred Shares, when issued and sold to Seller after payment therefor, and the shares of Common Stock when issued upon conversion of the Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. All of the issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

          (b) Buyer is the owner of all of the outstanding shares of capital stock of Renaissance. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. Except as set forth on Schedule 4.7(b), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstandinging to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, Renaissance, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

     4.8 No Default or Breach; Contractual Obligations. Except for the Contractual Obligations disclosed in Schedule 4.8 (the "Renaissance Contractual Obligations"), copies of which have been made available to the Seller, there is no Contractual Obligation that is material to the business, financial condition or results of operations of Renaissance. Each of the Renaissance Contractual Obligations constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, individually or in the aggregate, has not and could not reasonably be expected to result in a material adverse change on the Condition of the Buyer. Neither the Buyer nor any Buyer Subsidiary, nor to the Buyer's Knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Renaissance Contractual Obligation, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a material adverse change on the Condition of Buyer.

     4.9 SEC Filings Financial Statements. (a) The Buyer has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1998 (the "Buyer SEC Reports"). The Buyer SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Buyer SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated balance sheets included in or incorporated by reference into the Buyer SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Buyer as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Buyer and the consolidated Buyer Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Buyer and the consolidated Buyer Subsidiaries as of September 30, 2000 including the related notes, neither the Buyer nor any Buyer Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations that, individually or in the aggregate, could not reasonably be expected to result in a material adverse change in the Condition of the Buyer.

     4.10 Taxes. To the best Knowledge of Buyer (a) Buyer has paid or reserved for all Taxes shown on its Tax Returns which have come due and are required to be paid by it on and through the date hereof, other than Taxes being disputed by Buyer in good faith for which adequate reserves have been made in accordance with GAAP and which are shown on the financial statements of Buyer; (b) Buyer has timely filed or caused to be filed all Tax Returns that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of Buyer, (i) there is no unassessed Tax deficiency proposed or threatened against Buyer which is material in amount and has not been reserved for and (ii) no audit or other administrative or judicial proceeding is in progress with respect to any Tax Returns, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and (d) there are no Liens for Taxes on the assets of Buyer. For federal income tax purposes, Buyer is an association taxable as a corporation. Buyer is not a "collapsible corporation" within the meaning of Section 341(b) of the Code.

     4.11 No Material Adverse Change; Ordinary Course of Business. Since September 30, 2000, there has not been any material adverse change, nor any event or development which could reasonably be expected to result in a material adverse change on the Condition of Buyer.

     4.12 Private Offering. No form of general solicitation or general advertising was used by Buyer or its representatives in connection with the offer or sale of the Transferred Shares. No registration of the Transferred Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Transferred Shares. Buyer agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Transferred Shares or any other securities of Buyer so as to require the registration of the Transferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Transferred Shares or other securities are so registered.

     4.13 Employee Benefit Plans. Except as would not have a material adverse effect on Buyer, each Buyer Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. Except as would not have a material adverse effect on Buyer, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Buyer Plan. Each Buyer Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

     4.14 Buyer Intellectual Property.

          (a) (i) Buyer and each Buyer Subsidiary is the owner of all, or has the license or right to use, sell and license all of, the material Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, software and other proprietary rights (collectively, "Buyer Intellectual Property") that are necessary for its business as presently conducted or contemplated in its business plan, free and clear of all Liens.

               (ii) None of the Buyer Intellectual Property is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of Buyer, threatened, which challenges the validity, enforceability, use or ownership of the item.

               (iii) Buyer and each Buyer Subsidiary have substantially performed all obligations imposed upon it under all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which Buyer or Buyer Subsidiary is either a licensor, licensee or distributor, and is not, nor to the Knowledge of Buyer is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder except as could not be expected to have a material adverse effect on the Condition of Buyer. All of the material Intellectual Property licenses are valid, enforceable and in full force and effect in all material respects, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

              (iv) Other than as set forth on Schedule 4.14(a)(iv), none of the Intellectual Property currently sold or licensed by Buyer or any Buyer Subsidiary to any Person or used by or licensed to Buyer by any Person infringes upon or otherwise violates in any material respect any Intellectual Property rights of others.

              (v) Except as set forth on Schedule 4.14(a)(v), no litigation is pending and no Claim has been made against Buyer or any Buyer Subsidiary or, to the Knowledge of Buyer, is threatened, contesting the right of Buyer or any Buyer Subsidiary to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person of used by Buyer or any Buyer Subsidiary.

          (b) Except as set forth on Schedule 4.14(b), to the Knowledge of Buyer, no Person is infringing upon or otherwise violating the Intellectual Property rights of Buyer or any Buyer Subsidiary.

     4.15 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Buyer or any action taken by the Buyer.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     The sale of the Acquired Assets to Buyer pursuant to this Agreement shall, except as otherwise expressly provided in this Agreement or the other Transaction Agreements, be without any representations or warranties of any kind or nature, express or implied, as to the title to, or the condition, value or quality of, the Acquired Assets and, except as otherwise expressly provided in this Article V of this Agreement or the other Transaction Agreements, Seller SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

     Seller hereby represents and warrants to Buyer as follows:

     5.1 Existence and Power. Seller (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

     5.2 Authorization; No Contravention. The execution, delivery and performance by Seller of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of

Seller's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of Seller or any Requirement of Law applicable to Seller, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, Seller, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of Seller or on the ability of Seller to consummate the transactions contemplated by this Agreement.

     5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Transferred Shares) by, or enforcement against, Seller of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

     5.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     5.5 Purchase for Own Account. The Transferred Shares to be acquired by Seller pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Transferred Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Seller at all times to sell or otherwise dispose of all or any part of such Transferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Seller's property being at all times within its control. If Seller should in the future decide to dispose of any of such Transferred Shares, Seller understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Seller agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Transferred Shares to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "ACT"), OR THE SECURITIES

      LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND
      SUCH LAWS.

     5.6 Restricted Securities. Seller understands that the Transferred Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of Buyer on such exemption is predicated in part on Seller's representations set forth herein. In the event that Seller desires to transfer the Transferred Shares to a third party at any time that the foregoing legend is required, Seller shall provide Buyer, prior to such transfer, with reasonable assurances that such transfer can be made in a manner that would not violate the Securities Act.

     5.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Seller in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Seller or any action taken by Seller.

     5.8 Employee Matters.

         (a) Schedule 5.8(a) hereto lists the names and titles of each of the employees of Seller whom Buyer has agreed to offer employment in accordance with the provisions of this Agreement (the "Conquest Product Development Employees"). A true and complete list of (i) the current salary of each such Conquest Product Development Employee and (ii) the average cost allocated to each such Conquest Product Development Employee with respect to benefits shall be provided to Vertex on or before the Closing Date.

         (b) (i) Schedule 5.8(b) hereto lists each Plan, whether formal or informal and whether legally binding or not, that Seller maintains or to which Seller contributes covering any of the Conquest Product Development Employees (the "Seller Plans"). Seller has no material liability under any Plan covering any of the Conquest Product Development Employees other than Seller Plans. Except as set forth on Schedule 5.8(b), neither Seller nor any Commonly Controlled Entity maintains or contributes to or has within the preceding six
(6) years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV or ERISA or Section 412 of the code or any "multiple employer plan" within the meaning of the code or ERISA. Seller has previously delivered or made available to Buyer summaries of the Seller Plans and represents that each Seller Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Seller Plan; (ii) No Claim with respect to the administration or the investment of the assets of any Seller Plan (other than routine claims for benefits) having any material effect is pending; and (iii) Each Seller Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified and, to the best of Seller's knowledge, has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

     5.9 Seller Intellectual Property. (a) (i) Seller is the owner of all, or has a valid and binding license or right to use, sell and license all of, the material Copyrights, Trade Secrets and Software that are used in connection with the business relating to the Acquired Assets (collectively, the "Conquest Intellectual Property"), free and clear of all Liens.

              (ii) Schedule 5.9(a)(ii) sets forth a complete and accurate list of all of the Conquest Intellectual Property owned by, and filings and applications for any Conquest Intellectual Property filed by, Seller. None of the Conquest Intellectual Property listed on Schedule 5.9(a)(ii) is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of Seller, threatened, which challenges the validity, enforceability, use or ownership of the item nor, to the Knowledge of Seller, is there any basis for the foregoing. All of the Conquest Intellectual Property is in full force and effect.

              (iii) Schedule 5.9(a)(iii) sets forth a complete and accurate list of all of the Conquest Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which Seller is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the shelf software, which is commercially available on a retail basis and used solely on the computers of Seller. Seller has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Knowledge of Seller is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Conquest Intellectual Property licenses listed on Schedule 5.9(a)(iii) are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

              (iv) Except as set forth on Schedule 5.9(a)(iv), none of the Conquest Intellectual Property currently sold or licensed by Seller to any Person or used by or licensed to Seller by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

              (v) Except as set forth on Schedule 5.9(a)(v), no litigation is pending and no Claim has been made against Seller or, to the Knowledge of

Seller, is threatened, contesting the right of Seller to sell or license to any Person or use the Conquest Intellectual Property presently sold or licensed to such Person or used by Seller, nor to the Knowledge of Seller, is there any basis for the foregoing.

         (b) Except as set forth on Schedule 5.9(b), to the Knowledge of Seller, no Person is infringing upon or otherwise violating the Conquest Intellectual Property rights of Seller.

         (c) None of the Trade Secrets included in the Conquest Intellectual Property have been disclosed by Seller to any third party absent an attendant duty, in conformance with Seller's practices, but no less than reasonable practices under the circumstances, to maintain the trade secret status thereof.

         (d) The Software included in the Conquest Intellectual Property that is commercially available is not contaminated by material bugs, viruses, or other harmful computer programming code. The Software included in the Conquest Intellectual Property functions substantially in accordance with its specifications and documentation listed on Schedule 5.9(d).

     5.10 Compliance with Laws. Seller is not in material violation of any federal, state or local, statute, law, rule, decree, ordinance, regulation or order and, has not, in connection with the Acquired Assets, received any complaint or notice from any governmental authority, alleging that Seller has violated in any material respects any law, rule, regulation, order, licensing requirement, authorization or judicial or administrative decision.

     5.11 Acquired Assets. Seller has good, record and marketable title in fee simple to the Acquired Assets (other than the Conquest Intellectual Property which is covered in Section 5.9).

     5.12 Insurance. Seller has in full force insurance policies with respect to the Acquired Assets to insure against all risks and liabilities to an extent and in a manner customarily insured against by Persons operating comparable properties, assets or businesses.

     5.13 Litigation. There is no action, suit or proceeding pending or, to Seller's Knowledge, threatened against Seller that questions the validity of this Agreement or the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby, nor is Seller aware that there is any basis for the foregoing.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                               OF SELLER TO CLOSE

     The obligation of Seller to transfer the Acquired Assets at the Closing and to purchase the Transferred Shares and perform any obligations hereunder shall be subject to the satisfaction or waiver by Seller, of the following conditions on or before the Closing Date.

     6.1 Representations and Warranties. The representations and warranties of the Buyer contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

     6.2 Compliance with this Agreement. The Buyer shall have performed and compiled in all material respects with all of its agreements set forth herein that are required to be performed by the Buyer on or before the Closing Date.

     6.3 Officer's Certificate. The Seller shall have received a certificate from the Buyer, in form and substance reasonably satisfactory to the Seller, dated the Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Buyer; certifying as to the matters set forth in
Section 6.1 and 6.2.

     6.4 Secretary's Certificate. Seller shall have received a certificate from Buyer, in form and substance reasonably satisfactory to Seller, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Buyer, certifying (a) that Buyer is in good standing with the Secretary of State of the State of New Jersey, (b) that the attached copies of the Certificate of Incorporation, the By-laws, and resolutions of the Board of Directors of Buyer approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of Buyer executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of Buyer.

     6.5 Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by Buyer with the Secretary of State of the State of New Jersey in accordance with the General Corporation Law of the State of New Jersey, and Buyer shall have received evidence of such filing in form and substance reasonably satisfactory to Seller.

     6.6 Transferred Shares. Buyer shall have delivered to Seller certificates in definitive form representing the Transferred Shares.

     6.7 Transaction Documents. Buyer shall have duly executed and delivered the other Transaction Documents to which it is a party.

     6.8 Opinion of Counsel. Seller shall have received an opinion of Jeffrey D. Marks, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit G.

         6.9 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Buyer which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Buyer of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Seller shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Buyer.

                                  ARTICLE VII

                          CONDITIONS TO THE OBLIGATION
                               OF BUYER TO CLOSE

         The obligation of Buyer to issue and sell the Transferred Shares and the obligation of Buyer to perform its other obligations hereunder shall be subject to the satisfaction or waiver by Buyer of the following conditions on or before the Closing Date:

         7.1 Representations and Warranties. The representations and warranties of the Seller contained in Article V hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a -reference to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

         7.2 Compliance with this Agreement. The Seller shall have performed and compiled in all material respects with all of its agreements set forth herein that are required to be performed by the Seller on or before the Closing Date.

         7.3 Officer's Certificate. The Buyer shall have received a certificate from the Seller, in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, and signed by an officer of Seller; certifying as to the matters set forth in Section 7.1 and 7.2.

         7.4 Secretary's Certificate. Buyer shall have received a certificate from Seller, in form and substance reasonably satisfactory to Buyer, dated the Closing Date and signed by the Secretary of Seller, certifying (a) that Seller is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation and the By-laws are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of Seller executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of Seller.

         7.5 Transaction Documents. Seller shall have duly executed and delivered the other Transaction Documents to which it is a party.

         7.6 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Seller which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Seller of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Buyer shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Seller.

                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1 Indemnification by Sellers. Subject to the terms and conditions of this Article VIII, Seller agrees to indemnify and hold harmless the Buyer, its officers, directors, shareholders and Affiliates and the successors and assigns of each of them (the party or parties being indemnified collectively referred to herein as the "Buyer" Indemnified Party") from and against each and every demand, claim, loss, liability, damages, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements) (collectively, "Losses") imposed upon or incurred by the Buyer Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of Seller contained herein and any actual or threatened action or proceeding in connection therewith, (ii) any failure to comply with any covenant or other agreement of Seller contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim or demand for commission or other compensation arising out of the transactions contemplated by this Agreement by any broker, finder or agent claiming to be entitled thereto, or (iv) any liability or obligation not assumed by Buyer pursuant to Section 2.3. Each matter for which Seller has agreed to provide indemnification pursuant to this Section 8.1 is hereinafter referred to individually as a "Claim" and collectively as the "Claims."

         8.2 Indemnification by Buyer. Subject to the terms and conditions of this Article VIII, Buyer agrees to indemnify and hold harmless the Seller, its respective shareholders, officers, directors and Affiliates and the permitted successors and assigns of each of them (the party or parties being indemnified collectively referred to herein as the "Seller Indemnified Party") from and against all Losses imposed upon or incurred by the Seller Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of Buyer contained herein and any actual or threatened action or proceeding in connection therewith (ii) any failure to comply with any covenant or other agreement of Buyer contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim or demand for commission or other compensation arising out of the transactions contemplated by this Agreement by any broker, finder or agent claiming to be entitled thereto or (iv) any Assumed Liability. Each matter for which Buyer has agreed to provide indemnification pursuant to this Section 8.2 is hereinafter referred to individually as a "Claim" and collectively as the "Claims."

         8.3 Notification. Each party to be indemnified under this Article VIII (the "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the other party or parties (the "Indemnifying Party") I under this Article VIII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VIII or (b) under this Article VIII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses, or such Indemnified Party is otherwise materially prejudiced. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense by so notifying the Indemnified Party within twenty (20) Business Days of receipt of the notice of the commencement of any Claim, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. If the Indemnifying Party does not provide notice to the Indemnified Party of its assumption of the defense of a Claim within twenty (20) Business Days of notice of the commencement of a Claim, the Indemnified Party shall have the right to employ counsel in connection with the defense of such Claim; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties; provided, further, that in the event the Indemnified Party has hired counsel in connection with the defense of a Claim after the Indemnifying Party has failed to deliver notice in the manner described above, the Indemnifying Party may, at any time thereafter, assume the defense of a Claim (and terminate any liability for the Indemnified Party's counsel, except for the payment of such counsel's fees and expenses incurred prior to such assumption) by providing notice to the Indemnified Party. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, of are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim and (ii) does not require any action other than the payment of money. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

         8.4 Contribution. If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Article VIII, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         8.5 Limitations on Indemnification. Notwithstanding anything to the contrary set forth in this Agreement, the indemnification provided for in Sections 8.1 and 8.2 shall be subject to the following limitations:

                  (a) No liability shall be enforced against the Indemnifying Party to the extent of any insurance proceeds received by any Indemnified Party with respect to such Losses. If any Indemnified Party receives any such insurance proceeds after the Indemnifying Party shall have made any payment to any Indemnified Party with respect to such Losses, any Indemnified Party shall promptly return such payment to the Indemnifying Party to the extent of such insurance proceeds received.

                  (b) No indemnification payment for any Losses shall be made by Seller or Buyer, as the case may be, pursuant to Section 8.1(i) or 8.2(i) hereof, respectively, except to the extent that the aggregate amounts which would otherwise be payable pursuant to either such Section relating to such Losses exceed $100,000 (the "Minimum Amount"), and such Minimum Amount shall be deducted from the aggregate amount payable under Section 8.1(i) or 8.2(i), as the case may be, with respect to damages payable pursuant to such Sections of this Agreement.

                  (c) Each of the Seller and the Buyer shall not be obligated to pay any amount for indemnification under Sections 8.1(i) and 8.2(i), respectively, in excess of $10,000,000.

                  (d) This Article VIII shall be the sole and exclusive basis of any remedy each party may have against the other party for a breach of or violation of a representation, warranty, covenant or agreement under this Agreement or any agreement contemplated hereby and each party hereby waives any claim (other than under this Article VIII) it may have against the other party with respect to a breach of any such representation, warranty, covenant or agreement unless such breach or violation is a result of fraud or intentional or willful misrepresentation by a party hereto.

                                   ARTICLE IX

                            COVENANTS OF THE PARTIES

         9.1 Reservation of Common Stock. Buyer shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Transferred Shares, as provided in the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designations, shall be validly issued, fully paid and non-assessable. Buyer shall issue such shares of Common Stock, in accordance with the terms of the Certificate of Designations, and otherwise comply with the terms hereof and thereof. -

         9.2 Matters Related to Employees.

                  (a) Buyer agrees that on the Closing Date it will offer employment to each of the Conquest Product Development Employees listed on
Schedule 5.8(a), at levels of total compensation and benefits (which shall include base salary, bonus opportunity and benefits) that are substantially similar in the aggregate to the total compensation paid and benefits provided to comparable employees of Buyer immediately prior to Closing; provided, however, that Buyer agrees to offer Conquest Product Development Employees who are "key employees," as mutually determined by Buyer and Seller, with total compensation and benefits, including options with respect to Buyer stock, that are substantially similar in the aggregate to the total compensation, benefits and incentives paid or provided to such key employees by Seller immediately prior to the Closing. Buyer agrees that it will make severance payments to each Conquest Product Development Employee whose employment is terminated by Buyer other than for performance or conduct reasons, or by reason of death or disability, after the Closing Date but on or prior to the first anniversary of the Closing Date, in an amount equal to one week of such Conquest Product Development Employee's then current base salary for each full year of such Conquest Product Development Employee's service with Seller and its Affiliates prior to the Closing Date and with Buyer after the Closing Date. Seller agrees that it has paid, prior to the Closing Date, or will pay within ten (10) days of the Closing Date, all of its respective obligations for all accrued salaries, bonuses, sales commissions and other compensation due and payable in accordance with Seller's normal payroll practices, including all applicable taxes resulting therefrom, and for all accrued and unused vacation days which have been earned by Conquest Product Development Employees prior to the Closing Date (the "Accrued Compensation"). In no event shall Buyer have any liabilities or obligations with respect to the Accrued Compensation. Buyer shall use its best efforts to ensure that Conquest Product Development Employees who accept employment with Buyer are eligible for immediate participation in the Buyer Plans. Buyer shall credit Conquest Product Development Employees who accept employment with Buyer with service credit with Seller for eligibility and vesting purposes under the Buyer Plans, except that with respect to the Buyer's vacation policy service credit shall be recognized for all purposes.

                  (b) Buyer will provide each of the Conquest Product Development Employees who become an employee of Buyer with medical, hospitalization and pharmacy coverage after such employee becomes an employee of Buyer, subject to the terms of the applicable Buyer Plans. Buyer shall waive any applicable waiting periods related to such coverage to the extent such waiting periods were satisfied under Seller Plans.

                  (c) Seller shall have no responsibility for any medical expenses of any Conquest Product Development Employee incurred after the Closing Date. Buyer shall have no responsibility for any medical expenses of any Conquest Product Development Employee incurred prior to such employee becoming an employee of Buyer and, if a Conquest Product Development Employee does not become an employee of Buyer, then Buyer shall-have no responsibility for any medical expenses of such Conquest Product Development Employee. For purposes of this paragraph, a medical expense will be deemed to have been incurred when an individual is provided with medical care that gives rise to a medical expense covered under the applicable plan and, in the case of a hospital stay, when the individual is admitted to the hospital, and not when the individual is formally billed, charged, or pays for the medical care. Seller shall retain any and all obligations to provide COBRA continuation coverage to any current or former Conquest Product Development Employee who incurs, or has incurred, a "qualifying event" on or prior to the Closing Date.

                  (d) Nothing herein shall impair or limit Buyer's right to discharge, lay off or hire employees or otherwise to manage the operations relating to the Acquired Assets. Nothing herein shall limit Buyer's ability or right to terminate or modify any Plan, including, without limitation, any Plan providing medical, hospitalization and/or pharmacy coverage. Notwithstanding any provision of this Article IX to the contrary, Seller shall retain any and all liabilities pursuant to any Seller Plans, and Buyer shall have no liability in connection with any Seller Plans.

                  (e) Notwithstanding anything to the contrary in this Agreement, the Conquest Product Development Employee listed on Schedule 9.2(e) (the "Foreign Employee") shall remain an employee of Seller until the completion of the processing of the necessary visa or other immigration applications for such person. The salaries and benefits of such Foreign Employee shall be paid by Seller in the manner and for the period of time set forth in the Services Agreement.

         9.3 Publicity. Except as may be required by any applicable law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld). If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement (i) until the third anniversary of the Closing Date with respect to Sections 4.14 and 5.9, and (ii) until the second anniversary of the Closing Date in the case of all other representations and warranties.

         10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered -or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (i) if to Buyer:

                               Vertex Interactive, Inc.
                               23 Carol Street
                               Clifton, New Jersey 07014-0996
                               Telecopy: 973-472-0814
                               Attention: Joint Chief Executive Officer

                               with a copy to:

                               Milbank, Tweed, Hadley & McCloy LLP
                               One Chase Manhattan Plaza
                               New York, NY 10005
                               Telecopy: 212-530-5219
                               Attention: John T. O'Connor, Esq.

                           (ii) if to Renaissance:

                                Renaissance Software, Inc.
                                1983 Marcus Avenue
                                Suite 125
                                Lake Success, NY 11042
                                Telecopy: 516-390-8891
                                Attention: Chief Executive Officer

                                with a copy to:

                                Milbank, Tweed, Hadley & McCloy LLP
                                One Chase Manhattan Plaza
                                New York, NY 10005
                                Telecopy: 212-530-5219
                                Attention: John T. O'Connor, Esq.


                          (iii) if to Seller:

                                Pitney Bowes Inc.
                                1 Elmcroft Road
                                Stamford, CT. 06926-0700
                                Telecopy: 203-351-6648
                                Attention: Bruce Nolop, Vice President and
                                           Chief Financial Officer

                                with a copy to:

                                Pitney Bowes Inc.
                                1 Elmcroft Road
                                Stamford, CT. 06926-0700
                                Telecopy:  (203) 351-7984
                                Attention: Vice President and General Counsel

                                and

                                Paul, Weiss, Rifkind, Wharton & Garrison
                                1285 Avenue of the Americas
                                New York, NY 10019-6064
                                Telecopy: (212) 757-3990
                                Attention: Douglas A. Cifu, Esq.


         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

         10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Seller may not assign any of its rights or obligations under this Agreement or the other Transaction Documents without the written consent of Buyer except that Seller may by notice to Buyer assign such rights to any of its Affiliates, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions thereof. Buyer may not assign any of its rights under this Agreement without the written consent of Seller except that Buyer may by notice to the Seller direct that the Acquired Assets be transferred to a wholly-owned Subsidiary of Buyer. Except as provided in Article VIII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         10.4 Amendment and Waiver.

                  (a) No failure or delay on the part of Buyer or Seller in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Buyer or Seller from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Buyer and Seller, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Buyer in any case shall entitle Buyer to any other or further notice or demand in similar or other circumstances.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         10.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.'

         10.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         10.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the other Transaction Documents and the letter dated as of February 7, 2001 from Seller to RenSoft are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         10.11. Expenses. Except as otherwise provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

         10.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction Agreement on the date first written above.


                                   PITNEY BOWES INC.


                                   By: Bruce Nolop
                                       -----------------------------------------
                                       Name:  Bruce P. Nolop
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                   VERTEX INTERACTIVE, INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   RENAISSANCE SOFTWARE, INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:




                            [Transaction Agreement]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction Agreement on the date first written above.


                                   PITNEY BOWES INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                   VERTEX INTERACTIVE, INC.


                                       By: Nicholas Toms
                                           -------------------------------------
                                           Name:  Nicholas Toms
                                           Title: Joint Chief Executive Officer


                                   RENAISSANCE SOFTWARE, INC.


                                       By: Louis J. Schilt
                                           -------------------------------------
                                           Name:  Louis J. Schilt
                                           Title: Chief Operating Officer




                            [Transaction Agreement]

                               Pitney Bowes Inc.



                       Schedules to Transaction Agreement




        These schedules have been prepared and delivered in accordance with the Transaction Agreement, dated as of February 7, 2001 (the "Transaction Agreement"), among Vertex Interactive, Inc., a New Jersey Corporation ("Buyer"), Renaissance Software, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("Renaissance"), and Pitney Bowes Inc., a Delaware corporation ("Seller"). Terms defined in the Transaction Agreement and not otherwise defined in these Schedules are used herein as defined in the Transaction Agreement.

                               Section 2.1(b)(i)

                                Acquired Assets

The following to the extent they exist for Conquest v. 2.5 (commercially available), Conquest v. 2.6 (not commercially available) and Conquest v. 3.0 (not commercially available):

1. Source code for Conquest Transportation Module, Conquest Logistics Module, and Conquest Export Only
2. Electronic records for demonstration purposes relating to Conquest and related scripts
3.  Object code for Conquest software
4.  User Guide for Conquest software
5.  Non-registered copyrights associated with items 1-4
6.  Trade Secrets associated with items 1-4

                                 Section 5.8(a)

                     Conquest Product Development Employees

Name                                        Title
--------------------------------------------------------------------------------
Walberg, Ryan                               Engineer
Altendahl, James                            Engineer Mng
Anderson, Thomas                            Staff Engineer
Cherian, Mary                               Engineer
Chin, Tim                                   Sr. Engineer
Daily, Corinne                              Product Plan Mgr
Dinndorf, Steven                            Engineer Mng
Eck, Dennis                                 Dir. of Eng
Huang, Ying                                 Engineer
Kolstad, Christopher                        Engineer
Lent, Steve                                 Staff Engineer
Liu, Xiao                                   Product Architect
Seel, Mark                                  Engineer
Torres, Maurilio                            Product Architect
Trotman, Michael                            Tech Advisor.
Balakrishnan, Siva                          Engineer
Goyal, Sharad                               Sr. Engineer
Vang, Yer                                   Sr. Engineer
Whebbe, Diane                               Sr. Engineer
Yang, Charles                               Engineer Mng
Yang, Leng                                  Staff Engineer
Zilberman, Alex                             Engineer
Carlson, Peter                              Sr. Log Cert. Special
Donaldson, Susan                            Test Manager
Kramer, Beth                                Engineer
Olson, Ann                                  Engineer
Vu, Moua                                    Engineer
Yang, Ka Houa                               Staff Engineer
Zificsak, Charlotte                         Log Cert. Special
Ring Liu                                    Asst. Engineer
Axelson, Wayne                              Sr. Log Data Analyst
Berman, Alex                                Engineer
Eiden, Thomas                               Sr. Log Data Analyst
Kalal, Jane                                 Sr. Log Data Analyst
Wiggens-O'Dean, Ellen                       Sr. Log Data Analyst

                                Sections 5.8(b)

                                 Employee Plans

1.  Pitney Bowes Pension Plan
2.  Pitney Bowes 401(k) Plan
3.  Pitney Bowes Long Term Disability Plan
4.  Pitney Bowes Medical Plan
5.  Pitney Bowes Dental Plan
6.  Pitney Bowes Prescription Drugs Plan
7.  Pitney Bowes Short Term Disability Policy
8.  Pitney Bowes Life Insurance Plan
9.  Pitney Bowes Flexible Benefits Plan
10. Pitney Bowes Travel Accident Plan
11. Pitney Bowes Accidental Death and Dismemberment Plan
12. Pitney Bowes Health Care Spending Account
13. Pitney Bowes Dependent Care Account
14. Pitney Bowes Employee Stock Purchase Plan
15. Pitney Bowes Educational Assistance Program
16. Pitney Bowes Severance Pay Plan     _
17. Pitney Bowes Workers' Compensation Supplemental Pay Policy
18. Pitney Bowes Adoption Benefit
19. Group Legal Services Benefit
20. Financial Planning Services Benefit
21. Pitney Bowes Stock Option Program
22. Matching Gifts Program
23. Scholarship Program
24. Vacation Policy
25. Holiday Pay Policy
26. Marriage Leave (1 week paid leave)
27. Maternity Leave (1 week paid leave)
28. Pitney Bowes Dividend Reinvestment Policy

                               Section 5.9(a)(ii)

                         Conquest Intellectual Property

See Schedule 2.1(b)(i).

                              Section 5.9(a)(iii)

              Conquest Intellectual Property Licenses, Distributor
                        Agreements and Other Agreements

29. Product Integration Agreement, dated November 22, 2000, between Microsoft and TranScape

30. Software Marketing Agreement, dated January 18, 2000, between Dangerous Goods Council and Pitney Bowes Inc.

31. Integrated Reseller Agreement, dated May 30, 2000, between WebMethods, Inc. and TranScape

32. Non-Exclusive Sales Agency Agreement, dated March 16, 2000, between ALK Associates, Inc. and Pitney Bowes Inc.

33. Data Agreement, signed by the parties on Sept. 17, 1997 and Oct. 17. 1997, between Southern Motor Carriers and TranScape

34. OEM Agreement dated May 28, 1993, as amended, between Symantec Corporation and Pitney Bowes (agreement has expired; amendment under negotiation)

35. Software Product Reseller Agreement, dated May, 29, 1998, between Sterling Commerce (Mid America), Inc. and TranScape

36. Cooperative Marketing Agreement, dated August 18, 2000, between Robocom Systems International Inc. and Pitney Bowes Inc.

37. Software Marketing Cooperation Agreement, dated April 20, 1998, between MK Group, a unit of Computer Associates International, Inc. (MK Group n/k/a interBiz Supply Chain Group) and Pitney Bowes Inc.

38. Value Added Remarketing Agreement, dated June S, 2000, between Glen Road Systems, Inc. and Pitney Bowes Inc.

39.  Licenses of the Conquest software to Pitney Bowes customers

40. Rumba Software from NetManage, Inc. is acquired by Pitney Bowes in connection with CONQUEST pursuant to the standard license agreement provided by NetManage

                               Section 5.9(a)(iv)

                 Conquest Intellectual Property - Infringements

None.

                               Section 5.9(a)(v)

                  Conquest Intellectual Property - Litigation

None.

                                 Section 5.9(b)

           Conquest Intellectual Property - Third Party Infringements

None.

                                 Section 5.9(d)

       Conquest Intellectual Property - Specifications and Documentation

1. Conquest User Guide rev. C - March 2000.

                                Schedule 9.2(e)

                               Foreign Employees

Xing, Liu

                        Buyer Disclosure Schedule to the
                             Transaction Agreement
                          dated as of February 7, 2001
                                  by and among

                            VERTEX INTERACTIVE, INC.

                           RENAISSANCE SOFTWARE, INC.

                                      and

                               PITNEY BOWES INC.

                         (the "Transaction Agreement")

         This Disclosure Schedule, dated as of February 7, 2001 is being delivered by Vertex Interactive, Inc., a New Jersey corporation ("Buyer"), pursuant to the Transaction Agreement dated as of February 7, 2001 (the "Transaction Agreement") among the Buyer, Renaissance Software, Inc., a Delaware corporation ("Renaissance") and Pitney Bowes Inc., a Delaware corporation ("Seller"). The parties acknowledge and agree that the inclusion of any item in this Disclosure Schedule will not be determinative as to whether such item is "material." Capitalized terms not otherwise defined herein are used as defined in the Transaction Agreement.

                                  Schedule 4.3

                Governmental Authorization; Third Party Consents

None.

                                  Schedule 4.5
                                   Litigation

None.

                                 Schedule 4.7(a)
                                 Capitalization

None.

                                Schedule 4.7(b)
                                 Capitalization

None.

                                  Schedule 4.8

                 No Default or Breach; Contractual Obligations

Renaissance has contracts which provide licensed software and implementation and modification services. The major contracts are with the following entities.

         California Distribution Center
         Con Agra, Inc.
         Foodbrands America
         McLane Company
         Volvo Trucks North America
         Avery Dennison
         General printing office - US Government
         Harold Levinson, Inc.
         Brinkman Instruments, Inc.
         Collezione Europa
         Formica Corp.

                                  Schedule 4.14

                           Buyer Intellectual Property

(a)(iv) None.
(a)(v)  None.
(b)     None.

                                                                  EXECUTION COPY


-------------------------------------------------------------------------------

                          AUTHORIZED MARKETING PROGRAM

                               RESELLER AGREEMENT

                                     among

                          RENAISSANCE SOFTWARE, INC.,

                            VERTEX INTERACTIVE, INC.

                                      and

                               PITNEY BOWES INC.

                          ----------------------------
                          dated as of February 7, 2001
                          ----------------------------

                               TABLE OF CONTENTS


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        1.      Definitions ................................................................1

        2.      Appointment ................................................................6
                2.1 Appointment ............................................................6
                2.2 Status as PB ...........................................................6
                2.3 Independent Status .....................................................7
                2.4 Agents .................................................................7
                2.5 RenSoft Activities .....................................................7
                2.6 Transition Period ......................................................7

        3.      Certain Independent and Mutual Activities ..................................8
                3.1 Existing Customers; Prospects ..........................................8
                3.2 Marketing Reports .....................................................10
                3.3 Quarterly Review ......................................................10
                3.4 Programming Reviews ...................................................10
                3.5 Legal Notices .........................................................11
                3.6 Site Visits ...........................................................11
                3.7 Marketing Materials; Branding .........................................11
                3.8 Additional Arrangements ...............................................12
                3.9 Third Party Relationships .............................................12

        4.      Rights to Intellectual Property ...........................................12
                4.1 License Grant .........................................................12
                4.2 Trademark/Tailoring ...................................................14
                4.3 Copyright .............................................................14
                4.4 Protection of Proprietary Rights ......................................15
                4.5 Source Code Escrow ....................................................15

        5.      Support and Training; Implementation Services .............................15
                5.1 Sales Support .........................................................15
                5.2 Training ..............................................................15
                5.3 User Training .........................................................15
                5.4 Product Sales Training ................................................15
                5.5 Maintenance Support ...................................................16
                5.6 Implementation Services(a) ............................................18
                5.7 Support and Training for TMS ..........................................18

        6.      Additional Duties, Responsibilities and Activities of PB ..................20
                6.1 Sales Promotion .......................................................20
                6.2 Marketing .............................................................20
                6.3 RenSoft Research and Development ......................................20
                6.4 Marketing Materials ...................................................21


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                6.5 Sales Support Staff ...................................................21
                6.6 Forecasts of Future Sales . ...........................................21

        7.      Additional Duties, Responsibilities and Activities of RenSoft .............21
                7.1 RenSoft Responsibilities ..............................................21
                7.2 Other Software ........................................................22
                7.3 System Upgrades .......................................................22
                7.4 Customer Training Materials ...........................................22
                7.5 Sales Tools ...........................................................22
                7.6 Customer References ...................................................23
                7.7 Development Work ......................................................23
                7.8 Level of Service ......................................................23

        8.      Warranties of RenSoft .....................................................23
                8.1 Warranties & Representations ..........................................23

        9.      Product Shipments .........................................................24
                9.1 New PB Customers ......................................................24
                9.2 Fulfillment by RenSoft ................................................24
                9.3 Fulfillment by PB .....................................................24

        10.     Confidentiality, Proprietary Information and Proprietary Rights ...........25
                10.1 RenSoft Proprietory Information ......................................25
                10.2 PB Duties ............................................................25
                10.3 PB Proprietary Information ...........................................26

        11.     Pricing; Compensation; Refunds ............................................27
                11.1 Pricing. .............................................................27
                11.2 Royalty Fees .........................................................28
                11.3 Royalty Fee Renegotiation ............................................28
                11.4 Payment Terms ........................................................28
                11.5 Customer Billing . ...................................................29
                11.6 Quarterly Reporting ..................................................29
                11.7 Audit ................................................................29
                11.8 Refunds ..............................................................29
                11.9 Certain Amendments ...................................................29

        12.     Term and Termination ......................................................30
                12.1 Term .................................................................30
                12.2 Termination ..........................................................30
                12.3 Self-Support .........................................................30
                12.4 Rights and Obligations of the Parties on Termination .................31
                12.5 Limitation on Liability ..............................................31
                12.6 Term .................................................................32

        13.     Change of Control .........................................................32
                13.1 Change of Ownership ..................................................32







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
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                13.2 Default, Bankruptcy, Cease Operations ................................32

        14.     Indemnity .................................................................32
                14.1 Indemnification by PB ................................................32
                14.2 Indemnification by RenSoft ...........................................32
                14.3 Notification .........................................................33
                14.4 Contribution .........................................................34

        15.     General ...................................................................34
                15.1 Entire Agreement .....................................................34
                15.2 Notices ..............................................................35
                15.3 Force Majeure ........................................................36
                15.4 Continuing Obligations ...............................................36
                15.5 Severability .........................................................36
                15.6 Language .............................................................36
                15.7 Applicable Law .......................................................37
                15.8 Assignment ...........................................................37



                          AUTHORIZED MARKETING PROGRAM
                               RESELLER AGREEMENT

         This AGREEMENT is made this 7th day of February, 2001 among Renaissance Software, Inc., having its principal place of business at 1983 Marcus Avenue, Suite 125, Lake Success, New York 11023 (hereinafter referred to as "RemSoft"); Vertex Interactive, Inc., having its principal place of business at 23 Carol Street, Clifton, New Jersey, 07014 (hereinafter referred to as "Vertex" and with RenSoft as the "Vertex Parties"); and Pitney Bowes Inc., having its principal place of business at 1 Elmcroft Road, Stamford, CT 06926 (hereinafter referred to as "PB").

                                    RECITALS

         A. The Vertex Parties are the beneficial owner or licensee of all intellectual property rights of the Licensed Software (as defined herein) (other than certain patent rights, to which Vertex has a license) and RenSoft is a wholly-owned subsidiary of Vertex;

         B. The Vertex Parties are desirous of having independent parties in certain vertical markets and geographic areas promoting the licensing and use of the Licensed Software; and

         C. PB is desirous of selling, implementing, and maintaining the Licensed Software and its derivatives in the Reseller Area.

         In consideration of their mutual covenants and agreements contained herein, and the mutual benefits to be derived therefrom, the parties, intending to be legally bound, hereby covenant and agree as follows:

         1. Definitions.

         "Active Marketing Report" when used herein shall have the meaning set forth in Section 3.1.

         "Adjustment" when used herein shall have the meaning set forth in
Section 11.9.

         "Affiliate" shall mean, with respect to any Person, a Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such Person. As used herein, "ownership", with respect to any Person, shall mean the beneficial ownership of more than fifty percent (50%) of the equity securities or interests of (or issued by) such Person.

         "Agreement" when used herein means this Agreement and any annex, exhibit, attachment, schedule, addendum, modification or amendment hereto, unless the context otherwise indicates.

         "Business Day" when used herein means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Carrier Data" when used herein means the carrier data and associated application changes, including updates thereto, and their medium of system interface for the purpose of adding, supplementing or changing corner data resident within or associated with the Licensed Software.

         "Claim" or "Claims" when used herein shall have the meaning ascribed thereto in Section 14.1.

         "Customer" when used herein means any past, present or potential user of the Licensed Software or of services related to the Licensed Software offered by RenSoft or PB.

         "Implementation Services" when used herein means project management, the Conference Room Pilot Event and follow up activities, interface analysis and creation, data conversion analysis and creation, user training, and go-live support.

         "Indemnified Party" or "Indemnifying Party" when used herein shall have the meaning ascribed thereto in Section 14.3.

         "Intellectual Property" when used herein shall mean all patents, trademarks, tradenames, copyrights, technology, know-how and process used in or necessary to use the Software.

         "Licensed Software" when used herein means that software identified on Schedule A. From time to time the Vertex Parties will announce New Versions, enhancements, upgrades, program temporary fixes (PTFs), and new modules, which, without any further action required by the parties hereto, shall be deemed to be incorporated in Schedule A and part of the Licensed Software.

         "Losses" when used herein shall have the meaning ascribed thereto in
Section 14.1.

         "Maintenance", "Maintenance Services", and/or "Maintenance Support" when used herein shall have the meanings ascribed thereto in Section 5.5 and Addendum B.

         "Modification Services" when used herein means identification, documentation, summary and detail use case development, coding and testing of the modifications.

         "Modifications" when used herein means programmic changes to the Licensed Software that change or enhance its functionality.

         "Modified Licensed Software" when used herein means the Licensed Software and the addition of any/all modifications performed by, or authorized to be performed by, RenSoft.

         "Net Sales Revenues" when used herein means the revenues received by PB for the final license fee negotiated between PB and the Customer for the Licensed Software under orders signed by PB and the Customer after the date of this Agreement, minus all applicable fees owed any Third Party with respect to Third Party Components.

         "New Version" when used herein means any improved, modified or corrected new version of the Licensed Software, including any program documentation relating thereto.

         "Normal Contract Rates" when used herein shall have the meaning set forth in Schedule B to this Agreement.

         "Person" when used herein shall mean any general partnership, limited partnership, corporation, limited liability company, association, individual or other entity, and the heirs, executors, administration, legal representatives, successors and assigns of such Person as the context may require.

         "PB" when used herein shall have the meaning assigned thereto in the preamble.

         "PB License Agreement" when used herein means a written agreement between PB and a PB Customer that governs the Customer's rights to use the Software and defines both parties' responsibilities and that provides RenSoft (who shall be given the opportunity to review such agreement), in all material respects, substantially the same protection with respect to the Software as is provided to it in the RenSoft License Agreement, except as otherwise contemplated by this Agreement.

         "PB Proprietary Information" when used herein means all written and/or printed information belonging to and/or provided in any form by PB which is disclosed to the Vertex Parties, including but not limited to, processes; technical information; know-how and data; computer programs (including source codes and other program code, user interfaces, databases, displays and menu screens); test data; accounting and financial data; marketing materials; user documentation; system documentation; installation guides; pricing and market data; salaries; business affairs; business plans and strategies; contracts; research and development notes; and/or information which is identified to the Vertex Parties as copyrighted, a trade secret, or otherwise proprietary to PB. PB Propriety Information shall not include anything which:

              (i) was previously known to RenSoft, free of any obligations of confidentiality owed to PB;

              (ii) is disclosed to RenSoft by a third party which has the right to make said disclosure without any obligation of confidentiality owed to PB;

              (iii) is or becomes lawfully available to the public;

              (iv) is disclosed by RenSoft pursuant to a law or governmental, court, administrative or regulatory authority; or

              (v) is developed independently by RenSoft without the benefit or use of PB Proprietary Information.

         "Pitney Bowes Indemnified Party" when used herein shall have the meaning ascribed thereto in Section 14.2.

         "Program Documentation" when used herein means the user manuals, technical manuals, installation manuals and other information to be made available by RenSoft in either printed or machine readable form.

         "Prospect(s)" when used herein means any Person whose contracting office and install site for the Licensed Software is located in the Reseller Area and has been identified as a possible Customer by either of the parties. In order for a Person to be identified as a possible Customer, the following information must be provided, in accordance with Section 3.1, for such Person: name of the Person; division name or other similar information, if applicable; city and state in which Person is located; name and title of person contacted; date of such contact; the Licensed Software for which the Person is a possible Customer; and confirmation that the Person has stated that it has budgeted for the Licensed Software.

         "Recoupment Amount" when used herein shall have the meaning set forth in Schedule B to this Agreement.

         "Recommended License Fees" when used herein means the suggested license fees for use of the Licensed Software as set forth in Schedule A hereto and as modified, as provided in this Agreement, from time to time.

         "Remain exclusive" when used herein shall have the meaning ascribed thereto in Section 3.1.

         "RenSoft" when used herein shall have the meaning ascribed thereto in the preamble.

         "RenSoft Content" when used herein shall have the meaning ascribed thereto in Section 4.3.

         "RenSoft License Agreement" when used herein means a written agreement between RenSoft and a RenSoft Customer that governs the Customer's rights to use the Software and defines both parties' responsibilities, attached hereto as Schedule D.

         "RenSoft Preferential Maintenance Rate" when used herein shall have the meaning set forth in Schedule B to this Agreement.

         "RenSoft Preferential Royalty Rate" when used herein shall have the meaning set forth in Schedule B to this Agreement.

         "RenSoft Proprietary Information" when used herein means all written and/or printed information belonging to and/or provided in any form by RenSoft which is disclosed to PB, including but not limited to, processes; technical information; know-how and data; computer programs (including source codes and other program code, user interfaces, databases, displays and menu screens); test data; accounting and financial data; marketing materials; user documentation; system documentation; installation guides; pricing and market data; salaries; business affairs; business plans and strategies; contracts; research & development notes; and/or information which is identified to PB as copyrighted, a trade secret, or otherwise proprietary to RenSoft. RenSoft Proprietary Information shall not include anything which:

              (i) was previously known to PB, free of any obligations of confidentiality owed to RenSoft;

              (ii) is disclosed to PB by a third party which has the right to make said disclosure without any obligation of confidentiality owed to RenSoft;

              (iii) is or becomes lawfully available to the public;

              (iv) is disclosed by PB pursuant to a law or governmental, court, administrative or regulatory authority;

              (v) is developed independently by PB without the benefit or use of RenSoft Proprietary Information.

         "Reseller Area" when used herein means the geographic area identified in Schedule C.

         "Sale", "purchase", or "sell" when used herein means the process used to license and the licensing of the Software.

         "Services" when used herein includes but is not limited to installation and implementation service and support; Maintenance Support; user training; technical training; technical and software Modification assistance; Modifications and interface development.

         "Software" when used herein means the Licensed Software and the Modified Licensed Software.

         "Third Party" when used herein means an agreed upon Person that, based on the parties' agreement, requires some portion of the license fee to be paid to said Person.

         "Third Party Component" means any component or software that RenSoft and PB agree shall be considered a Third Party Component; provided, that in no event shall a Third Party Component be any software or other component that is integral to the Licensed Software. RenSoft and PB agree that: (a) third-party software sold by PB as of the date of this Agreement with or in association with the CONQUEST`TM' transportation management software product, including the other software referred to in Section 7.2 of this Agreement, is not considered Third Party Components for purposes of this Agreement; and (b) there is no Third Party Component that is a part of the Licensed Software as of the date of this Agreement.

         "TMS" when used herein means the transportation management software product marketed and sold by PB immediately prior to the date of this Agreement under the name CONQUEST.

         "Trademark" and "Copyright" when used herein shall have the meanings ascribed thereto in the Lanham Trademark Act, 15 U.S.C. `SS'1127, and under United States copyright law, 17 U.S.C. `SS'101, respectively.

         "Transaction Agreement" when used herein means the Transaction Agreement among Vertex, RenSoft and PB entered into simultaneously with the execution and delivery of this Agreement.

         "Vertex" when used herein shall have the meaning assigned thereto in the preamble.

         "Vertex Indemnified Parties" when used herein shall have the meaning ascribed thereto in Section 14.1.

         "Vertex Parties" when used herein shall have the meaning assigned thereto in the preamble.

         2. Appointment.

              2.1 Appointment. Subject to the terms and conditions of this Agreement, the Vertex Parties hereby grant to PB in the Reseller Area a non-exclusive right to sell, market, demonstrate, license and support the Software to Prospects and Customers. PB hereby accepts such grant to sell, market, demonstrate, license and support the Licensed Software in the Reseller Area and agrees to devote such time and attention to the foregoing activities as is commercially reasonable in its sole discretion. PB and RenSoft shall co-operate and work together in a commercially reasonable manner to promote licenses and sell the Software and Services.

              2.2 Status as PB. Both parties agree that the Software shall be presented by PB as the "Pitney Bowes Supply Chain Solutions Powered by RenSoft Interactive." PB at all times shall maintain a RenSoft copyright acknowledgment identified in each and every document or printed and electronic materials where such acknowledgment is appropriate. PB may, at its election, use its own trademarks and trade names for the individual components of the Licensed Software, including, without limitation the trademark CONQUEST for the transportation management component of the Licensed Software.

              2.3 Independent Status. In providing the Licensed Software and Services to Prospects and Customers, it is expressly understood and agreed that PB will act pursuant to this Agreement for its own account and in its own name and shall be an independent reseller of the Licensed Software and related services. Unless otherwise agreed to by the parties, neither party, nor any of such party's directors, officers, agents or employees, shall be, or shall be considered, an agent, employee or legal representative of the other for any purpose. Neither party is granted, and shall not exercise, the right or authority to assume or create any obligation or responsibility, including without limitation contractual obligations and obligations based on warranties or guarantees, on behalf of or in the name of the other. Nothing contained in this Agreement shall be construed to constitute PB, on the one hand, or RenSoft or Vertex, on the other hand, as a partner, joint-venturer, co-owner, employee or agent of the other, and none of them shall hold itself out as such. Notwithstanding the foregoing, PB is authorized to provide warranties to its Customers with respect to the Licensed Software that substantially conform to those provided by RenSoft in the RenSoft License Agreement (or any successor document thereto that RenSoft may hereafter use) and RenSoft shall be given the opportunity to review PB's standard warranties that it intends to present to Customers prior to their initial use by PB.

              2.4 Agents. PB agrees that any appointment of an agent of PB to assist in the selling of the Licensed Software shall be subject to the prior written approval of RenSoft, which shall not be unreasonably withheld. It is understood and agreed that arrangements with third parties for generation of sales leads or for cooperative marketing efforts shall not be considered to be appointment of an agent. Nothing in this Agreement shall prohibit PB from taking, and PB is expressly permitted to take, any action necessary to fulfill its obligation with respect to any agreement or obligation with respect to the Licensed Software disclosed to either of the Vertex Parties.

              2.5 RenSoft Activities. PB acknowledges that its appointment herein does not preclude or limit RenSoft from activities in the Reseller Area. Both parties agree that if RenSoft uncovers a Prospect and same is not identified in PB's Active Marketing Report (as defined herein), RenSoft shall have exclusive rights to said Prospect in accordance with Section 3.1. If a Prospect has been identified in PB's Active Marketing Report, RenSoft shall take no further action, and such Prospect shall remain exclusive to PB.

              2.6 Transition Period. The parties recognize that there will need to be a commercially reasonable transition period after the date of this Agreement during which PB will exercise reasonable diligence to achieve its compliance with those provisions of this Agreement that it cannot reasonably be expected to comply with immediately after the date of this Agreement -- e.g., incorporation of copyright verbiage in marketing materials, revision of PB's existing license agreements with Customers with respect to the Licensed Software.

         3. Certain Independent and Mutual Activities.

              3.1 Existing Customers; Prospects.

                   (a) PB and RenSoft agree that the following customers, Customers and Prospects shall remain exclusive to PB and RenSoft, respectively, as follows:

                        (i) With respect to RenSoftTMS, all current PB customers of its ConquestTM, Fulfillment' Solutions or Ascent' software (as shown on a list previously provided by PB to RenSoft and acknowledged by RenSoft as having been received) shall remain exclusive to PB.

                        (ii) With respect to RenSoftOMS, RenSoftWMS or the suite of those two products together with RenSoftTMS, the following shall remain exclusive to PB:

                             (A) all current PB customers of its Conquest
              software;

                             (B) all current PB customers identified on the list
              delivered by PB to RenSoft on or prior to the date of this Agreement entitled "Active/Strategic Accounts on which PB is engaged in SCE sales efforts" (which list is acknowledged by RenSoft as having been received), which customers are considered PB Prospects under this Agreement; and

                             (C) for a period of ninety (90) days after the date
              of this Agreement, all other current PB customers of TranScape products identified by PB in writing on the list delivered by PB to RenSoft on or prior to the date of this Agreement (which list is acknowledged by RenSoft as having been received). By the end of such ninety (90)-day period, PB shall identify to RenSoft, in writing, those customers on such list that qualify as a PB Prospect and only such customers shall thereafter remain exclusive as a PB Prospect. If during such ninety (90)-day period, RenSoft has also identified any such PB customer as a RenSoft Prospect, the decision regarding exclusivity shall be decided by the RenSoft and PB Directors of Marketing and/or Presidents as set forth in clause (g)(v) below.

                        (iii) With respect to RenSoftTMS, RenSoftOMS and RenSoftWMS, the following shall remain exclusive to RenSoft:

                             (A) all current RenSoft customers of RenSoftOMS or
              RenSoftWMS and all current Prospects for any of such products (all as shown on a list previously provided by RenSoft to PB and acknowledged by PB as having been received).

                    (b) On an ongoing basis, PB and RenSoft shall each maintain, update and provide to the RenSoft Marketing Database Administrator (DBA) the lists referred to above as they relate to Prospects on a daily basis (such updated lists being referred to as the "Active Marketing Report"); provided however that, subject to clause (g)(iii) below, RenSoft's Active Marketing Report may be provided to PB on a weekly basis. Updates shall include any new Prospects for the Licensed Software and shall identify any Prospects that become actual Customers (i.e., only Prospects to which Licensed Software has been sold, as opposed to potential users of such Software or related services). Prospects shall also remain exclusive to the party providing the same.

                    (c) For purposes of this Agreement, "remain exclusive" shall mean:

                        (i) with respect to RenSoft, that TranScape shall not offer to sell or sell any Licensed Software to any RenSoft Customer or Prospect or solicit any such Customer or Prospect for such a sale; and

                        (ii) with respect to PB, that RenSoft shall not offer to sell or sell any Licensed Software to any TranScape Customer or Prospect or solicit any such Customer or Prospect for such a sale.

                    (d) A current customer of either of PB or RenSoft referred to in clauses (a)(i), (a)(ii)(A) or (a)(iii) (as to current RenSoft customers only) above, shall remain exclusive for the entire term of this Agreement. Once a Prospect becomes an actual Customer of either PB or RenSoft, such Customer shall remain exclusive for the entire term of this Agreement. A Prospect shall remain exclusive until the earliest of the following:

                        (i) such Prospect becomes a Customer;

                        (ii) two (2) years from the date such Prospect is first identified on RenSoft's or PB's Active Marketing Report and submitted to the RenSoft DBA (as set forth below); or

                        (iii) such Prospect is identified as a "loss" opportunity (i.e., the RenSoft or TranScape marketing director has determined that the sale to the Prospect has been lost to a competitor or that the sale opportunity will not result in a signed contract with the Prospect within the two (2)-year period referred to in clause (ii) above) or, for any other reason, as a closed lead in a party's Active Marketing Report and so submitted.

                    (e) RenSoft and PB agree to promptly identify a Prospect as a "loss" opportunity or as closed lead promptly after such determination can reasonably be expected to be made. Inadvertent solicitations by direct mail marketing or similar campaigns shall not be considered a breach of this Section; provided that such solicitations do not result in a sale to the target of such solicitation.

                    (f) The parties agree that the Customer and Prospect lists are confidential and shall be treated as such and are subject to the provisions of Section 10. PB and RenSoft shall each provide the other with the appropriate Prospect information via an electronic update tool determined by RenSoft and reasonably acceptable to PB.

                    (g) The parties shall determine the exclusivity of the Prospect by the following process:

                        (i) RenSoft and PB shall submit their respective Active Marketing Report to RenSoft's DBA and the DBA shall enter the data in such Reports in the database created and maintained solely for such purpose.

                        (ii) The DBA shall notify PB of successful upload of the updated information.

                        (iii) The DBA shall cross-reference each party's Prospects against the other party's existing lists of customers (for which such other party has exclusivity), Customers and Prospects and provide each party with a daily report of the results of such cross-referencing.

                        (iv) If a party's new Prospects do not exist on such existing lists of the other party, said Prospect shall remain exclusive to the party providing such Prospect until such time as it is identified as a "loss" opportunity or as a closed lead.

                        (v) If RenSoft and PB disagree as to the exclusivity of any Prospect or there are overlaps in the lists provided by RenSoft and PB, RenSoft's and PB's Directors of Marketing shall attempt to determine and resolve the conflict. If such Directors are unable to resolve the disagreement, the conflict shall escalate to TranScape's and RenSoft's Presidents.

               3.2 Marketing_Reports. PB and RenSoft shall adhere to the RenSoft "best practice" methodology for lead tracking and reporting. PB and RenSoft shall on a daily basis provide the other party with new leads and report whether any previously reported leads are "closed", via an electronic interface. PB agrees to implement said interface between its internal Lotus Notes System and the RenSoft lead tracking system. Any costs incurred by any party as a result of this activity shall be paid for by the party incurring such costs.

               3.3 Quarterly Review. The parties shall meet on a quarterly basis to review, with respect to the Licensed Software, pricing, sales, sales opportunities, existing markets, new market opportunities, marketing plans, competition, product research and development and other agenda items identified and agreed upon by both parties.

               3.4 Programming Reviews. The parties shall meet periodically as appropriate to review needed revisions to the Licensed Software, including, without limitation, corrections of defects in the code, and to discuss and reasonably agree upon the appropriate timetable and priority for such revisions.

               3.5 Legal Notices. The parties shall promptly advise each other of any legal notices served on them which might reasonably be expected to affect the other in connection with its activities under this Agreement.

               3.6 Site Visits. The parties shall reasonably assist and cooperate with each other during Customer site visits.

               3.7 Marketing Materials; Branding.

                    3.7.1 Marketing Materials. RenSoft shall submit to PB for comment all marketing materials intended to be used by RenSoft with respect to Licensed Software for PB's prior comment and, with respect to any use of the PB's name or logo or any other PB trademark, trade name or other proprietary intellectual property right, PB's prior written approval.

                    3.7.2 PB Tailoring. (i) PB and RenSoft shall jointly agree on branding guidelines and implementation of the PB brand within the Licensed Software. Unique items in the PB version shall include PB branding and references to PB that may be appropriate in on-line Help files. Both parties agree that the Licensed Software sublicensed by PB to any of its Customers pursuant to the terms of a PB License Agreement can include PB's name and/or logo, provided RenSoft agrees to the design and placement of same. Such approval by RenSoft shall not be unreasonably withheld prior to distribution. RenSoft shall authorize or object to marketing materials presented by PB, within ten
(10) business days of receipt of such materials by RenSoft or such materials shall be deemed to have been authorized.

                        (ii) RenSoft will provide an electronic version of all technical documentation for the Licensed Software. PB may provide a cover sheet and logo for documentation, which RenSoft will include in such documentation as requested by PB. PB may elect to include references to PB in place of RenSoft throughout such documentation, but shall be responsible for such work. For user manuals and capability brochures: (A) RenSoft will provide a soft copy and will add the PB logo and other relevant references as requested by PB or (B) PB may elect to make such additions itself. RenSoft will provide soft copies of use cases. RenSoft will tailor software, at PB's request, to include PB logos, etc., but will have right to bill PB for such service if the cost to RenSoft to provide such services are substantial.

                    3.7.3 User Documentation. RenSoft shall maintain and provide electronic versions of all user documentation for the Licensed Software. PB and RenSoft shall jointly agree on branding guidelines and implementation of the PB brand within such documentation. RenSoft shall apply the PB brand in accordance with such guidelines.

               3.8 Additional Arrangements. Each party shall use commercially reasonable efforts to enter into additional arrangements with respect to the licensing to, and resale by, PB (or its Affiliates) of (i) other products of Vertex and its Affiliates that currently exist, within six (6) months of the signing of this Agreement; and (ii) future products of Vertex and its Affiliates as they may be developed or acquired in an appropriate time period so that PB may sell such products no later than their launch by Vertex, its Affiliates or any other Person who acquires rights to such products from Vertex or its Affiliates. The parties shall meet on an ongoing basis, as reasonably requested by any party, to discuss the arrangements contemplated by this Section. Such arrangements shall be on terms similar to those contained in this Agreement, with such changes as are necessary or appropriate because of differences relating to the products being resold.

               3.9 Third Party Relationships. The parties recognize that they have existing relationships, or may consider entering into new relationships, with third parties with respect to the development or improvement of the Licensed Software. The parties will discuss such relationships with each other, promptly after the date of this Agreement as to existing relationships and prior to entering into any new relationships after the date of this Agreement, and shall consider, in good faith, how they can best structure such relationships so that they are in the parties' best mutual interests.

         4. Rights to Intellectual Property.

               4.1 License Grant. Subject to the terms and conditions of this Agreement, RenSoft and Vertex hereby grant to PB in the Reseller Area a fully paid-up, royalty-free (subject only to Section 11 of this Agreement), non-transferable, nonexclusive license to the Licensed Software and Demonstration Product under any applicable patents, copyrights, trademarks and trade secrets belonging to either of the Vertex Parties or which either of the Vertex Parties has acquired, or may acquire, which license encompasses, without limitation:

                        (i) Right to Distribute and Sublicense. The right and license to reproduce, distribute and transmit, directly or indirectly, the Software for the purpose of selling the Licensed Software to Customers, and the right to sublicense to Customers the right to use the Software in executable code form, as per the terms and conditions of an executed PB License Agreement.

                        (ii) Demonstration System License. The right and license to use and reproduce, in the Reseller Area, demonstration copies of the Licensed Software, together with systems documentation, user guides and related materials (collectively, the "Demonstration Product") for marketing, sales, training and support purposes only. RenSoft shall provide PB with such number of copies of the Demonstration Product as PB may reasonably request for its sales and service personnel (including a master copy (and updates thereof, as available) for copies that can be installed on lap-top computers and that will be used by PB exclusively for demonstration purposes).

                        (iii) Source Code License. The right and license to use and reproduce, in the Reseller Area, the source code for the Software, as the same may be changed from time to time, solely to perform Services, including, without limitation, Maintenance, Modification and other support services, for Customers. Said license shall hereinafter be referred to as the Master License. RenSoft shall deliver the Master License code, with any development, test and configuration tools, utilities and documentation associated therewith, to PB promptly after the date of this Agreement and thereafter whenever there is any change in such code or other materials. PB agrees that the Master License code shall at all times remain in the possession of PB and PB, under no circumstances, shall provide access to any third party, other than the parties' Customer(s). PB further agrees that it shall not provide any Master License source code to any Customer or Prospect unless the appropriate PB License Agreement and its payment terms are met.

                        (iv) Archival Copies. The right and license to reproduce the Software and related documentation for PB's reasonable archival purposes.

                    4.1.1 Reservation of Rights. Subject to the rights and licenses granted to PB herein, RenSoft shall retain all right, title and interest in and to the Software and Demonstration Product (except for the patents under which RenSoft is licensed by PB), and all enhancements and upgrades thereto, including all rights under applicable, copyrights, trademarks and trade secrets. All rights not expressly granted by RenSoft to Pitney Bowes are reserved by RenSoft. In no event shall PB incorporate any portion of the RenSoft Master License source code into any other product it distributes, develops or markets without the express prior written consent of RenSoft.

                    4.1.2 Modifications. The parties agree that any Modifications required by the Customer shall be performed by RenSoft, or a certified systems integrator of RenSoft's choice, as a subcontractor for PB. In the event however, that RenSoft requests PB to perform, and PB agrees to perform, Modifications to the Licensed Software ("Pitney Bowes Modifications"), the Vertex Parties hereby grant PB the right and license to create such derivative works. PB acknowledges that Pitney Bowes Modifications shall not be warranted in any manner by RenSoft. In addition, PB acknowledges that any Customer support required for Pitney Bowes Modifications is exclusively the responsibility of PB. Furthermore, any Pitney Bowes Modifications shall remain the exclusive property of RenSoft. PB agrees to assign to RenSoft from time to time, without any further consideration, the entire right, title and interest it may have in and to any Pitney Bowes Modifications and any and all renewals and extensions thereof, and to execute any instruments reasonably necessary to execute and file any application or applications and do all other lawfully permitted acts to further the prosecution and protection of intellectual property rights related to such Pitney Bowes Modifications with the same legal force and effect as if executed by RenSoft.

                    4.1.3 Translations and National Versions. PB agrees that any translations and/or national versions of the Licensed Software, in whole or in part, whether created and/or maintained by RenSoft or PB, are and shall remain the sole proprietary property of RenSoft. PB agrees to assign to RenSoft from time to time, without any further consideration, the entire right, title and interest it may have in and to any translations or national versions and any and all renewals and extensions thereof, and to execute any instruments reasonably necessary to execute and file any application or applications and do all other lawfully permitted acts to further the prosecution and protection of intellectual property rights related to such translations or national versions with the same legal force and effect as if executed by RenSoft. If PB has created or maintained any such translations and/or national versions and RenSoft wishes to use such translations and/or national versions, RenSoft shall pay PB a reasonable fee, to be negotiated, with respect to such use.

                    4.1.4 Finalization of License Agreements. RenSoft and PB agree that the PB License Agreement and PB's maintenance agreement shall include, in all material respects, terms substantially similar to those included in the RenSoft License Agreement and the Maintenance Agreement attached hereto as Addendum B that are necessary to protect RenSoft's rights in the Licensed Software and to limit RenSoft's maintenance obligations consistent with the terms of this Agreement. The PB License Agreement shall be signed by the Customer and PB, and if required by the Customer, by RenSoft as an accommodation to the Customer (e.g., to confirm that PB has the requisite rights to the Licensed Software).

               4.2 Trademark/Tailoring.

                    4.2.1 Ownership of Trademarks and Trade Names. PB acknowledges that the trademarks and/or trade names for the Licensed Software listed on Schedule 4.2.1 hereto are owned by RenSoft. Except as otherwise provided herein, all Licensed Software sold or provided by PB shall bear RenSoft's trademarks and trade names. PB agrees not to remove, obliterate or alter any copyright notice or trademark or trade name received from RenSoft.

                    4.2.2 Reciprocal Trademark License. The Vertex Parties hereby grant to PB a non-exclusive, royalty free license to use, reproduce, and display the RenSoft trademarks and tradenames solely as required for the purposes of this Agreement. PB hereby grants to RenSoft a non-exclusive, royalty free license to use, reproduce, and display the PB trademarks and tradenames solely as required for the purposes of this Agreement.

               4.3 Copyright.

                    4.3.1 Marketing Material. PB agrees to incorporate as part of its marketing materials for the Licensed Software, RenSoft copyright verbiage of the Licensed Software ("RenSoft Content"), which shall be provided to PB upon request and shall not be subject to change without written acceptance by RenSoft, which acceptance shall not be unreasonably withheld. Willful non-compliance with this section, which is not cured within 30 days of receiving written notice from RenSoft is a material breach of this Agreement.

               4.3.2 Content License. Subject to and in accordance with the terms and conditions of this Agreement, the Vertex Parties hereby grant to PB a royalty-free, non-exclusive license for the Term, solely for the purpose of marketing and selling the Licensed Software, to reproduce, distribute, and modify the RenSoft Content.

          4.4 Protection of Proprietary Rights. PB and RenSoft each agrees to co-operate with and assist the other, at the other's expense, in the protection of trademarks, patents, or copyrights owned by or licensed to RenSoft or PB, respectively, and shall inform the other party immediately of any infringements or other improper action with respect to such trademarks, patents, or copyrights that shall come to the attention of PB or RenSoft, as the case may be.

          4.5 Source Code Escrow. Upon written request of PB, at PB's expense, a copy of the source code for each module of Software (and any New Versions thereof, as they may become available) will be placed in escrow and will be made available to PB to use, reproduce, modify and distribute in the event that the Vertex Parties are unable to properly support it.

     5.   Support and Training; Implementation Services.

          5.1 Sales Support. RenSoft shall, through July 31, 2001, provide sales support at the request of PB at no charge, except for reimbursement of RenSoft's reasonable travel related expenses. If beyond said period, PB requires and requests additional sales support, RenSoft shall provide same at a daily rate of $600.00, plus reasonable travel related expenses. PB agrees to reimburse RenSoft for any reasonable travel related expenses within fifteen (15) days of receipt of adequate documentation in support thereof.

          5.2 Training.

              5.2.1 During normal business hours, RenSoft shall provide PB, at no charge, with reasonable access to its marketing and product support personnel to answer questions regarding the Software or Services.

          5.3 User Training. RenSoft shall provide user training at a RenSoft facility to familiarize PB with the Licensed Software and to facilitate PB's knowledge and capability to implement such Software. The initial training obligation hereunder shall be provided at no charge to PB and shall include fifteen (15) days of instruction for RenSoftWMS and RenSoftOrder (which shall include five (5) days of technical, architecture and database training). Beyond said training, PB may request additional training days at a cost of $500.00 per day. Approval of said request shall not be unreasonably withheld by RenSoft. If any such training is provided at a site other than a RenSoft facility, PB agrees to reimburse RenSoft for any reasonable travel related expenses within fifteen
(15) days of receipt of adequate documentation in support thereof. PB may retain copies of all training materials for future use.

          5.4 Product Sales Training. RenSoft shall provide PB, at no charge, with up to five (5) days of in-depth product sales training. Such training shall include, for RenSoftWMS and RenSoftOrder, strategic vision/direction presentations by RenSoft executives; sales training (process, tools, strategies, etc.); and product training, including a product overview (value proposition, functionality, market segmentation, competitive position), a product demonstration with detailed feature descriptions and demonstrations focusing on value/benefit and differentiation, packaging (modules, options, platforms, certified interfaces, etc.) and business practices (customer commitment and implementation process). Such training shall be provided at a mutually agreed upon site; provided that if such training is provided at a site other than a RenSoft facility, PB agrees to reimburse RenSoft for any reasonable travel related expenses within fifteen (15) days of receipt of adequate documentation in support thereof. PB may retain copies of all training materials for future use.

               5.4.1 RenSoft shall also provide day-to-day, on-site product training to two (2) lead PB support professionals (product demonstrators) at RenSoft's New York location at no charge. The PB professionals shall work under the supervision of RenSoft's Vice President of Customer and Product Support, participate in marketing and sales activities to include but not be limited to completion of RFP/RFIs; prospect phone meetings; prospect site "walk-thru's"; Placeware demonstrations; live product demonstrations; training sessions, etc. The result of this activity shall be the "certification" of the PB professional as a RenSoft demonstrator. All travel related expenses incurred by the PB professional in performing his/her duties under the direction of RenSoft are the responsibility of PB.

               5.4.2 PB resources shall also be allowed and at no charge, at its request, to "shadow" RenSoft personnel and other resources during a reasonable number of RenSoft installations and provision of other Services RenSoft may perform for its or PB's Customers, with the costs of the PB resources being borne by PB.

               5.4.3 RenSoft shall advise PB, at its request, of other training that may be desirable with respect to the Licensed Software and Services which may be available from other Persons.

               5.4.4 PB personnel shall be entitled to attend, at no charge, any standard training RenSoft provides to its own personnel or to those of its other resellers and/or licenses or other third parties with respect to New Versions or new RenSoft products. RenSoft will provide PB with reasonable advance notice of all such training sessions.

          5.5  Maintenance Support.

               5.5.1 PB shall offer to its Customers Maintenance Support for the Licensed Software under terms which shall be substantially in accordance with the material terms of the Maintenance Agreement attached as Addendum B of Addendum A hereto.

          During the warranty period for the Licensed Software and thereafter with respect to maintenance agreements between PB and its Customers, PB shall provide

Levels I and II Maintenance Support and RenSoft shall, on behalf of PB, provide Level III Maintenance Support to PB's Customers. For purposes of this Agreement, the Levels of Maintenance Support include the activities listed below:

         Level I: Receive and log customer calls; identify problem; create scenarios to reproduce problem; functional and technical trouble shooting; answer customer questions; provide educational instruction/support; resolve as many issues as possible; update customer of status of problem resolution; assign severity.

         Level II:  Functional and technical troubleshooting; environment testing; determine if problem is bug based on the ability to create a reproducible test case; update customer of status of problem resolution; provide technical support for modified programs to the extent PB performed the modifications; assign severity; collect and forward appropriate materials to RenSoft in a timely fashion to aid it in its provision of Level III support.

         Level III: Reproduce problem and verify bug; create fix and distribute back to PB to distribute to customer; support for all base programs of the Licensed Software; support for all modified programs to the Licensed Software except to the extent that PB performed the modifications; develop future versions of the Licensed Software; abide by response times defined in Addendum B (Maintenance and Maintenance Charges).

               5.5.2 (a) PB will pay RenSoft as a service fee for its provision to PB's Customers of Level III Maintenance Support for Licensed Software fifty percent (50%) of the gross revenues received by PB from such Customers for such Maintenance Support, except as otherwise provided in Schedule B. During the warranty period for the Licensed Software, RenSoft will provide such Support at no charge. PB shall bill its Customers for all such Maintenance Support. PB shall pay RenSoft, within fifteen (15) days after each calendar month, such amounts as are due to it with respect to revenues received by PB during such calendar month. By way of clarification of the foregoing, if a Customer has paid for Maintenance Support on a monthly basis, PB will pay RenSoft such amount as is due to it with respect to such monthly payment within fifteen (15) days after the calendar month in which such monthly payment was received by PB; and if a Customer has paid in advance for a period of time up to a year (e.g., quarterly or annually), PB will pay RenSoft such amount as is due to it with respect to such advance payment within fifteen (15) days after the calendar month in which such advance payment was received by PB.

                     (b) With respect to PB's Maintenance Support agreements relating to its Conquest product that were entered into prior to the date of this Agreement and terminate or expire after the date of this Agreement, PB will pay RenSoft fifty percent (5O%) of the gross revenues received under such agreements, in accordance with the time schedule set forth in subsection (a) above; provided, however, within fifteen (15) days after the date of this Agreement, PB shall pay RenSoft fifty percent (50%) of any revenues already received under such agreements prior to the date of this Agreement with respect to periods of time after the date of this Agreement,

               5.5.3 On a semi-annual basis, PB and RenSoft shall conduct a review of customer support procedures, actual call logs and resolution activities. If such review indicates that the provision of Maintenance Support to PB's customers is such that, during any sustained period of time, PB is not providing Levels I and II Maintenance Support and RenSoft is not providing Level III Maintenance Support, the parties may negotiate a different percentage of revenues for Maintenance Support received by PB from its Customers that is to be paid by PB to RenSoft as a service fee. Such percentage could range from zero percent (0%) in the case where RenSoft is providing no support to one hundred percent (100%) in the case where RenSoft is providing all support.

          5.6 Implementation Services. (a) PB shall, at its discretion, offer its Customers implementation of, and Implementation Services with respect to, the Licensed Software. PB shall be entitled to enter into separate arrangements with Customers when providing services related to the implementation of the Licensed Software and for the development of modified/custom software related to the Licensed Software (except as restricted herein). PB shall be solely responsible for any warranties it provides to Customers in conjunction with said services except to the extent that such warranties have been authorized by RenSoft. If RenSoft is requested to perform Implementation Services, the applicable rates are those defined in Exhibit B of the RenSoft License Agreement attached hereto as Schedule D. Notwithstanding the foregoing, RenSoft shall, at PB's request, assist PB, to the extent requested, with each of the first three
(3) installations for each of RenSoftOMS and RenSoftWMS, for which assistance PB will pay RenSoft at a discounted rate, to be negotiated in good faith. RenSoft shall provide PB with assistance in future installations at its standard rates.

                    (b) If PB is requested by RenSoft to perform Implementation Services in connection with the license by RenSoft to third parties of the Licensed Software, the applicable rates are those as defined on Schedule F attached hereto.

          5.7  Support and Training for TMS.

               5.7.1 Sales Support. PB shall, through July 31, 2001, provide sales support for TMS at the request of RenSoft at no cost, except for reimbursement of PB's reasonable travel related expenses. If beyond said period, RenSoft requires and requests additional sales support, PB shall provide same at a daily rate of $600.00, plus reasonable travel related expenses. RenSoft agrees to reimburse PB for any reasonable travel related expenses within fifteen (15) days of receipt of adequate documentation in support thereof.

               5.7.2 Training.

                     (i) During normal business hours, PB shall provide RenSoft with reasonable access to its marketing and product support personnel to answer questions regarding TMS.

                     (ii) PB shall provide user training at a PB facility to familiarize RenSoft with TMS and to facilitate RenSoft's knowledge and capability to implement TMS. The initial training obligation hereunder shall be provided at no charge to RenSoft and shall include up to two five
     (5) day classes of user training for TMS and up to one five (5) day class of technical training for TMS. RenSoft and PB will discuss and agree on the exact number of training days (up to such limits) that are necessary for RenSoft. Beyond said training, RenSoft may request additional training days at a cost of $500.00 per day. Approval of said request shall not be unreasonably withheld by PB. If any such training is provided at a site other than a PB facility, RenSoft to reimburse PB for any reasonable travel related expenses within fifteen (15) days of receipt of adequate documentation in support thereof.

                     (iii) PB shall provide RenSoft with up to three (3) days of in-depth product sales training for TMS. Such training shall include, strategic vision/direction presentations by TranScape executives; sales training (process, tools, strategies, etc.); and product training, including a product overview (value proposition, functionality, market segmentation, competitive position), a product demonstration with detailed feature descriptions and demonstrations focusing on value/benefit and differentiation, packaging (modules, options, platforms, certified interfaces, etc.) and business practices (customer commitment and implementation process). Such training shall be provided at a mutually agreed upon site; provided that if such training is provided at a site other than a PB facility, RenSoft agrees to reimburse PB for any reasonable travel related expenses within fifteen (15) days of receipt of adequate documentation in support thereof. RenSoft may retain copies of all training materials for future use.

                     (iv) PB shall also provide day-to-day, on-site product training to two (2) lead RenSoft support professionals (product demonstrators) at a PB facility. The RenSoft professionals shall work under the supervision of a TranScape employee, participate in marketing and sales activities to include but not be limited to completion of RFP/RFIs; prospect phone meetings; prospect site "walk-thru's"; Placeware demonstrations; live product demonstrations; training sessions, etc. All travel related expenses incurred by the RenSoft professionals in performing his/her duties under the direction of PB are the responsibility of RenSoft.

                     (v) RenSoft resources shall also be allowed, at its request, to "shadow" PB personnel and other resources during a reasonable number of PB installations for TMS and provision of other Services PB may perform.

               5.7.3 Certain Materials. PB shall provide RenSoft with copies of
(i) product training materials and sales training materials relating to Conquest, (ii) the installation guide for Conquest software and (iii) the service manual for Conquest software, and, in each case, from time to time, updated versions of the foregoing as they become available. RenSoft shall provide PB with copies of (i) product training materials and sales training materials relating to RenSoftOMS and RenSoftWMS, (ii) the installation guide for RenSoftOMS and RenSoftWMS and (iii) the service manual for RenSoftOMS and RenSoftWMS, and (iv) the user guide and technical documentation for RenSoftOMS, RenSoftWMS and RenSoftTMS and, in each case, from time to time, updated versions of the foregoing as they become available.

     6.   Additional Duties, Responsibilities and Activities of PB.

          6.1 Sales Promotion. PB shall market the Licensed Software as set forth in Section 2.1 . PB shall not have any right or authority to make any representation concerning the Licensed Software substantially beyond or materially different from those identified herein or in the documentation provided by RenSoft.

          6.2 Marketing. PB shall have the right to determine the nature and extent of its own marketing efforts. PB shall work proactively on individual sales opportunities on which it considers it commercially reasonable to so do. The parties shall jointly evaluate and consider the development of certain marketing materials and campaigns for the Licensed Software (i.e. sales literature, press releases, direct mail pieces, display advertising, seminars, business partner development, etc.). Marketing materials representing the Licensed Software must receive RenSoft written authorization (which shall not be unreasonable withheld) prior to distribution or publication. RenSoft shall authorize or object to marketing materials presented by PB within ten (10) business days of receipt of such materials by RenSoft or such materials shall be deemed to have been authorized by RenSoft.

          6.3 RenSoft Research and Development.

               6.3.1 PB shall, at its election, participate in the Research and Development process of the Licensed Software as follows:

                     (i) provide RenSoft's Vice President of Customer and Product Support with documented information of new and revised functional requests for components of the Licensed Software;

                     (ii) attend product review sessions;

                     (iii) receive, analyze and review New Version release notes;

                     (iv) provide other necessary documentation for recommended changes, to include, but not be limited to, screen design, process flows, interface requirements, etc.; and

                     (v) prepare "use" cases for those functional areas that were suggested by PB and accepted by RenSoft.

               6.3.2 RenSoft agrees to provide PB with adequate advance notice of product review sessions, copies of proposed notes and changes and other research and development activities so that PB may fully participate as provided herein. PB agrees that any/all expenses that it incurs as a result of the above activities are its responsibility.

               6.3.3 PB shall be able to have a representative be a member of, attend and participate fully in all meetings of any committees of RenSoft that make the decisions with respect to the development of new products or changes in existing products (i.e., the "Enterprise Research and Development Audit Committee").

          6.4 Marketing Materials. PB must incorporate as part of its marketing materials for the Licensed Software, RenSoft copyright verbiage of the Licensed Software, which shall be provided to PB upon request and shall not be subject to change without written acceptance by RenSoft, which acceptance shall not be unreasonably withheld. Willful non-compliance with this section, which is not cured within 30 days of receiving written notice from RenSoft is a material breach of this Agreement.

          6.5 Sales Support Staff. PB shall maintain an adequate and competent sales and support staff that will complete RenSoft training for the Licensed Software. The intended result of training is to ensure that appropriate PB personnel, in their assigned area(s) of expertise, are thoroughly knowledgeable of the features and specifications of the Licensed Software so as to enable PB to perform its obligations hereunder.

          6.6 Forecasts of Future Sales. PB shall maintain complete records necessary to provide RenSoft with forecasts of future sales and modification activities with respect to the Licensed Software. The parties agree that within thirty (30) days of execution of this Agreement, an agreed upon report form shall be defined to provide RenSoft with such forecasts.

     7.   Additional Duties Responsibilities and Activities of RenSoft.

          7.1 RenSoft Responsibilities. During the term of this Agreement, RenSoft shall be responsible for and perform for and provide to PB in support of the licenses granted under this Agreement:

                     (i) ongoing research & development with respect to the Licensed Software;

                     (ii) RenSoft versions of marketing materials for the Licensed Software;

                     (iii) technical maintenance service for the base code of the Licensed Software;

                     (iv) technical and user maintenance service for any modified functions performed;

                     (v) certain training and education of PB's personnel as it relates to the Licensed Software;

                     (vi) system documentation, user guides, related materials and timely updates of same;

                     (vii) guidance on the topical classes/knowledge that PB employees must have to sell and support the Licensed Software (i.e., java, websphere, etc.); and

                     (viii) the timely and accurate development, release and distribution to customers of Carrier Data.

          7.2 Other Software. Without limiting the foregoing, RenSoft shall be responsible for supplying PB and its Customers with all data and interfaces associated with or related to TMS, including, without limitation, rate data and other Carrier Data and associated application changes, mileage information, HazShipper, database programs, EDI translators and retail compliance kits. Unless otherwise agreed to by RenSoft and PB, the cost to the Customer for such items shall be included in the license fee that is charged to the Customer.

          7.3 System Upgrades. RenSoft shall provide PB all future upgrades, enhancements, or New Versions of the Licensed Software, together with all related documentation, at no cost and as soon as they are available. RenSoft is not responsible, unless otherwise identified in the Customer's Maintenance Agreement, for the incorporation of the "System Upgrades" to the Customers' Licensed Software.

          7.4 Customer Training Materials. Promptly after the date of this Agreement and thereafter in a timely fashion, RenSoft shall provide PB with copies of all standard customer training materials and examples of customized training materials with respect to the Licensed Software, as such materials may exist from time to time throughout the term of this Agreement. PB is hereby authorized to modify and use such materials to conduct Customer training sessions at Customer locations or other locations.

          7.5 Sales Tools. Promptly after the date of this Agreement and thereafter in a timely fashion, RenSoft shall provide PB with all appropriate and necessary sales tools and data available to RenSoft and needed by PB to effectively market and sell the Licensed Software, including, without limitation, fact finders, ROI calculation information, RFP data library (e.g., descriptions of product architecture, features, and capabilities), product/feature presentations and collateral, demonstration copies of software (with appropriate data and scripts), boiler plate project plans and templates or examples of Conference Room Pilot Summary Documents, updates to all of the foregoing as they are prepared, and such other items as PB may reasonably request that RenSoft has available.

          7.6 Customer References. During the eighteen (18) month period following the date of this Agreement, RenSoft shall use its reasonable efforts and shall cooperate with PB so that PB shall have available to it for its marketing and sale of Licensed Software references from, and testimonials by, RenSoft Customers.

          7.7 Development Work. Attached hereto as Schedule E is a milestone schedule for the development of Versions 2.6 and 3.0 (the latter also known as eQuest) of TMS and certain other development work related to TMS. RenSoft agrees that it will use its best efforts to complete such development work in accordance with Schedule E so that such Versions and the other work on such Schedule will be available to PB for launch in a timely manner in accordance with such Schedule. Towards that end, RenSoft agrees that the people who were formerly employed by PB, either as employees or otherwise, and who are employed by RenSoft pursuant to the Transaction Agreement will be utilized in a commercially reasonable manner to complete such development. The foregoing shall not prevent RenSoft from reassigning such employees to other tasks as long as the overall level of commitment by RenSoft to such development is not diminished.

          7.8 Level of Service. Without limiting RenSoft's obligations to provide any other services hereunder in a timely and reasonable manner, RenSoft shall perform the responsibilities set forth in this Section 7.1, 7.2 and 7.6 in a professional and timely manner in accordance with industry standards.

     8.   Warranties of RenSoft.

          8.1  Warranties & Representations.

     The Vertex Parties hereby represent and warrant to PB as follows:

               8.1.1 The Vertex Parties are the beneficial owner or licensee of all intellectual property rights of the Licensed Software. With respect to the Licensed Software: (i) the Vertex Parties are the sole and exclusive owner of the entire and unencumbered right, title and interest in and to thereof, excepting the patent rights which are licensed to it by PB, (ii) the Vertex Parties have no knowledge of the existence of any Intellectual Property held by any other Person that would preclude the Vertex Parties from using and licensing the Licensed Software to PB, (iii) no claims have been made, and the Vertex Parties have no knowledge of any claim that is likely to be made, that the use by the Vertex Parties does or may violate the rights of any Person, and (iv) none of the Intellectual Property or proprietary information comprising the Licensed Software has been adjudged invalid or unenforceable and is valid and enforceable, and there are no prior or other uses thereof which to the Vertex Parties' best knowledge could lead to any such Intellectual Property or proprietary information becoming invalid or unenforceable.

               8.1.2 The Licensed Software shall conform to all specifications as currently published by the Vertex Parties, and as published in the future from time to time by the Vertex Parties, in its user guides and documentation or same will be corrected by the Vertex Parties at no charge to PB. Modifications to the Licensed Software for which the Vertex Parties are responsible shall conform to all specifications and requirements therefor or same will be corrected by the Vertex Parties at no charge to PB within a commercially reasonable period of time. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESSED OR IMPLIED AND WHETHER OF MERCHANTABILITY, FITNESS OF PURPOSE OR OTHERWISE. THE LICENSED SOFTWARE TO BE LICENSED ARE DELIVERED WITH NO FURTHER WARRANTY FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER.

               8.1.3 No security measures (other than the serialization of the Software to the Server) have been incorporated in the Software which would impair its use and operation except such measures as are disclosed in writing to PB.

               8.1.4 The Software is free of all liens and title encumbrances, and substantially conform to all specifications as same may be published by the Vertex Parties in its then current user guides and documentation.

               8.1.5 All representations and warranties contained herein shall survive any delivery, acceptance, payment, termination or expiration of a purchase order and shall run to PB, its Affiliates, successors, assigns, Customers and users of its products.

     9.   Product Shipments.

          9.1 New PB Customers. RenSoft and PB agree that RenSoft shall be promptly made aware of the location and name of all new PB Customers and the number and type of servers (including serial numbers) on which the Licensed Software is to be installed prior to such installation.

          9.2 Fulfillment by RenSoft. RenSoft shall be responsible for fulfillment of RenSoftWMS and/or RenSoftOrder to PB's Customers, at no charge to PB for the fulfillment process or for the Licensed Software, documentation or other materials provided to the Customer, by providing the Customer the available user and technical documentation, in conjunction with installation instructions and the contracted Licensed Software in the appropriate electronic media.

          9.3 Fulfillment by PB. PB shall fulfill all Customer orders of RenSoftTMS, at no charge to RenSoft for the fulfillment process or for the Licensed Software documentation or other materials provided to the Customer, by providing the Customer the available user and technical documentation, in conjunction with installation instructions and the contracted Licensed Software for said software in the appropriate electronic media. RenSoft reserves the right, when it solely determines and upon adequate and appropriate advance written notice to PB, to fulfill its Customer orders of RenSoftTMS.

     10.  Confidentiality, Proprietary Information and Proprietary Rights.

          10.1 RenSoft Proprietory Information. RenSoft may provide RenSoft Proprietary Information to PB; and PB may provide PB Proprietary Information to RenSoft. Such Proprietary Information is and shall remain the sole and exclusive property of the providing party, notwithstanding any access to such Proprietary Information provided hereunder.

          10.2 PB Duites. PB hereby agrees that it shall treat and hold the RenSoft Proprietary Information in the manner described below and shall take all actions necessary to protect the confidentiality of the RenSoft Proprietary Information.

               10.2.1 PB shall treat and hold the RenSoft Proprietary Information as confidential. The RenSoft Proprietary Information may be used by PB only in connection with its activities contemplated by this Agreement. PB shall not disclose the RenSoft Proprietary Information to any third party, other than to its and its Affiliates' employees and to third parties who have agreed to confidentiality provisions substantially similar to those in this Agreement and who, in each case, have a need to know for purposes of such activities.

               10.2.2 Except as allowed in Section 4 hereof, PB shall not:

                     (i) Copy or reproduce the RenSoft Proprietary Information in whole or in part;

                     (ii) Sell, assign, lease, sub-license or transfer, in whole or in part, the RenSoft Proprietary Information to any other person or entity (other than to its Affiliates which shall be bound by the terms of this Section 10), without the prior written consent of RenSoft.

               10.2.3 PB acknowledges that the Master License source code is RenSoft Proprietary Information, and is especially valuable to RenSoft, and that the value of the Licensed Software may be substantially reduced or destroyed by unauthorized use or disclosure of such source code.

               10.2.4 Except as may be otherwise provided in this Agreement, all RenSoft Proprietary Information made available to PB, including copies thereof, shall be returned to RenSoft upon the termination of this Agreement.

               10.2.5 PB agrees that if it learns of any breach of the confidentiality or non-disclosure provisions of this Agreement, it shall, within a reasonable period of learning of any such breach, notify RenSoft in writing of the breach, specifying fully the nature and manner of the breach. PB further agrees to co-operate fully with RenSoft in any investigations and legal actions relating to such breach, including legal actions for injunctive or other equitable relief, in order to eliminate and cure the breach.

               10.2.6 Acknowledging that the damages sustainable by RenSoft as a consequence of any willful breach of PB's material obligations under this Section may be difficult to measure in monetary terms, PB hereby agrees that RenSoft shall be entitled to seek equitable relief in addition to damages resulting from said breach by PB, its officers, authorized agents, or employees.

               10.2.7 Without limiting the foregoing, RenSoft Proprietary Information obtained pursuant to Section 3.1 will only be shared with employees of PB on a need to know basis and solely for the purposes contemplated by such section.

               10.3 PB Proprietary Information. RenSoft hereby agrees that it shall treat and hold the PB Proprietary Information in the manner described below and shall take all actions necessary to protect the confidentiality of the PB Proprietary Information.

               10.3.1 RenSoft shall treat and hold the PB Proprietary Information as confidential. The PB Proprietary Information may be used by RenSoft only in connection with its support of PB's activities under this Agreement. RenSoft shall not disclose PB Proprietary Information to any third party, other than its employees with a need to know in connection with such support.

               10.3.2 Except as allowed in Section 4 hereof, RenSoft shall not:

                     (i) Copy or reproduce the PB Proprietary Information in whole or in part;

                     (ii) Sell, assign, lease, sub-license or transfer, in whole or in part, the PB Proprietary Information to any other person or entity (other than its Affiliates which shall be bound by the terms of this Section 8), without the prior written consent of PB.

               10.3.3 Except as may be otherwise provided in this Agreement, all PB Proprietary Information made available to RenSoft, including copies thereof, shall be returned to PB upon the request of PB and, in any event, upon the termination of this Agreement.

               10.3.4 RenSoft agrees that if it learns of any breach of the confidentiality or non-disclosure provisions of this Agreement, it shall, within a reasonable period of learning of any such breach, notify PB in writing of the breach, specifying fully the nature and manner of the breach. RenSoft further agrees to co-operate fully with PB in any investigations and legal actions relating to such breach, including legal actions for injunctive or other equitable relief, in order to eliminate and cure the breach.

               10.3.5 Acknowledging that the damages sustainable by PB as a consequence of any willful breach of RenSoft's material obligations under this Section may be difficult to measure in monetary terms, RenSoft hereby agrees that PB shall be entitled to seek equitable relief in addition to damages resulting from said breach by RenSoft, its officers, authorized agents, or employees.

               10.3.6 Without limiting the foregoing, PB Proprietary Information obtained pursuant to Section 3.1 will only be shared with employees of RenSoft on a need to know basis and solely for the purposes contemplated by such section.

     11.  Pricing; Compensation; Refunds.

          11.1 Pricing.

               11.1.1 Except as otherwise provided herein, PB agrees RenSoft shall have the right to determine the Recommended License Fees for the Licensed Software. The parties agree that on a quarterly basis a review of the then current pricing shall result. Both parties agree that the Recommended License Fees shall be presented to the Customer, and, except as otherwise provided herein, any deviation from or discounting of said fees shall be agreed upon by both parties prior to finalization of any PB License Agreement. Recommended Licensee Fees set forth on Schedule A shall remain in place through December 31, 2001. Beyond such date RenSoft reserves the rights to change the Recommended License Fees, at its discretion after prior consultation with PB, and shall provide PB 90 days notice of said change(s). RenSoft and PB reserve the right to suggest changes to the Recommended License Fees for any reason, including, without limitation, as a result of market demand or ability to pay, either on a case-by-case basis or on an ongoing basis.

               11.1.2 RenSoft and PB agree that the license fees with respect to RenSoft TMS shall be discussed and mutually agreed upon as soon as practicable after the date of this Agreement.

               11.1.3 PB agrees that it shall not reduce the Recommended
License Fees to Prospects by an amount greater than fifteen percent (15%) on RenSoftOrder and RenSoftWMS, and no greater than twenty-four (24%) on RenSoftTMS without the prior written consent of RenSoft, which consent shall not be unreasonably withheld.

               11.1.4 RenSoft warrants that all the prices and terms it has granted herein are equal to or better than the prices and/or terms being offered by RenSoft to any other similarly situated reseller. If during the term of this Agreement, RenSoft enters into an arrangement with any other similarly situated reseller which provides better prices or terms, this Agreement shall be deemed amended to provide the same to PB and notice of such arrangement shall be given to PB immediately. RenSoft further warrants that it will not offer prices lower than its Recommended License Fee to its Customers without prior consultation with PB.

                   11.1.5 RenSoft and PB agree that the recommended maintenance fees for the suite of Licensed Software or for RenSoftOMS or RenSoftWMS sold individually shall be twenty percent (20%) of the Recommended License Fee for such product and that such recommended maintenance fees shall be presented to the Customer. Except as otherwise provided herein, any deviation from or discounting of said fees shall be agreed upon by RenSoft and PB prior to finalization of any maintenance agreement. PB may reduce the maintenance fee for any of such products to an amount no less than fifteen percent (15%) of the Recommended License Fee without RenSoft's prior consent. Any reduction to lesser amount shall require RenSoft's prior consent, which consent shall not be unreasonably withheld. RenSoft and PB shall agree on the recommended maintenance fee for RenSoftTMS when sold as a stand-alone product and the permitted discounts therefrom as soon as possible after the date of this Agreement.

              11.2 Royalty Fees. For all PB sales of the Licensed Software, the royalty fees for same shall be those defined in Schedule B herein.

              11.3 Royalty Fee Renegotiation. At such time as royalties and other amounts (including for Modifications, Maintenance and otherwise) received by RenSoft in respect of the Licensed Software reach (i) $7.5 million in the aggregate with respect to the year ending December 31, 2001 or (ii) $13.0 million in the aggregate with respect to the year ending December 31, 2002, the parties shall meet at PB's request to renegotiate in good faith the royalties to be paid by PB to RenSoft under this Agreement.

              11.4 Payment Terms. (a) PB shall pay RenSoft royalties due under this Agreement with respect to Net Sales Revenues from sales of Licensed Software as part of a supply chain execution suite of products within ten (10) days of receipt of such Revenues from the Customer. PB shall pay RenSoft royalties due under this Agreement with respect to Net Sales Revenues from sales of the RenSoftTMS Licensed Software (whether sold under such name, the trademark CONQUEST or otherwise) as a stand-alone product through PB's Mailing Systems Division sales force on a quarterly basis within fifteen (15) days after the close of the calendar quarter in which such Revenues were received from the Customer. Under PB's current practice when a customer wishes to lease CONQUEST`TM' software through Pitney Bowes Credit Corporation ("PBCC"), PBCC pays the PB Global Mailing Systems division the full license fee due when the Customer enters into a lease for CONQUEST with PBCC. Under such practice, PB will pay RenSoft the royalty due for the sale of CONQUEST when PBCC makes such payment to the PB Global Mailing Systems division. PB and RenSoft will discuss the timing of PB's royalty payments to RenSoft if: (a) such practice with PBCC for CONQUEST should change; (b leasing or other financing is arranged through an entity other than PBCC; or (c) PB sells RenSoftOMS or RenSoftWMS Licensed Software in transactions in which leasing or other financing is involved (either through PBCC or otherwise and whether based on payment on achievement of milestones or otherwise).

                                  (b) All fees shall be remitted in US dollars.
     Payment of all/any sums due under this Agreement shall be made in full without deduction of taxes, charges and other duties that may be imposed, except in so far as any such deduction may be credited in full by RenSoft against RenSoft's own tax or other liabilities.

              11.5 Customer Billing. The parties agree that all Customer billing for sales made by PB (including, without limitation, Modifications to be made by RenSoft in connection with such sales) shall be the responsibility of PB. In such cases whereby the Customer requests that RenSoft bill directly for Modifications, the parties shall agree to that process.

              11.6 Quarterly Reporting. PB agrees that it will provide RenSoft a report of collected Net Sales Revenues subject to this Agreement no later than thirty (30) days after the close of each calendar quarter. In the event that no such Net Sales Revenues have been collected by PB during any calendar quarter, PB shall not be required to file a report to RenSoft for said calendar quarter.

              11.7 Audit. Either party may, at its own expense and upon fifteen
(15) business days notice have an independent auditor or, in the case of an audit by PB, PB's internal audit staff review, during normal business hours, the other's records for the purpose of verifying the Net Sales Revenues, fee payments, reimbursement of travel and other expenses and other amounts due under this Agreement. The parties agree that any such independent auditor shall be a Certified Public Accountant or Chartered Accountant from an independent accounting firm and that any such independent auditor will be identified to the party being audited and approved by such party prior to such review. Said approval shall not be unreasonably withheld. No audit shall be performed more than once in any calendar year and no records shall be audited by a party that are more than two (2) calendar years old or that were available for audit at the time of any prior audit by such party.

              11.8 Refunds. If PB provides any refund, credit or similar adjustment (collectively, an "Adjustment") to a Customer and wishes to receive a refund from RenSoft of the royalty paid with respect thereto, RenSoft and PB shall discuss the reasons for such Adjustment and negotiate in good faith whether it is appropriate for PB to receive such a refund from RenSoft. Notwithstanding the foregoing: (a) RenSoft and PB do not expect any Adjustments to be made in respect of Services already delivered to a Customer; and (b) RenSoft shall refund to PB royalties and other amounts paid by PB to RenSoft when the related Adjustment is required by action of a governmental authority or a formal dispute resolution process.

              11.9 Certain Amendments. To the extent that any Licensed Software is licensed outside of North America (which shall include the United States of America, Canada and Mexico), the parties shall agree as to what provisions of this Agreement, if any, need to be amended in connection therewith.

     12. Term and Termination.

              12.1 Term. Unless terminated as provided in Section 12.2 below or by mutual written consent, this Agreement shall continue in full force and effect for an initial term expiring December 31, 2003. After such initial term, the term of this Agreement shall be automatically renewed for two (2) successive, two (2) year terms unless otherwise mutually agreed upon by both parties or PB provides written notice of non-renewal to RenSoft at any time.

              12.2 Termination. This Agreement may be terminated prior to the expiration of the initial or any renewal term, by prior written notice to the other party as follows:

                   12.2.1 By either party, effective immediately, if the other party should become the subject of any voluntary or involuntary bankruptcy, receivership, or other insolvency proceedings or make an assignment or other arrangement for the benefit of its creditors, or goes into liquidation, or if such other party should be nationalized or have any of its material assets expropriated;

                   12.2.2 By RenSoft or PB, effective immediately, if the other party should sell, assign, delegate, or transfer any of its rights and obligations under this Agreement without notifying PB or RenSoft, respectively, of such sale, assignment, delegation or transfer; or by PB, effectively immediately, if an event specified in Section 13 occurs.

                   12.2.3 By RenSoft, effective immediately, if PB should materially breach the terms of any provision of this Agreement and has not cured such breach within thirty (30) days after receipt of written notice thereof from RenSoft;

                   12.2.4 By PB, effectively immediately, if RenSoft shall materially breach the terms of any provision of this Agreement and has not cured such breach within thirty (30) days after receipt of written notice thereof from PB; or

                   12.2.5 By PB, at any time on thirty (30) days prior written notice to RenSoft.

              12.3 Self-Support. Notwithstanding anything to the contrary provided for in this Agreement, to the extent that PB elects to provide self-support or any manner of Customer support to any of its Customers with a valid paid PB License Agreement, the license granted to PB herein for support and maintenance purposes shall survive any termination or expiration of this Agreement. Further, any warranties and indemnities made to PB shall survive any termination or expiration of this Agreement, and PB's sublicense to customers of the right to use the Licensed Software shall survive termination.

              12.4 Rights and Obligations of the Parties on Termination. The following provisions shall apply on the termination or expiration of this
Agreement:

                   12.4.1 PB shall cease all sales and other activities for which it is licensed under this Agreement with respect to the Licensed Software and immediately cease all use of RenSoft Proprietary Information previously furnished by RenSoft and then in PB's possession except as otherwise provided in this Agreement.

                   12.4.2 All indebtedness of PB to RenSoft and of RenSoft to PB, not including any such disputed indebtedness as evidenced by written notice of same from either party to the other and received by the other party before or promptly after the termination or expiration date of this Agreement, shall become immediately due and payable without further notice or demand, which is hereby expressly waived.

                   12.4.3 PB shall remove from its property and immediately discontinue all use, directly or indirectly, of the RenSoft trademarks. PB shall further certify in writing to RenSoft that PB has completely terminated its use of any and all such trademarks.

                   12.4.4 The parties shall remove from their respective property and immediately return to the other all Proprietary Information of the other party except as otherwise provided in this Agreement. The parties shall further certify in writing to each other that they have returned all Proprietary Information belonging to the other party in their possession as required by this Agreement.

                   12.4.5 Notwithstanding the foregoing, PB shall be permitted to retain RenSoft Proprietary Information to the extent and for the period of time needed to fulfill obligations under agreements with Customers relating to the Licensed Software.

                   12.4.6 In the event of termination by PB under Section 12.2.1 or 12.2.2, PB shall be entitled to retain the Master License source code for purposes of supporting and maintaining the Licensed Software.

              12.5 Limitation on Liability. Under no circumstances shall either party be liable to the other by reason of termination or non-renewal of this Agreement for compensation, reimbursement, or damages for:

                          (i) loss of prospective compensation or consequential damages;

                          (ii) goodwill or loss thereof; or

                          (iii) expenditures, investments, leases, or any type of commitment made in connection with the business of such party or in reliance on the existence of this Agreement.

              12.6 Term. Notwithstanding anything to the contrary in paragraphs
12.1 through 12.5 upon termination of this Agreement, the rights provided under this Agreement shall remain in effect for a period of three (3) months from the effective date of termination to permit PB to meet its obligations with respect to outstanding proposals and sales in progress for the Licensed Software.

         13. Change of Control.

              13.1 Change of Ownership. Should the source code or the rights to sell the Licensed Software be sold by either of the Vertex Parties, or should Vertex sell RenSoft or should RenSoft sell a substantial portion of its assets relating to this Agreement, or should RenSoft determine to withdraw from selling or licensing the Licensed Software, PB shall retain all rights under this Agreement provided it is not in material breach of any provision of this Agreement. PB shall have the right to renegotiate the terms and conditions of this Agreement if RenSoft has been purchased or has sold the rights to the Licensed Software to another party.

              13.2 Default, Bankruptcy, Cease Operations. Should either of the Vertex Parties become the subject of any voluntary or involuntary bankruptcy, receivership or other insolvency proceedings or make an assignment or other arrangement for the benefit of creditors, or goes into liquidation, PB shall continue to operate under the terms and conditions of this Agreement until such time as the bankruptcy agent and PB negotiate a fair and equitable ownership transfer of the Licensed Software.

         14. Indemnity.

              14.1 Indemnification by PB. Subject to the terms and conditions of this Section, PB agrees to indemnify and hold harmless the Vertex Parties, its officers, directors, shareholders and Affiliates and the successors and assigns of each of them (the party or parties being indemnified collectively referred to herein as the "Vertex Indemnified Parties") from and against each and every demand, claim, loss, liability, damages, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements) (collectively, "Losses") imposed upon or incurred by the Vertex Indemnified Parties, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of PB contained herein and any actual or threatened action or proceeding in connection therewith, (ii) any failure to comply with any covenant or other agreement of PB contained herein and any actual or threatened action or proceeding in connection therewith, or
(iii) any claim made by Customer(s) which are the result of Services provided by PB to such Customer(s) or unauthorized warranties made by PB to such Customer(s). Each matter for which PB has agreed to provide indemnification pursuant to this Section is hereinafter referred to individually as a "Claim" and collectively as the "Claims."

              14.2 Indemnification by RenSoft. Subject to the terms and conditions of this Section, the Vertex Parties agree to indemnify and hold harmless PB, its respective shareholders, officers, directors and Affiliates and the permitted successors and assigns of each of them (the party or parties being indemnified collectively referred to herein as the "Pitney Bowes Indemnified Party") from and against all Losses imposed upon or incurred by the Pitney Bowes Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of either of the Vertex Parties contained herein and any actual or threatened action or proceeding in connection therewith (ii) any failure to comply with any covenant or other agreement of either of the Vertex Parties contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim alleging unfair competition, infringement, or misappropriation of any patents, trademarks, copyrights, trade secrets or other confidential proprietary information belonging to any third parties, arising out of the distribution or use by PB or any of its Customers of the Licensed Software; (iv) any Services provided by either of the Vertex Parties to a Customer; or (v) any breach of any warranty made by either of the Vertex Parties or, to the extent authorized by RenSoft, by PB to a Customer. Each matter for which a Vertex Party has agreed to provide indemnification pursuant to this Section is hereinafter referred to individually as a "Claim" and collectively as the "Claims."

              14.3 Notification. Each party to be indemnified under this Section (the "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the other party or parties (the "Indemnifying Party") under this Section, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Section or (b) under this Section unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses, or such Indemnified Party is otherwise materially prejudiced. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense by so notifying the Indemnified Party within twenty (20) Business Days of receipt of the notice of the commencement of any Claim, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. If the Indemnifying Party does not provide notice to the Indemnified Party of its assumption of the defense of a Claim within twenty (20) Business Days of notice of the commencement of a Claim, the Indemnified Party shall have the right to employ counsel in connection with the defense of such Claim; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties; provided further, that in the event the Indemnified Party has hired counsel in connection with the defense of a Claim after the Indemnifying Party has failed to deliver notice in the manner described above, the Indemnifying Party may, at any time thereafter, assume the defense of a Claim (and terminate any liability for the Indemnified Party's counsel) by providing notice to the Indemnified Party. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim and (ii) does not require any action other than the payment of money. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

              14.4 Contribution. If the indemnification provided for in this Section from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         15. General.

              15.1 Entire Agreement. This Agreement represents the entire agreement between the parties on the subject matter hereof and supersedes all prior discussions, agreements, and understandings of every kind and nature between them. No modification of this Agreement, unless otherwise provided herein, will be effective unless in writing and signed by both parties.

              15.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                   (i) if to Buyer:

                       Vertex Interactive, Inc.
                       23 Carol Street
                       Clifton, New Jersey 07014-0996
                       Telecopy:  973-472-0814
                       Attention: Louis J. Schilt
                                  Chief Operating Officer

                       with a copy to:

                       Milbank, Tweed, Hadley & McCloy
                       One Chase Manhattan Plaza
                       New York, NY 10005
                       Telecopy: 212-530-5219
                       Attention: John T. O'Connor, Esq.

                  (ii) if to Renaissance:

                       Renaissance Software, Inc.
                       1983 Marcus Avenue
                       Suite 125
                       Lake Success, NY 11042
                       Telecopy: 516-390-8891
                       Attention: Chief Executive Officer

                       with a copy to:

                       Milbank, Tweed, Hadley & McCloy
                       One Chase Manhattan Plaza
                       New York, NY 10005
                       Telecopy: 212-530-5219
                       Attention: John T. O'Connor, Esq.

                 (iii) if to Seller:

                       Pitney Bowes Inc.
                       27 Waterview Drive
                       Shelton, CT. 06484-4705926-0700
                       Telecopy: 203-922-5347
                       Attention: Stephen Smith, President TranScape with a copy to:

                       Pitney Bowes Inc.
                       1 Elmcroft Road
                       Stamford, CT. 06926-0700
                       Telecopy: (203) 351-7984
                       Attention: Vice President and General Counsel

                       and

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, NY 10019-6064
                       Telecopy: (212) 757-3990
                       Attention: Douglas A. Cifu, Esq.

              15.3 Force Majeure. Neither party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond its reasonable control and without the fault or negligence of such party. Such causes shall include, without limitation, storms, floods, other acts of God, fires, explosions, riots, war or civil disturbance, strikes or other labor unrest, embargoes and other governmental actions or regulations that would prohibit such party from ordering or furnishing Software or from performing any other aspects of the obligations hereunder, delays in transportation, sabotage, and liability to obtain necessary labor, supplies, or manufacturing facilities. Both parties hereby agree that the party unable to perform to this Agreement due to the reasons contained in this paragraph shall advise the other party of same at the first possible opportunity.

              15.4 Continuing Obligations. The Parties agree that neither the termination nor the expiration of this Agreement shall relieve either of them from their obligations of confidentiality noted herein regarding Proprietary Information and hereby agree such obligations will survive the termination or expiration of this Agreement for a period of three (3) years.

              15.5 Severability. The illegality or un-enforceability of any provision of this Agreement shall not effect the validity and enforceability of the remaining and legal or enforceable provisions hereof.

              15.6 Language. The English language version of this Agreement shall govern and control any translations of this Agreement into any other language. The clause and paragraph headings in this Agreement are for ease of reference only and shall no be taken into account in the construction or interpretation of the clause or paragraph to which they refer. Words importing the singular meaning shall, where the context so admits, include the plural meaning and vice versa. Words denoting natural persons include corporations and firms and all such words shall be construed to be interchangeable in that manner.

              15.7 Applicable Law. This Agreement shall be construed, enforced and performed in accordance with the internal laws of the State of New York in the United States of America without reference to the principles of conflicts of laws.

              15.8 Assignment. No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto, except that PB may, without consent, assign or sublicense its rights under this Agreement, in whole or in part, to any PB Affiliate which intends to market, distribute, sell, service or otherwise perform activities contemplated under this Agreement in any country within the Reseller Area and either party may assign its rights and delegate its duties to a successor to such party's entire business relating to this Agreement.

        IN WITNESS THEREOF, the parties hereto have signed this Agreement the date and year first written above by their duly authorized representatives.


PITNEY BOWES INC.                       RENAISSANCE SOFTWARE INC


By: Stephen M. Smith                    By:
   ___________________________________     ___________________________________
   Name:  Stephen M. Smith                 Name:  Louis J. Schilt
   Title: President                        Title: Chief Operating Officer
            TranScape Division


                                        VERTEX INTERACTIVE, INC


                                        By: ___________________________________
                                            Name: Nicholas Toms
                                            Title: Joint Chief Executive Officer






                              [Reseller Agreement

        IN WITNESS THEREOF, the parties hereto have signed this Agreement the date and year first written above by their duly authorized representatives.


PITNEY BOWES INC.                       RENAISSANCE SOFTWARE INC


By:                                     By:  Louis J. Schilt
   ___________________________________     ___________________________________
   Name:                                   Name:  Louis J. Schilt
   Title:                                  Title: Chief Operating Officer



                                        VERTEX INTERACTIVE, INC

                                        By:  Nicholas Toms
                                           ___________________________________
                                           Name: Nicholas Toms
                                           Title: Joint Chief Executive Officer




                              [Reseller Agreement

                                   SCHEDULE A

                               LICENSED SOFTWARE
                            RECOMMENDED LICENSE FEE

For use of:

RenSoftWMS (all functions either paper-based, Radio Frequency, or a mixed implementation by function by warehouse)

         o Receiving
         o Putaway
         o Cross-docking
         o Cycle Counts
         o Replenishments
         o Pick Planning
         o Picking
         o Shipping
         o Quality Control
         o Inventory Control
         o Moves

RenSoftOMS

         o Customer Order Entry
         o Remote Order Entry- Sales force
         o Call Center Order Entry
         o Inventory Availability
         o On-line Catalogue, Buying History, Pricing / Discounting -- Specials and Promotions

License in Perpetuity for either of the above products

                License in Perpetuity
Number of Users    for Total Users     Annual Maintenance Charge
---------------  -------------------   -------------------------
        10              $100,000                $20,000
        25              $175,000                $35,000
        50              $250,000                $50,000
        75              $350,000                $70,000
       100              $450,000                $90,000
       150              $550,000                $110,000
       250              $750,000                $150,000
       250+            Special Bid             Special Bid

Note: users in excess of that identified herein shall require a special bid








                                     S-A-1

RenSoftTMS

Conquest Feature Summary (Current Version)

         o Client/Server architecture
         o SQL 7 Database*
         o Microsoft Windows NT / 2000*
         o Enterprise integration tools (including Rumba*)
         o eQuery
         o Order Interface
         o Pack Verification
         o Compliance (including EDI trading kit*)
         o Export Documentation
         o Shipment Planning
         o Shipment Processing
         o Hazardous Goods Processing*
         o PC Miler*
         o Carrier Evaluation - IntelliShop*
         o Partner Communications
         o Business Rule Automation
         o Reporting

eQuest Feature Summary (Version 3.0)

         o Thin-client architecture
         o SQL 7 Database*
         o Windows 2000*
         o Internet Explorer 5.0*
         o Enterprise integration tools
         o XML Roundtrip (XML in and out with carrier evaluation)
         o eQuery
         o Up Front Rating (rate quotes)
         o Shipment Processing
         o PC Miler*
         o Carrier Evaluation - IntelliShop*
         o Partner Communications
         o Business Rule Automation
         o Reporting

               License fees to be agreed pursuant to Section 11.1.2 of the Agreement.

* Third party or PB-owned software which is not a part of the Licensed Software.




                                     S-A-2

                                   SCHEDULE B

                             RESELLER ROYALTY FEES

         PB shall pay RenSoft as royalties for the rights granted under this Agreement with respect to the Licensed Software forty (40%) of PB's Net Sales Revenues.

         Notwithstanding the above and the provisions of Section 5.5.2, until the royalties received by RenSoft from the date of this Agreement and the payments for services for provision of Maintenance Support to PB's Customers shall equal the salary and benefit expenses (at the PB level) incurred during 2001 and January 2002 on account of RenSoft's employment of the Conquest Product Development Employees (as such term is defined in the Transaction Agreement) (up to an aggregate amount equal to $2,964,000) (the "Recoupment Amount"), RenSoft shall be entitled to receive a royalty and payments for such services the following:

         1. During calendar year 2001:

              (a) until RenSoft has received the lesser of the Recoupment Amount or $2,764,000 in the aggregate during 2001 in royalties and payments for services for provision of Maintenance Support, royalties paid at the RenSoft Preferential Royalty Rate and payments for such services at the RenSoft Preferential Maintenance Rate; and thereafter,

              (b) no royalties and no payments for such services until the exact amount of payments due to RenSoft at the Normal Contract Rates have been paid to RenSoft for the aggregate of all royalties and payments for such services during 2001; and thereafter,

              (c) royalties and payments for such services at the Normal Contract Rates.

         2. During calendar year 2002 and thereafter:

              (a) until RenSoft has received the Recoupment Amount in the aggregate since the date of this Agreement in royalties and payments for services for provision of Maintenance Support, royalties at the RenSoft Preferential Royalty Rate and payments for such services at the RenSoft Preferential Maintenance Rate; and thereafter,

              (b) no royalties and no payments for such services until the exact amount of payments due to RenSoft at the Normal Contract Rates have been paid to RenSoft for the aggregate of all royalties and payments for such services since the date of this Agreement; and thereafter,

              (c) royalties and payments at the Normal Contract Rates.




                                     S-B-1

         3. For purposes of this Agreement:

         "RenSoft Preferential Royalty Rate" shall mean sixty-five percent (65%) of Net Sales Revenues;

         "RenSoft Preferential Maintenance Rate" shall mean sixty-five percent (65%) of the revenues received by PB under its Maintenance Support agreements referred to in Addendum B; and

         "Normal Contract Rates" shall mean forty percent (40%) of Net Sales Revenues as a royalty under this Agreement and payments for services for provision of Maintenance Support equal to fifty percent (50%) of the revenues received by PB under its Maintenance Support agreements referred to in Addendum B.

         4. It is the intent of the parties that the provisions of this Schedule B shall allow RenSoft to cover its costs for: (a) the salary and benefit expenses (at the PB level) incurred during 2001 and January 2002 on account of RenSoft's employment of the existing Conquest Product Development Employees (as such term is defined in the Transaction Agreement) and of certain new employees to be hired for development of RenSoftTMS; or (b) the salary and benefit expenses or payments for RenSoft employees who may be hired in place of such persons referred to in clause (a). If RenSoft does not incur such costs, then RenSoft and PB shall renegotiate the terms of this Schedule B as it applies to payments to RenSoft at other than the Normal Contract Rates.





                                     S-B-2

                                   SCHEDULE C

                                 RESELLER AREA

         The Reseller Area is the world.




                                     S-C-1

                                   SCHEDULED

                           SOFTWARE LICENSE AGREEMENT

        THIS AGREEMENT is entered into on this month, day, 20001 by and between Renaissance Software Inc ("Licensor") with its principal place of business at 1983 Marcus Avenue, Lake Success, New York 11042, xxxxxxxxxxxxxxxxxxxxxxxxxx with its principal place of business at xxxxxxxxxxxxxxxxxxxxxxxxxx, Gxxxxxxxxx, XX 11111 (hereinafter referred to as Licensee).

        WHEREAS, Licensor is a developer of certain software applications including the software products specified on Exhibit A ("Licensed Software");

        WHEREAS, Licensor desires to grant a non-exclusive, non-transferable license for the Licensed Software, and Licensee desires to license the use of the Licensed Software on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

        1. Definitions.

        "Licensed Software" means that group of programs named and outlined in Exhibit A herein. Licensed Software is referred to as "base" software consisting of programs and files already engineered by the Licensor.

        "Modifications" means any changes made by the Licensor to the Licensed Software, approved by the Licensee, that require change(s) or extensions to existing objects.

        "Modified Licensed Software" means that software resulting from Modifications to the Licensed Software performed by the Licensor.

         "Software" means, collectively, the Licensed Software and the Modified Licensed Software.

        "Core User" - A "core" user is defined as a log in identification and password that has access to the Licensed and/or Modified Licensed Software and is considered an "internal" employee of the Licensee, or an authorized designee of the Licensee.

        "Non-Core User" - A "non-core" user is defined as a log in identification and password that has limited access to the Licensed and/or Modified Licensed Software and is considered an "external" user of the Licensee. These Users axe generally customers, vendors and other trading community partners. Limited access is further defined as full inquiry and 3 functional applications.

        2. License.

        Licensor shall deliver the Licensed Software to Licensee for use as provided below. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a non-exclusive, non-transferable, perpetual, license to

         (i) install and internally use the Licensed Software on the number of servers specified on Exhibit A; and

         (ii) modify, and create derivative works ("Modified Licensed Software") based upon, the source code of the Licensed Software and use the Modified Licensed Software pursuant to subparagraph (a) above. Licensee, at its discretion, may modify the Licensed Software. Said modifications by Licensee shall not be covered by the warranty terms of this Agreement or any future Maintenance Agreement between the parties.

        Licensee agrees to pay Licensor for the Licensed Software in accordance with the terms and conditions set forth in Section 2. Upon final payment of the Licensed Software, the Licensee shall receive as part of this Agreement the source code for the Licensed Software.

        Except as provided herein, Licensee is not authorized to offer for sale or use, with or without charge, any versions of the Licensed Software available to any person for any reason, nor is the Licensee permitted to make copies of, print, translate, use or display any of the Licensed Software without the prior written consent of Licensor except for "back-up" and disaster recovery purposes.

        Licensee recognizes that any and all work performed hereunder or pursuant to any "Change Order," including but not limited to modified programs, user or technical documentation, conversion and interface programs, standards and procedures, project control plans, status reports, and system design, shall remain the property of the Licensor.

        Licensed Software shall be deemed to include any updates and upgrades of the Licensed Software received by Licensee under the maintenance service purchased from Licensor. The rights granted to Licensee shall apply to any affiliate or subsidiary of Licensee that agrees in writing with Licensor to be bound by the terms of this Agreement.

        3. Implementation Services.

        Licensor shall furnish to Licensee certain implementation services in connection with the delivery and installation of the Licensed Software ("Implementation Services"). Implementation services are identified in Exhibit B and further described in the Statement of Work attached as Exhibit C.

        Implementation Services include but are not limited to the following:

                                     S-D-2

        "Business Consulting" - consulting services including the preparation of business studies, advice or guidance relating to either Licensee business and/or Licensor's application software, including any discussions required to determine Licensee software modification requirements;

         "Account Manager" - responsibility for overseeing all aspects of the implementation and for the proper direction and timeliness of the project;

        "Project Management" - services including any task related to the management of the project, such as assisting in the development of a Project Control Plan, using project management tools to create/modify/update the Project Control Plan, directing all activities including but not limited to education, training, data conversion, specification documents, etc., attending project meetings, discussing project progress internally or with Licensee personnel, taking corrective action, documenting project status and any project correspondence and controlling the installation of the Licensed Software;

         "System Analysis" - services performed during a modification design session, business study, or Conference Room Pilot for the purpose of defining modification and/or interface requirements. A description of results arising from said session(s) are outlined in a Summary Use Case (SuC) document. Once any/all of the SuCs are approved in writing by the Licensor, the Licensor shall further develop Detailed Use Case specifications (DuC) and deliver same to the Licensee for its review and approval.

        "Technical Design" - the transferring of the DuC specification(s) to a detailed design specifications for proper interpretation of the requirement by the programmer.

        "Programming" - the coding and compilation into a machine readable form of the modifications;

        "Quality Control" - developing and executing test plans and unit testing of a program or set of programs normally performed by personnel other than the author of the program to verify that the program or set of programs function according to the approved specifications;

        "System Testing" - the final testing of the completed Licensed Software prior to acceptance testing by Licensee.

        Both parties agree that if additional or different services are required by Licensee, the Licensee shall be requested to make said request in writing. Licensee shall be required to execute either a Change Order or a Statement of Work when requesting said services, whichever is appropriate.





                                     S-D-3

        4. Payment for the Licensed Software and Implementation Services.

        Licensee shall pay to Licensor a licensee fee for use of the Licensed Software defined in Exhibit A the sum of $xxx,xxx.00. In addition, the Licensee shall pay the Licensor the sum of $xxx,xxx.00 for the Implementation Services.

        Licensee shall pay Licensor for the Licensed Software and Implementation Services as follows:

                  (i) The sum of $xxx,xxx.00 upon the execution of this Agreement, receipt of which is hereby acknowledged; and

                  (ii) The sum of $xxx,xxx.00 upon the installation of the Exhibit A software. Any use of the Licensed Software by the Licensee, including but not limited to training sessions; use at the Conference Room Pilot, business design sessions, GAP analyses; data conversion and mapping; Licensee performed modification, constitutes installation. The use of the Licensed Software subject to this paragraph does not require installation on the Licensee server.

                  (iii) The sum of $xxx,xxx.00 for Implementation Services further defined in Exhibit C.

        5. Other Licensor Services.

        As mutually agreed by the parties, Licensor may develop modification(s) and additional services beyond those identified in this Agreement. In connection with each such project, the parties will enter into a separate Statement of Work substantially similar to the attached Exhibit C.

        Modification and interface support if required as a result of this Agreement, or any subsequent Change Order, or Statement of Work, is further defined in Addendum A attached herein.

        6. Other Payment Provisions.

                  (a) In addition to its other payment obligations hereunder, Licensee shall reimburse Licensor for any travel-related expenses as a result of this Agreement or any subsequent Statement of Work, or Change Order. On a monthly basis, Licensor will submit appropriate documentation detailing such expenses. Any travel time required to perform the Implementation Services will be billed as actual time and at the rate identified in the Statement of Work.

                  (b) All amounts herein, unless otherwise expressly noted, are stated and payable in United States Dollars. Any sales or personal property taxes or value-added taxes, use taxes, excise taxes or duties or other similar taxes or charges payable under this Agreement and interest and penalties thereon shall be the obligation of Licensee. Licensor shall be responsible for its income taxes arising out of this Agreement.


                                     S-D-4

                  (c) Except as otherwise noted, all sums owed hereunder by Licensee to Licensor shall be due and payable fifteen (15) days from the date of Licensor's invoice without reduction or offset for returns or similar items. In the event any payment is not made when due, Licensor may defer shipment of additional Licensed Software until all outstanding amounts are paid. Any such action by Licensor shall not give rise to any claim by Licensee for breach of this Agreement.

        7. Work Schedule.

        Both parties shall make their best efforts to complete each project specified in this Agreement or any other Statement of Work in a reasonable period of time. Each party acknowledges that changes to a Statement of Work may be necessary and may occur as a result of a Conference Room Pilot, modification design session(s), and/or Change Order(s), and may result in a change to the Project Control Plan. Licensee and Licensor will each agree in writing to any changes to the scope of this Agreement or any Statement of Work.

        8. Warranty.

        Licensor warrants that the Licensed Software shall execute and process during the warranty period as defined in this Section. The warranty period for the Licensed Software initiates upon the execution of this Agreement and remains in effect for a period not to exceed ninety (90) days after the installation of the Licensed Software.

        During the warranty period, the Licensor shall provide product and maintenance support services specified in this Agreement, at no additional cost, and shall ensure that the Licensed Software complies with the Warranties provided in this Agreement.

        Licensor shall provide Maintenance Support, if accepted by Licensee, between the hours of 8:00 am to 6:00 PM Eastern Standard Time (EST) Monday - Friday.

        9. Maintenance and Maintenance Charges.

        Maintenance Support.

        Beyond the warranty period, the Licensor shall provide Maintenance Support upon Licensee acceptance of the Maintenance terms and conditions defined herein.

        Maintenance Support shall commence immediately after the warranty period (and upon receipt of payment) and shall remain in effect for a term of 12 consecutive months.

        In consideration of Maintenance Support, Licensee shall pay Licensor an amount equal to 20% of the license fee for the Licensed Software as defined in Exhibit A herein. Payment for the first year of Maintenance Support shall be fixed at $xxx,xxx.00.



                                     S-D-5

         Licensor shall continue Maintenance Support in the second and subsequent years upon payment by Licensee of the annual maintenance fee. Licensor agrees not to increase annual maintenance by more than 10% over the previous year's fee.

         Maintenance Service & Support.

         During the Maintenance Support period, Licensor shall attempt to respond to issues identified by Licensee within a reasonable time. The determination and classification of reported issues by the Licensee shall be made by the Licensor's Customer Service Department (CSD). CSD shall evaluate and identify each issue into Severity Levels 1-3. CSD shall maintain and provide Licensee with an Open Issues Status Report on a timely basis.

         Licensor shall not be responsible for interruptions in the system which are a result of machine failure or software supplied by vendors other than Licensor, improper preparation of input data, modification(s) performed by Licensee or an agent thereof, or attempts to use the Licensed Software in a manner for which it was not intended.

         Severity Levels.

         Severity Level 1

                  (i) Any problem that results in significant data corruption errors.

                  (ii) An error resulting in program malfunction that severely restricts the use of the Licensed Software for many key users and which does not have a reasonable work-around solution.

                  (iii) An error resulting in program malfunction that restricts the use of the Licensed Software for many key users of the system, but has a reasonable work-around solution.

         Severity Level 2

                  (i) An error resulting in program malfunction that restricts the use of the Licensed Software for a limited number of users and has a reasonable work around-solution and does not restrict or impair the operational flow of the business.

                  (ii) Report/printed output errors and screen inquiry errors that do not impact the user from performing his work, or do not restrict the operational flow of the business.

         Severity Level 3

                  (i) Grammatical errors.





                                     S-D-6

         Turn Around Times.

         Licensor shall use its best efforts at all times to resolve all reported problems. Turnaround times shall be provided to the Licensee as part of the Open Issues Status Report. All Severity Level 1 issues shall be given the highest priority with problem determination and resolution on an expeditious basis. In the event the Licensed Software incurs a Severity Level 1 fault, Licensor shall immediately provide the Licensee with the steps being taken to correct said fault. If a correction cannot be provided expeditiously, Licensor shall use its best efforts to provide a temporary restoration of the Licensed Software pending the issuance of a correction to Licensee.

         Maintenance Support shall be limited to telephone, mail, Internet, or Electronic Customer Support response(s). On-site support shall be provided upon written request of Licensee and the execution of, or in conjunction with a Statement of Work.

         Error correction under this Agreement is provided under the condition that Licensee:

                  (i) provides adequate information in respect to any malfunction in the Licensed Software,

                  (ii) incorporates all fixes issued by Licensor, and

                  (iii) has not otherwise modified the Licensed Software.

         If Licensee request that Licensor correct an error by providing on-site assistance, Licensee shall be billed for appropriate time and travel-related expenses.

         If Licensor determines that error corrections must be performed on-site, the related services are not billable to Licensee.

         Version Releases

         Version releases to the Licensed Software may be issued periodically by Licensor and shall consist of additional and enhanced functions. Version releases shall incorporate all of the Enhancements and PTF's which have been issued since the previous release.

         Version releases shall be provided in source code format on an "as is" basis with successful implementation depending solely on the Licensee's ability to integrate new program source to the Licensed Software.

         Upgrades

         Upgrades to the Licensed Software may be issued periodically by Licensor and shall consist of additional and enhanced functions. Upgrades shall incorporate functional and technical capability not provided in the last Version Release but were deemed required prior to the next Version Release.


                                     S-D-7

         Upgrades shall be provided in source code format on an "as is" basis with successful implementation depending solely on the Licensee's ability to integrate new program source to the Licensed Software.

         Program Temporary Fixes (PTF's)

         PTF's are scheduled additions to the Licensed Software, which include all or part of the following:

                  o fixes to previously reported "bugs" to the Licensed
                    Software,

                  o technical upgrades to the Licensed Software

                  o esthetic changes to the Licensed Software.

         Licensee shall be advised of PTF's made to the Licensed Software during the term of this Agreement and Maintenance Support. Licensee may accept or reject PTF's to the Licensed Software at the time the PTF is offered. If said Licensee accepts PTF, the PTF shall become part of the Licensed Software.

         PTFs shall be provided in source code format on an "as is" basis with successful implementation depending solely on Licensee ability to integrate new program source to the Licensed Software.

         Internet and/or Electronic Customer Support (IECS)

         I/ECS service shall provide a remote communication from Licensor's office to a Licensee identified office, to provide:

                  (i) access to Licensee equipment to aid problem resolution, and

                  (ii) issuance of priority PTF's.

         I/ECS shall utilize a standard connection over the Licensor's existing telephone or value-added network. Licensee shall reimburse Licensor for any/all communication costs incurred as a result of I/ECS. (Licensor's monthly VAN charges are not subject to reimbursement by Licensee.)

         Communications beyond those identified herein are at the complete expense of the Licensee, including but not limited to set-up, wiring, communications hardware and software, Licensor time, testing of communications, etc.

         If Licensee request another method of communication other than that defined herein, a charge shall be made for any additional costs related to the set-up and provisions of this service.


                                     S-D-8

         Licensor shall not be held responsible for the results of any malfunctions of any part of the communication link.

         It is Licensee responsibility to determine the access allowed to its equipment. Licensor accepts no responsibility for any problems or consequential loss caused directly or indirectly by Licensor personnel or any other third parties when providing this service.

         10. Warranties and Indemnification.

         All aspects of the Licensed Software, including without limitation programs and methods of processing, will remain the sole and exclusive property of Licensor and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by Licensee to any person, company or institution whatsoever other than as set forth herein. It is expressly understood that no title to or ownership of the Licensed Software, or any part thereof, is hereby transferred to Licensee. Notwithstanding the above, Licensee shall have the right to make available to other parties any such information about the Licensed Software (other than source code) which is necessary to conduct its daily business.

         EXCEPT FOR THOSE WARRANTIES SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF A BREACH OF ANY PROVISION OF THIS AGREEMENT.

         LICENSOR DOES NOT WARRANT THAT THE SOFTWARE IS ERROR FREE, FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET LICENSEE'S REQUIREMENTS, OR THAT THE SOFTWARE WORKS WITH ANY THIRD PARTY SOFTWARE OR HARDWARE, OTHER THAN THAT SPECIFICALLY EXPRESSED WITHIN THIS AGREEMENT.

         11. Indemnity.

         Licensor warrants that it owns and possesses all rights and interest in the Licensed Software necessary to enter into this Agreement, and shall indemnify and hold Licensee, its agents and employees, harmless from any loss, damage or liability for infringement of any United States [or the patent laws of any other country in which the Licensor shall install the Software for the Licensee] patent right or copyright or other property right with respect to the use of the Licensed Software delivered hereunder; provided that Licensee permits Licensor to defend, compromise or settle any claim or infringement and gives Licensor reasonable assistance to enable Licensor to do so.

         Licensor will indemnify, defend and hold Licensee harmless against any and all loss, damage, expense (including reasonable attorney's fees) arising from


                                     S-D-9
infringement of the Licensed Software or any third party's copyright or other intellectual property right, provided Licensee:

                  (i) make no admission relating to any such alleged infringement, but promptly notifies Licensor of the circumstances, and

                  (ii) permit Licensor to have sole control of defending any action arising out of the alleged infringement through legal advisers to be selected by Licensor and shall have absolute right to negotiate and settle any litigation on behalf of itself and of Licensee, and

                  (iii) shall give Licensor all such assistance and information as Licensor shall reasonably require in its defense of any such action, at the expense of Licensor on a time and material basis.

         If any such alleged infringement is made or, in Licensor's opinion, is likely to be made, Licensee agrees to permit Licensor, at its option and expense, to replace or modify the materials causing the allegations or potential allegation, provided Licensee is able to derive the contemplated operating and application benefits from the replaced or modified materials as it did from the Licensed Software.

         The extent of Licensor's liability under this warranty, TO THE EXCLUSION OF ALL OTHER REMEDIES IN CONTRACT, TORT; OR OTHERWISE, shall be limited to the correction or replacement as soon as reasonable of any defective item(s) in the physical media at Licensor's own cost and expense, provided written notice of such defective item(s) is given to Licensor during the warranty period.

         THE MAXIMUM LIABILITY OF LICENSOR OR ITS SUPPLIERS FOR ANY CLAIMS ARISING OUT OF THIS LICENSE BASED UPON THE SOFTWARE, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID TO LICENSOR WHETHER SUCH LIABILITY. ARISES FROM ANY CLAIM BASED ON CONTRACT, WARRANTIES, TORT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, LICENSOR AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES OF LOSS OF DATA, LOSS OF BUSINESS, PROFITS, OR THE LIKE) EVEN IF LICENSOR OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         The foregoing warranties and indemnification shall not apply where an infringement is caused by any modification of, or adaptation to the Licensed Software not made or approved in writing by or on behalf of Licensor.

         12. Restricted Rights.

         The Licensor retains all rights not expressly stated in this Agreement. To the extent applicable, if the Licensed Software and any other materials delivered in


                                     S-D-10
connection with or associated with Licensed Software, including documentation ("Documentation") is acquired by or on behalf of a unit or agency of the United States Government, the Government agrees that such Licensed Software or Documentation is "commercial computer software" or "commercial computer software documentation" and that, absent a written agreement to the contrary, the Government's rights with respect to such Software or Documentation are limited by the terms of this Agreement and pursuant to FAR 'ss'12.212(a) and/or DFARS 'ss'227.7202-1(a)."

         13. Confidentiality.

         Licensee and Licensor each agree to hold in confidence any information and material which is related to either party's business or is designated as proprietary and confidential, herein or otherwise, by either party in connection with the performance of obligations contemplated by this Agreement. Each party agrees not to make use of such designated information and material other than for its performance under this Agreement. Proprietary and confidential information includes information of whatever kind or nature, including, but not limited to programs, source codes, magnetic media and all drawings, diagrams, flow charts, specifications and business information, disclosed or made known to Licensee by Licensor, and disclosed or made known to Licensor by Licensee, as the case may be, as a consequence of or in connection with the services rendered pursuant to the Agreement, and information related to research, development, pricing, trade secrets, customer lists, salaries or business affairs of the parties to this Agreement, but shall not include:

                  (a) that which at the time of disclosure is in the public domain, or

                  (b) that which Licensee can show was in his possession at the time of disclosure and was not acquired from Licensor, or

                  (c) that which Licensor can show was in his possession at the time of disclosure and was not acquired from Licensee, or

                  (d) that which Licensee and/or Licensor can show was received by him from a third party who did not require that it be held in confidence and who did not acquire it wrongfully.

         The parties' obligations of Confidentiality under this Agreement shall survive termination of this Agreement.

         Except as otherwise provided herein, upon termination of this Agreement, each party shall immediately return all material containing such proprietary and confidential information, including any copies or facsimiles thereof, to the other party.

         It is agreed by and between parties that during the period of performance by Licensor and for a two (2) year period subsequent to the Licensee's acceptance of the



                                     S-D-11

Software, each party shall refrain from employing any person or persons employed by the other party.

         Proprietary Rights.

         Licensee acknowledges and agrees that nothing herein grants Licensee any ownership rights to the Software, or any trademarks, copyrights, trade secrets and patents relating thereto or any right to use the source code to the Licensed Software. All copies of Software in any form are and shall remain the property of Licensor. Licensee shall have no rights to the Software except as set forth herein. Licensee shall not reverse engineer, disassemble, decompile or make any unauthorized copies of the Software or any portion thereof.

         Proprietary Notices.

         Licensee agrees to reproduce and include the copyright and other proprietary notices on all copies of the Software and documentation which Licensee is permitted to make. Licensee shall not attach, remove or disfigure any Licensor's marks on the Software and shall not attach any additional marks to the Software. Licensee shall not attach the Licensor's marks to any other products other than the Software. Licensee agrees not to alter or remove or obscure any copyright or other proprietary notices on or in the Software or related documentation or materials.

         14. Taxes.

         Licensee agrees to pay any taxes arising out of this Agreement and the transaction contemplated herein, including, but not limited to, any sales, use or personal property taxes. Licensee agrees to promptly remit to Licensor the amount of any such taxes, upon delivery of a notice indicating the amount due and identifying the appropriate taxing authority. This provision does not apply to any income taxes on the net proceeds of this transaction levied on Licensor.

         15. General.

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, subsidiaries and affiliates. Neither party shall assign or permit its interest in this Agreement to be assigned without the prior written consent of the other party, except that either party may assign this Agreement to one of its affiliates as long as the assignee agrees in writing to be bound by this Agreement.

         Nothing in this Agreement shall be deemed to create an employer-employee, principal-agent, joint venture or partnership relationship between parties.

         Any notices or other communications required or permitted hereunder shall be deemed given when received by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at their addresses hereinbefore set forth or at such other addresses as may from time to time be designated in writing.



                                     S-D-12

         The laws of the State of New York and the laws of the United States shall govern this Agreement in all respects. Notwithstanding the laws of any other jurisdiction, the Software may be subject to restrictions and controls imposed by the United States Export Administration Act and the regulations thereunder, and, therefore, no copy of the Software may be exported or re-exported to any country that is at the time of export included in the US Department of Commerce's list of countries to which exportation is restricted or prohibited unless that exportation is authorized specifically by a special license issued to Licensee at License's cost, pursuant to the Export Administration Regulations of the Department of Commerce or any other United States government agency controlling the export or re-export of software.

         The failure by either of the parties to this Agreement to insist upon strict performance of any of the terms hereof shall not be considered a waiver of such terms, nor shall it prohibit either party thereafter from insisting upon strict performance of any term of this Agreement.

         This writing including the exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and is in lieu of all other agreements or arrangements of the parties, either oral or in writing. No changes in, additions to or modifications or amendments of this Agreement shall be binding unless in writing and signed by an authorized officer, agent or representative of each of the parties of this Agreement.






                                     S-D-13

        IN WITNESS THEREOF, the parties hereto have signed this Agreement the date and year first written above by their duly authorized representatives.

PITNEY BOWES INC.                       RENAISSANCE SOFTWARE INC


By: Stephen M. Smith                    By:
    -------------------------------        -------------------------------------
    Name:  Stephen M. Smith                Name:   Louis J. Schilt
    Title: President                       Title:  Chief Operating Officer
           TranScape Division


                                        VERTEX INTERACTIVE, INC


                                        By:
                                           -------------------------------------
                                            Name:  Nicholas Toms
                                            Title: Joint Chief Executive Officer





                              [Reseller Agreement]

        IN WITNESS THEREOF, the parties hereto have signed this Agreement the date and year first written above by their duly authorized representatives.

PITNEY BOWES INC.                       RENAISSANCE SOFTWARE INC


By:                                     By: Louis J. Schilt
    -------------------------------        -------------------------------------
    Name:                                  Name:  Louis J. Schilt
    Title:                                 Title: Chief Operating Officer


                                        VERTEX INTERACTIVE, INC


                                        By: Nicholas Toms
                                           -------------------------------------
                                           Name:  Nicholas Toms
                                           Title: Joint Chief Executive Officer




                              [Reseller Agreement]

                                   EXHIBIT A

Software Description

RenSoft-WMS - (all functions either paper-based, Radio Frequency, or a combination)

         o  Receiving
         o  Putaway
         o  Cross-docking
         o  Cycle Counts
         o  Replenishments
         o  Pick Planning
         o  Picking
         o  Shipping
         o  Quality Control
         o  Inventory Control
         o  Moves
         o  Issues
RenSoft-Order

         o  Customer Order Entry
         o  Remote Order Entry Sales force
         o  Call Center Order Entry
         o  Inventory Availability
         o On-line Catalogue, Buying History, Pricing / Discounting - Specials and Promotions

License in Perpetuity

                                            License in Perpetuity
        Number of Users                        for Total Users
        ---------------                        ---------------
               10                                  $100,000
               25                                  $175,000
               50                                  $250,000
               75                                  $350,000
              100                                  $450,000
              150                                  $550,000
              250                                  $750,000
              250+                               Special Bid



                                     E-A-1

-----------------
Included with software:
 ...1-800 Hot line support (during maintenance and warranty support) ...Source code
 ...Technical documentation
 ...User documentation

Optional Language

        The use of the Licensed Software under the terms and conditions of this Agreement shall be limited to xxx "core" users in the (????????) location. The Licensed Software will be installed on YYYY Server with (Oracle/DB? database) running ccccccc Operating system.

        Enterprise License - Licensee retains the option to execute an Enterprise License (hereinafter referred to as an Enterprise License). The Enterprise License provides the Licensee with unlimited sites and unlimited users per site for the Licensed Software, the Modified Licensed Software (hereinafter referred to as the "Software"), and/or any changes made by the Licensor to the Software.

        Non-core Users. Additional "user" licensing may be required if the Licensee needs remote access to the Licensed Software. User licenses may be added in increments of five (5), or a multiple thereof.

License in Perpetuity vs. License in Annuity



                       License in                                        Annual
                     Perpetuity for          License in Annuity       Maintenance
Number of Users        Total Users                per User               Charge
---------------        -----------                --------               ------
     10                  $100,000                 $3,333               $ 20,000
     25                  $175,000                 $2,000               $ 35,000
     50                  $250,000                 $1,667               $ 50,000
     75                  $350,000                 $1,555               $ 70,000
    100                  $450,000                 $1,500               $ 90,000
    150                  $550,000                 $1,222               $110,000
    250                  $750,000                 $1,000               $150,000
    250+               Special Bid              Special Bid           Special Bid



                                     E-A-2

                                   EXHIBIT B

                  RENSOFT RECOMMENDED IMPLEMENTATION SERVICES

Account and Project Managers - $200.00 per hour

Consultants:

         o  Business

         o  Warehouse......$175.00 p/h

Conference Room Pilot - required personnel

         o  Business Analyst - $175.00 p/h

         o  Account or Project Manager - $200.00 p/h

         o  Product Specialist - $175.00 p/h

User and/or Technical Training

($2500 per session. Sessions limited to 10 students.)

Data Conversion

Interface Analysis

         o  Business Analyst - same as above

On-site support after "go live"

         o  Rate based on type of individual

Customer Service - except training

         o  Quality Control
         o  Problem recognition ...$150.00 p/h

Modification Services:

         o  Programming - $175.00 p/h
         o  Quality Control - $150.00 p/h
         o  Use Case Development - System Analysis - $175.00 p/h
                                   System Design - $175.00 p/h

         o  Case Modeling - $175.00 p/h
         o  Documentation
         -  technical writers ... $150.00 p/11


                                     E-B-1

NOTE: Recommended Implementation Services are not a fixed bid. It have been provided based on experience of implementations of similar size and duration. Licensee shall pay for only that time it has consumed. Licensor shall identify to Licensee if/when additional implementation services are required to complete the project defined herein.


                                     E-B-2

                                   EXHIBIT C

                               STATEMENT OF WORK

        1. FOR THE PURPOSE OF THIS AGREEMENT:

           1.1 TIME is billed at the applicable rate as outlined in Section 3.2 of this Agreement.

           1.2 MATERTAL(s) are defined as Licensor products that are delivered to the Licensee, including but not limited to user manuals, technical manuals, source listings, database designs, mapping forms, flow charts, etc.

        Materials) when billed are of non-incidental nature, such as additional user manuals, technical guides, etc. Written approval is required prior to issuance of said materials.

           1.3 LICENSED SOFTWARE is defined as the software identified in Exhibit A of this Agreement.

           1.4 MODIFIED LICENSED SOFTWARE is defined as the Licensed Software as modified by the Licensor.

           1.5 IMPLEMENTATION SERVICES are defined, but are not limited to the services identified in Section 4 of this Agreement.

           1.6 EXPENSES (if/when applicable) shall be invoiced in accordance with the following guidelines:

               o Airfare: Economy Class

               o Car (Personal): $.31 per mile, billable from office to airport

               o Car (Rented): National (Full Size)

               o Taxi: Actual Cost

               o Meals: Not to exceed $45.00/per day

               o Lodging: Sheraton or equivalent

               o Telephone: Charges for modem connect time (actual)

               o Telephone (Personal): Two (2) per day. Not to exceed $9.00


                                     E-C-1

               o Miscellaneous: As incurred, but pre-approved by Licensee

        Expenses reflect actual charges due upon receipt. All required documentation shall be included when invoiced.

        2. STATEMENT OF WORK

           2.1 Licensor shall provide the Implementation Services (hereinafter referred to as Services) identified in Exhibit B to Licensee to be used at their discretion.

           2.2 Licensor shall assign a Project Manager to be the primary point of contact with both the Licensee and Licensor. The Licensor Project Manager shall oversee the project, coordinate all Licensor activities, and conduct weekly status meetings with Licensee management.

           2.3 Licensor if requested, shall assume direct and complete responsibility for all modifications to the Licensed Software.

           2.4 Licensor shall also assign an Account Manager whose responsibility is to oversee, facilitate and coordinate all responsibilities of Licensor described in this Agreement.

        3. SERVICE RATE

           3.1 Any/all Licensor services performed are subject to the billing rate defined below. Services are not restricted to any number, duration, or type. All Services provided are fully supported and warranted by Licensor as to quality and standardization.

           3.2 Travel time required (if applicable) to perform any Services shall be billed at $75.00 per hour.

           3.3 STRUCTURE. The rate for this project is defined as:

               Account Manager                   200.00
               Project Manager                   200.00
               System Analyst                    175.00
               System Designer                   175.00
               Business/Warehouse Consultant     175.00
               Programmer                        175.00
               Customer Service                  150.00
               Technical Writer                  150.00





                                     E-C-2

               Product Specialist                175.00
               Director Product Support          200.00
               User Training                     Session = $2500 per
                                                           (10 students max)

        4. INVOICE PROCEDURES

           4.1 The Licensee agrees that the Services outlined in this SOW shall be billed and paid for in the following manner:

                         Services:

                                o $xx,xxx.00 on or before the initial use of any of the Implementation Services; and

                                o $xx,xxx.00 upon consumption of one-half of the Services, provided services are required by the Licensee to complete implementation.

           4.2 In the event that the Licensee requires additional support days beyond this SOW, a revised agreement outlining the new required days shall be executed by both parties.

           4.3 The Licensee shall be billed for travel-related expenses as outlined in Section 1.6 of this SOW.

        Licensor shall provide Licensee with a monthly report, "Audit of Consumed Services" that reflects the consumption of time in reference to this Statement of Work. Said report shall include the date of the performed task(s), the tasks) performed, and the Licensor person performing said task.


                                     E-C-3

                                   ADDENDUM A

                     DESIGN AND ACCEPTANCE OF MODIFICATIONS

        As part of any future modification and/or interface requirements process, the parties shall complete an agreed upon sessions (said session can be a CRP, business design session, GAP analysis, etc.) at a time and place convenient to both parties. Both parties recognize that the use of the Licensed Software may be required to complete any of these sessions. The Licensor methodology requires said sessions) to analyze, define, and document the Licensee's business process flows; discuss and identify any potential changes required to the Licensed Software as a result of said session; attempt to eliminate any modification by identifying a "better" process to perform said function, and when necessary, define any required modification(s) to the Licensed Software.

        The Licensed Software and any modification or custom programs developed by the Licensor for the Licensee under this Agreement shall hereinafter be referred to as the Modified Licensed Software.

        Licensor shall provide as a deliverable of the Session, a Summary Use Case Document that is to be reviewed and accepted by the Licensee prior to the continuation of the modifications) process.

        Upon acceptance of the Summary Use Cases by the Licensee, the Licensor shall further develop Detailed Use Cases for each modified function. The Licensee shall review, comment, and finally approve each Detailed Use Case. Upon such approval, the Licensor shall perform the following:

        o develop and review with the Licensee, a realistic Project Control Plan (PCP) defining the project timeline, tasks, responsibilities of parties, deliverables and time frame for each individual task and project duration. The PCP shall be the tool by which both parties manage the implementation of the Software.

        o Licensor shall determine if the Modified Licensed Software shall be delivered to the Licensee in a phased approach. Licensee reserves the right to request that the Modified Licensed Software be delivered as a completed system and not in units.

        o The Detailed Use Cases shall be provided to the Licensor's Customer Service Department for the purpose of developing/modifying the "test plans". Test plans are required to perform both unit and integrated system testing. Test plans, at the request of the Licensee, shall be provided for their use.

        o Licensor shall provide a fixed bid for the modification/interface task.



                                     A-A-1

        o The Detailed Use Case(s) shall be provided to the technical analysts to initiate Case Modeling.

        Case Models and process flows shall be developed by the Licensor as part of its methodology. Said documents are internal-Licensor documents and are required prior to any programming of the Detailed Use Case. Case Models and process flows are not reviewed with Licensee and therefore do not require review and acceptance by Licensee.

        During each phase of the modification/interface process, both parties shall meet on a regular basis to evaluate the progress of the Project and to determine if the Project is on schedule. If the Project is not on schedule, the parties shall take the necessary actions to ensure a timely, coordinated "go live" date.

        Both parties agree that in order to successfully complete the modification/interface requirements, the Licensee shall provided a project team who are familiar with the desired business process flows; shall provide the necessary data required to develop each Use Case; shall timely review and approve each Use Case, and shall assign the necessary personnel to be trained on the Modified Licensed Software.

        Acceptance Testing. For the purpose of this section, the classification of faults into severity levels will be those identified in Section 9.

        Acceptance testing shall be performed by Licensee for a period of up to thirty (30) days from delivery of the Modified Licensed Software. During the acceptance test period, Licensor shall use its best effort to correct reported faults. There will be no charge for correction of faults identified during the period of acceptance testing except in those cases that the Licensee requests on-site support to provide. At the acceptance test period, Licensee shall accept or reject the Modified Licensed Software (accompanied by reasons for rejection) in writing. Failure to communicate in writing within a 30 day period shall constitute acceptance. Failure by Licensee to complete acceptance testing shall not be considered a reason for non-acceptance.

        If Licensee does not accept the Modified Licensed Software, Licensor shall have a reasonable time to cure reported faults. At the end of the acceptance test period, Licensee shall communicate in writing to Licensor its acceptance or rejection of the Modified Licensed Software.

        Modification/Interface services that are requested by the Licensee are subject to a Statement of Work. Licensee, as part of said SOW, shall pay for the services in the following manner:

        o    40% of the service level, on or before the initiation of the task;

        o    30% of the service level acceptance of the Detailed Use Case;

        o    30% upon the completion of the task.


                                     A-A-2

                                   ADDENDUM B

                      MAINTENANCE AND MAINTENANCE CHARGES

        Maintenance Support

        Beyond the warranty period the Licensor shall provide Maintenance Support upon Licensee acceptance of the Maintenance terms and conditions defined herein. Maintenance Support shall commence upon Licensee's acceptance of this Addendum and shall continue for an agreed upon term.

        In consideration of Maintenance Support, Licensee shall pay Licensor an amount equal to [ ]% of the license fee for the Licensed Software as defined in Exhibit A herein. Payment for the first year of Maintenance Support shall be fixed at $xxx,xxx.00.

        Warranty and Maintenance Service & Support

        During Maintenance Support, Licensor shall attempt to respond to issues identified by Licensee within a reasonable time. The determination and classification of reported issues by the Licensee shall be made by the Licensor's Customer Service Department (CSD). CSD shall evaluate and identify each issue into Severity Levels 1-3. CSD shall maintain and provide Licensee with an Open Issues Status Report on a timely basis.

        Licensor shall not be responsible for interruptions in the system which are a result of machine failure or software supplied by vendors other than Licensor, improper preparation of input data, modification(s) performed by Licensee or an agent thereof, or attempts to use the Licensed Software in a manner for which it was not intended.

        Severity Levels

        Severity Level 1.

               (i) Any problem that results in significant data corruption errors.

               (ii) An error resulting in program malfunction that severely restricts the use of the Licensed Software for many key users and which does not have a reasonable work-around solution.

               (iii) An error resulting in program malfunction that restricts the use of the Licensed Software for many key users of the system, but has a reasonable work-around solution.


                                     A-B-1

         Severity Level 2

               (i) An error resulting in program malfunction that restricts the use of the Licensed Software for a limited number of users and has a reasonable work around-solution and does not restrict or impair the operational flow of the business.

               (ii) Report/printed output errors and screen inquiry errors that do not impact the user from performing his work, or do not restrict the operational flow of the business.

         Severity Level 3

         (i) Grammatical errors.

         Turn Around Times

        Licensor shall use its best efforts at all times to resolve all reported problems. Turnaround times shall be provided to the Licensee as part of the Open Issues Status Report. All Severity Level 1 issues shall be given the highest priority with problem determination and resolution on an expeditious basis. In the event the Licensed Software incurs a Severity Level 1 fault, Licensor shall immediately provide the Licensee with the steps being taken to correct said fault. If a correction cannot be provided expeditiously, Licensor shall use its best efforts to provide a temporary restoration of the Licensed Software pending the issuance of a correction to Licensee.

        Maintenance Support shall be limited to telephone, mail, or Electronic Customer Support response(s). On-site support shall be provided upon written request of Licensee and the execution of, or in conjunction with a Statement of Work.

        Error correction under this Agreement is provided under the condition that Licensee:

               (i) provides adequate information in respect to any malfunction in the Licensed Software,

               (ii) incorporates all fixes issued by Licensor, and

               (iii) has not otherwise modified the Licensed Software.

        If Licensee request that Licensor correct an error by providing on-site assistance, Licensee shall be billed for appropriate time and travel-related expenses.

        If Licensor determines that error corrections must be performed on-site, the related services are not billable to Licensee.


                                     A-B-2

         Version Releases

        Version releases to the Licensed Software may be issued periodically by Licensor and shall consist of additional and enhanced functions. Version releases shall incorporate all of the Enhancements and PTF's which have been issued since the previous release.

        Version releases shall be provided in source code format on an "as is" basis with successful implementation depending solely on the Licensee's ability to integrate new program source to the Licensed Software.

        Program Temporary Fixes (PTF's)

        PTF's are scheduled upgrades to the Licensed Software which include all or part of the following:

         o   fixes to previously reported "bugs" to the Licensed Software,

         o   technical upgrades to the Licensed Software

         o   functional upgrades to the Licensed Software.

        Licensee shall be advised of PTF's made to the Licensed Software during the term of this Agreement and Maintenance Support. Licensee may accept or reject PTF's to the Licensed Software at the time the PTF is offered. If said PTF is accepted by Licensee, the PTF shall become part of the Licensed Software.

        PTFs shall be provided in source code format on an "as is" basis with successful implementation depending solely on Licensee ability to integrate new program source to the Licensed Software.

        Electronic Customer Support (ECS)

        ECS service shall provide a remote communication from Licensor's office to a Licensee identified office, to provide:

               (i) access to Licensee equipment to aid problem resolution, and

               (ii) issuance of priority PTF's.

        ECS shall utilize a dial-up connection over the standard telephone network. Licensee shall reimburse Licensor for any/all communication costs incurred as a result of ECS. Communications beyond those identified herein are at the complete expense of the Licensee, including but not limited to set-up, wiring, communications hardware and software, Licensor time, testing of communications, etc.


                                     A-B-3

        If Licensee request another method of communication other than the dial-up connection described, a charge shall also be made for any additional costs related to the set-up and provision of this service.

        Licensor shall not be held responsible for the results of any malfunctions of any part of the communication link.

        It is Licensee responsibility to determine the access allowed to its equipment. Licensor accepts no responsibility for any problems or consequential loss caused directly or indirectly by Licensor personnel or any other third parties when providing this service.


                                     A-B-4

                                   SCHEDULE E
                           eQUEST MILESTONE SCHEDULE

                                   [ATTACHED]




                                     S-E-1

                                   SCHEDULE F
                           PB IMPLEMENTATION SERVICES


Installation Services .................   $1,250 per day ($156 per hour)
Project Management ....................   $1,250 per day ($156 per hour)
Customer Training .....................   $750 per day ($94 per hour) at PB site
Travel expenses would be in addition to the above prices


                                     S-F-1

                                                                  EXECUTION COPY

                               SERVICES AGREEMENT

        SERVICES AGREEMENT ("Agreement"), dated as of February 7, 2001, by and among PITNEY BOWES INC., a Delaware corporation ("Seller"), RENAISSANCE SOFTWARE, INC., a Delaware corporation ("RenSoft"), and VERTEX INTERACTIVE, INC., a New Jersey corporation ("Buyer").

        WHEREAS, the Seller, RenSoft and Buyer are parties to the Transaction Agreement, executed and delivered simultaneously with this Agreement ("Transaction Agreement"), pursuant to which, among other things, the Seller is purchasing shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Vertex in consideration for the transfer to RenSoft of the Acquired Assets (as defined in the Transaction Agreement);

        WHEREAS, the Seller is the tenant under the Office Lease Agreement dated as of February 2, 1996, the Office Lease Agreement dated as of October 1, 1998, and the Office Lease Agreement dated as of August 1, 1999 (collectively, and as the same may be amended or modified, the "Lease"), in each case, between Valley Office Partners, as landlord (the "Landlord"), and the Seller, as tenant, which together demise certain floors at the building known as 10800 Lyndale Ave. South, Bloomington, MN 55420-5620 (the "Premises"), a portion of which is currently utilized by Seller in connection with its business relating to the Acquired Assets;

        WHEREAS, RenSoft desires that the Seller (i) grant it a license to occupy a portion of the Premises and (ii) continue to provide selected administrative, corporate support and other services as described herein to RenSoft, and the Seller is willing to do so on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Transaction Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

        1. Interim Services. From the date of this Agreement and for the period of time described on Annex A to this Agreement with respect to each of the services set forth on Annex A, the Seller shall provide, or cause an affiliate to provide, to RenSoft the services set forth on Annex A in the manner and at a relative level of service consistent in all material respects with that provided by the Seller immediately prior to the date of this Agreement, or to its own employees after the date of this A agreement.


        2. Office Space. The Seller hereby grants to RenSoft a license to occupy approximately six thousand (6,000) square feet of office space (the "Temporary Space") at 10800 Lyndale Ave. South, Bloomington, MN 55420-5620 (the "Premises") from the date hereof until the earlier of (i) the date on which RenSoft shall vacate the Premises, (ii) the date of the termination of the Lease and (iii) the date which is six (6) months from the date hereof, subject to any extensions to which the parties may agree to in writing (the "Term"); provided, that Seller shall not be obligated to pay the Landlord any amount greater than the amount Seller pays pursuant to the Lease on the date hereof as a result of the license granted to RenSoft under this Section 2. The parties agree that' RenSoft shall have the right to enter into independent negotiations with the Landlord regarding RenSoft's lease of the Temporary Space as primary tenant.

        The Seller agrees to use its reasonable efforts to arrange for the availability of the Temporary Space contemplated in this Section. RenSoft agrees to cooperate with the Seller and to execute any instruments reasonably requested by the Seller or Landlord in connection with RenSoft's occupation of the Temporary Space. Furthermore, RenSoft will cooperate with, and assist the Seller in making the Temporary Space physically separate from the rest of the Premises, including, without limitation, relocating to adequate substitute space within the Premises or constructing appropriate barriers, which shall be accomplished within three (3) months of the date hereof (or such longer period as the parties may agree).

        RenSoft agrees that its use and occupancy of the Temporary Space shall be at all times subject to, and RenSoft covenants and agrees that it shall at all times comply with, all of the terms, conditions and provisions of the Lease. RenSoft agrees that it will not sub-license the Temporary Space. RenSoft further covenants and agrees that it will use the Temporary Space solely as offices for the development of integrated supply chain solutions and cause its employees to comply with all of the Seller's security and loss prevention procedures and other rules, regulations and policies relating to the Premises and/or persons working at or visiting the same, existing on the date hereof or hereinafter adopted. Furthermore, except as contemplated by the Transaction Agreement, RenSoft and Buyer agree that they will not solicit for employment, or make any offer of employment to, any employee of Seller located at the Premises during the Term and for one year thereafter.

        3. Utilities to be Provided The Seller shall arrange for utilities, heat, air conditioning, and cleaning services for the Temporary Space during normal business hours and, if available and at the Seller's sole expense, after normal business hours, in the same manner and to the same extent it arranges such services for the remainder of the Premises.


        4. Payment for License and Services. As payment for the license for the Temporary Space being provided in Section 2, RenSoft shall pay to the Seller a monthly fee, payable on the date hereof and thereafter in advance on the first day of each month, of ten thousand dollars ($10,000) (the "Base Fee") for each month of the entire Term, except that the fee for the first month of the Term shall be $7,500. Any future leasehold improvements made to the Temporary Space during the Term shall be at the sole expense of RenSoft and any abandonments of improvements will remain with the leasehold. RenSoft shall pay Seller for the other services provided hereunder at the rates set forth in Annex A hereto.

        5. Payments, Default.

           (a) The Seller will invoice RenSoft for the Base Fee and any other amounts or fees, and any sales taxes applicable thereto, on a monthly basis. All invoices shall be due and payable within fifteen (15) days of the date of the invoices, except that (i) amounts due with respect to the Base Fee shall be paid on the first day of every month in accordance with Section 4 and (ii) amounts due with respect to the RenSoft Contract Employees referred to on Annex A may, at the election of the Seller, be paid by "services-in-kind" performed by RenSoft, with the determination of the value of such services to be by mutual agreement of the Seller and RenSoft.


           (b) All payments due under this Agreement shall be paid by RenSoft when due and payable. If RenSoft fails to make payment when due, RenSoft shall pay interest on the unpaid balance of the undisputed amounts due at a rate equal to one percentage point above the prime rate being charged by CitiBank in New York, New York as of the close of business on the date the payment becomes due.

           (c) In the event that RenSoft fails to make payment of any undisputed amounts due under this Agreement within five (5) days of the date that the Seller delivers written notice of the failure to make such payment, then, notwithstanding any other provision contained in this Agreement, the Seller may terminate the license and provision of services being provided pursuant to this Agreement.


        6. Partial Termination. Any and all of the services provided by the Seller and its affiliates hereunder are only terminable earlier than the period specified on Annex A by RenSoft upon ten (10) days prior written notice to the Seller. As soon as reasonably practicable, but in no event later than ten (10) days following receipt of any such notice, the Seller shall advise RenSoft as to whether termination of such service will require the termination or partial termination of, or otherwise affect the provision of, other services specified on Annex A. If so, RenSoft may withdraw its termination notice. Otherwise, such termination shall be final and RenSoft shall be required to pay to the Seller the prorated portion of the amounts accrued in the month of such termination through the date of termination.

        7. Guarantee. Vertex hereby agrees to unconditionally guarantee all of the payment and performance obligations of RenSoft under this Agreement.

        8. Assignment. This Agreement shall not be assignable in whole or in part by any party hereto without the prior written consent of the other parties hereto. Any attempted or purported assignment or delegation without consent will be void.

Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective permitted successors and assigns.

        9. Confidentiality. Each party shall, and shall cause their affiliates and their respective officers, directors and employees, to hold all information relating to the business of the other party disclosed to it or to which it has gained access or observed by reason of this Agreement confidential and will not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose the information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the other party the opportunity to, obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed. RenSoft shall, and shall cause its affiliates, officers, directors and employees to, refrain from seeking, observing or using any documents, correspondence or information relating to the Seller's business that are available on the Premises.

        10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

        11. Limitation of Liability. The Seller shall not be liable to RenSoft or any third party for any damages whatsoever including any special, consequential or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of the Seller is advised of the possibility or likelihood of the same. In addition, the Seller shall not be liable to RenSoft or any third party for any direct damages arising from any claim relating to this Agreement or any of the services provided hereunder or required to be provided hereunder, except to the extent that such direct damages are caused by the gross negligence or willful misconduct of the Seller.

        12. Indemnification. RenSoft will indemnify and hold harmless the Seller and the Seller's directors, officers, employees, affiliates, successors and assigns (the "Seller Indemnitees") from and against all actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, reasonable expenses and disbursements of attorneys, experts and consultants) incurred by any Seller Indemnitee in any action or proceeding between such Seller Indemnitee and RenSoft or between such Seller Indemnitee and any third party or otherwise, based upon, arising out of or otherwise in respect of (i) any acts or omissions of the Seller in performing the services hereunder, except to the extent that such acts or omissions involve the gross negligence or willful misconduct of such Seller Indemnitee and (ii) any acts or omissions of RenSoft, its directors, officers, employees, affiliates, successors or assigns, arising from, in connection with or otherwise relating to the occupation by RenSoft of the Premises, except for any acts or omissions of RenSoft requested by the Seller.

        13. Insurance. RenSoft shall maintain liability insurance and workman's compensation insurance at levels that are consistent with other companies that operate in the same industry.

        14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        15. Notices. Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mail, when sent by registered or certified mail, return receipt requested, postage prepaid, if sent by means of overnight delivery service, when delivered to such service, or if sent by facsimile, when received, in each case, by the respective party at the following address:

                               (i) if to Vertex:


                                   Vertex Interactive, Inc.
                                   23 Carol Street Clifton,
                                   New Jersey 07014-0996
                                   Telecopy: 973-472-0814
                                   Attention: Chief Executive Officer


                                   with a copy to:


                                   Milbank, Tweed, Hadley & McCloy
                                   One Chase Manhattan Plaza
                                   New York, NY 10005
                                   Telecopy: 212-530-5219
                                   Attention: John T. O' Connor, Esq.

                              (ii) if to RenSoft:


                                   Renaissance Software, Inc.
                                   1983 Marcus Avenue
                                   Suite 125
                                   Lake Success, NY 11042
                                   Telecopy: 516-390-8891
                                   Attention: Chief Executive Officer


                                   with a copy to:


                                   Milbank, Tweed, Hadley & McCloy
                                   One Chase Manhattan Plaza
                                   New York, NY 10005
                                   Telecopy: 212-530-5219
                                   Attention: John T. O'Connor, Esq.


                             (iii) if to Pitney Bowes:


                                   Pitney Bowes Inc.
                                   27 Waterview Drive
                                   Shelton, CT. 06484-4705
                                   Telecopy: (203) 922-5347
                                   Attention: Stephen Smith, President TranScape


                                   with a copy to:


                                   Pitney Bowes Inc.
                                   1 Elmcroft Road
                                   Stamford, CT. 06926-0700
                                   Telecopy: (203) 351-7984
                                   Attention: Vice President and
                                              General Counsel


                                   and


                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, NY 10019-6064
                                   Telecopy: (212) 757-3990
                                   Attention: Douglas A. Cifu, Esq.


         16. Modification Nonwaiver, Severability. Neither this Agreement nor any part hereof may be changed, altered or amended orally. Any modification must be by written instrument signed by the parties. Failure by any party to exercise promptly any right granted herein or to require strict performance of any obligation imposed hereunder shall not be deemed a waiver of such right. If any provision of this Agreement is held ineffective for any reason, the other provisions shall remain effective.

         17. Force Majeure. The Seller shall not be responsible or liable to RenSoft for any loss or damage arising out of any delay in, or interruption of, the performance of the Seller's obligations pursuant to this Agreement resulting from any causes that are beyond the Seller's reasonable control; provided, that Seller shall use commercially reasonable efforts to mitigate the effects of any such cause.

         18. Interpretation. The headings and captions contained in this Agreement and in Annex A are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

         19. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

         20. Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

         21. Relationship of Parties. Except as specifically provided in this Agreement or in Annex A, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.



                                   VERTEX INTERACTIVE, INC.


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:



                                   RENAISSANCE SOFTWARE, INC.


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:



                                   PITNEY BOWES INC.


                                   By: Bruce P. Nolop
                                      ------------------------------------------
                                        Name:  Bruce P. Nolop
                                        Title: Executive Vice President and
                                               Chief Financial Officer




                              [Services Agreement]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.


                                   VERTEX INTERACTIVE, INC.


                                   By: Nicholas Toms
                                      ------------------------------------------
                                        Name:  Nicholas Toms
                                        Title: Joint Chief Executive Officer



                                    RENAISSANCE SOFTWARE, INC.


                                   By: Louis J. Schilt
                                      ------------------------------------------
                                        Name:  Louis J. Schilt
                                        Title: Chief Operating Officer



                                   PITNEY BOWES INC.


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:





                              [Services Agreement]

                                    ANNEX A
                                       TO
                               SERVICES AGREEMENT

---------------------------------------------------------------------------------------------------------
     Services and Description                Services Period                    Charge for Services
---------------------------------------------------------------------------------------------------------
Payroll Services

The Seller will provide to RenSoft        From the date of this                 No fee.
with respect to the Conquest              Agreement until March 1,
Development Employees                     2001.
customary and standard payroll
services of the type the Seller
provides as of the date of this
Agreement. Each payroll will be
funded by the Seller, and RenSoft
shall reimburse the Seller for any
sums paid in connection with such
services pursuant to the provisions
of Section 5 herein.
---------------------------------------------------------------------------------------------------------
Telecommunications

The Seller will provide RenSoft           From the date of this                 Applicable Rate for
with telephone and voicemail              Agreement until the earlier of        telecommunications
equipment and services. Seller will       (x) May 1, 2001 and (y) such          services. The parties
pay the telecommunications                time that RenSoft is able to          will mutually agree on
provider for services provided to         obtain telecommunications             the fee for Seller's
RenSoft, and RenSoft shall                equipment and/or services             provision of
reimburse the Seller for any sums         directly from telecommunica-          telecommunications
paid in connection with such              tions providers, it being             equipment.
telecommunications services               understood that RenSoft shall
pursuant to the provisions of             use its best efforts to establish
Section 5 herein. The Seller agrees       such services and obtain such
to invoice RenSoft at the same rate       equipment as expeditiously as
that the Seller paid for such             possible.
services. Additionally, the Seller
shall invoice RenSoft for RenSoft's
use of Seller's telecommunications
equipment on a monthly basis.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
     Services and Description                Services Period                    Charge for Services
---------------------------------------------------------------------------------------------------------
Information Technology

The Seller will provide RenSoft           For thirty (30) days from the         No fee for the first
with certain information technology       date of this Agreement, or            thirty (30) days from
infrastructure and support.               such longer period as the             the date of this
                                          parties may agree.                    Agreement, after which
                                                                                time a fee will be
                                                                                charged, to be
                                                                                negotiated in good faith
                                                                                between the parties.
---------------------------------------------------------------------------------------------------------
Certain Foreign Employee

The Seller shall continue to employ       Until the earlier of (i) the          The salaries and
Xing Liu for the period described         granting or completion of the         benefits for such person
under "Services Period."                  necessary visa transfers or           incurred by the Seller.
                                          other immigration application
                                          for such person and
                                          (ii) June 30, 2001.
---------------------------------------------------------------------------------------------------------
Certain Foreign Employees

The Seller shall continue to process      From the date of this                 The reasonable costs
any necessary visa transfers and          agreement until the earlier of        and expenses incurred
other immigration application for         (i) June 30, 2001 and (ii) the        by the Seller.
the Siva Balakrishnan, Sharad             grant or completion of the
Goyal and Xing Liu (the "Foreign          necessary visa transfers or
Employees").                              other immigration
                                          applications for the Foreign
                                          Employees.
---------------------------------------------------------------------------------------------------------
RenSoft Contract Workers

At the request of RenSoft, the            Until the aggregate amount            The amount of the costs
Seller shall pay the costs associated     due from RenSoft to be paid           that RenSoft would
with certain individuals who              to the Seller under this              incur in connection
provide services on a contract basis      provision equals $236,000             with retaining such
(the "RenSoft Contract Workers")          (the "Contract Worker Cap");          individuals, up to an
and who devote all of their time to       provided, that if the amount of       aggregate amount equal
the development of the Licensed           costs associated with the             to the Contract Worker
Software. The contractor firm             services to be provided by the        Cap (as it may be
name, project, name, departure            RenSoft Contract Workers              adjusted as described
date, work weeks, cost per hour,          described on Exhibit A                under "Services
hours per week and total cost of the      exceeds $236,000 (based on            Period.")
RenSoft Contract Workers is set           such Workers working normal
forth on Exhibit A hereto.                40-hour weeks through their
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
     Services and Description                Services Period                    Charge for Services
---------------------------------------------------------------------------------------------------------
                                          respective departure dates set
                                          forth on such Exhibit), any
                                          excess shall be the
                                          responsibility of Seller and the
                                          Contract Worker Cap shall be
                                          adjusted accordingly (with
                                          RenSoft providing "services
                                          in kind" with a value equal to
                                          such excess); and further
                                          provided, that if the amount of
                                          costs associated with the
                                          services to be provided by
                                          such Workers exceeds, or is
                                          expected to exceed, such
                                          $236,000 for any other reason,
                                          the parties shall discuss whose
                                          responsibility such excess is
                                          and whether any adjustment to
                                          the Contract Worker Cap is
                                          appropriate.
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT A

------------------------------------------------------------------------------------------------
Firm        Project                Name       Departure  Work   Cost per  Hours Per  Total Cost
                                              Date       Weeks  Hour      Week
------------------------------------------------------------------------------------------------
GO E-Biz    XML                    Mallet     30 Apr      13    $102      40         $53,040
------------------------------------------------------------------------------------------------
Testware    Shpmt PIng             Boatman    30 Apr      13    $65       40         $33,800
------------------------------------------------------------------------------------------------
GO E-Biz    Mfg/Install - Ntier    America    30 Apr      13    $95       40         $49,400
------------------------------------------------------------------------------------------------
GO E-Biz    Mfst Server & Car      Wink       31 Mar      8     $102      40         $32,640
------------------------------------------------------------------------------------------------
Testware    QA                     Lemeiux    30 Apr      13    $65       40         $33,800
------------------------------------------------------------------------------------------------
Testware    QA                     McCray     30 Apr      13    $65       40         $33,800
------------------------------------------------------------------------------------------------

                            VERTEX INTERACTIVE, INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,

                           PREFERENCES AND RIGHTS OF

                   THE SERIES A CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $.Ol PER SHARE

     Pursuant to Section 14A:7-2, Corporations, General, of the New Jersey Statutes,

     The undersigned, Nicholas Toms, Joint Chief Executive Officer of Vertex Interactive, Inc., a New Jersey corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution, creating a series of 1,356,852 shares of Preferred Stock was duly adopted by the Board of Directors, on February 6 , 2001:

     WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of Preferred Stock, par value $.O1 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors; and

     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

     NOW, THEREFORE, BE IT RESOLVED:

     1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 1,356,852. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.

     2. Rank.

        (a) The Series A Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation rank senior to (i) all classes of common stock of the Corporation (including, without limitation, the Common Stock, par value $.005 per share (the "Common Stock"), of the Corporation) and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock (the "Junior Stock").

        (b) Notwithstanding anything to the contrary contained in the Certificate of Incorporation of the Corporation, the vote of the holders of a majority of the Series A Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock ranking senior to the Series A Preferred Stock in the event of a Liquidation.

     3. Dividends. The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends except in accordance with this Section 3. If the Corporation declares and pays cash dividends or distributions on the Common Stock, then, in that event, the holders of shares of Series A Preferred Stock shall be entitled to share in such dividends or distributions on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends or distributions.

     4. Liquidation Preference.

        (a) Priority Payment. Upon the occurrence of a Liquidation, the holders of shares of Series A Preferred Stock shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $7.37 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock, the "Liquidation Preference") plus, as provided in Section 3 above, all accrued and unpaid dividends, if any, with respect to each share of Series A Preferred Stock, before any payment or distribution is made to any Junior Stock. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

        (b) No Additional Payment. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in paragraph 4(a), the shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

        (c) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5. Redemption. The shares of Series A Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

     6. Voting Rights; Election of Director.

     In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following rights:

        (a) So long as the Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series A Preferred Stock into Common Stock pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

        (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock, or otherwise affect the rights of the shares of Series A Preferred Stock adversely, including, without limitation, the liquidation preference provisions.

     7. Conversion.

        (a) Optional Conversion. Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the conversion price of $7.37 per share, subject to adjustment as provided in Section 7(c) (such price, the "Conversion Price"). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(h). All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to the accrued and unpaid dividends payable with respect to such shares in accordance with Section 3 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

        (b) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) above, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, (ii) the payment of dividends, if any, pursuant to Section 3 above and (iii) exercise the rights to which they are entitled as holders of Common Stock.

        (c) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Stock, shall be subject to adjustment as follows:

             (i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series A Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(c)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(c)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of the Series A Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(c) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and
     (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iii) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of the Series A Preferred Stock, shall take any action affecting its Common Stock having an effect similar to any of the actions described in any of Sections 7(c)(i) or (ii) or
     Section 7(f) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock).

               (iv) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(c) need be made to the Conversion Price if the Corporation receives written notice from holders of a majority of the outstanding shares of Series A Preferred Stock that no such adjustment is required.

        (d) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

        (e) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of Series A Preferred Stock a certificate, signed by the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

        (f) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation or any capital reorganization, reclassification or sale of all or substantially all of the assets of the Corporation or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), each holder of shares of

Series A Preferred Stock shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of Capital Stock, other security or other consideration or property to which the holder of the number of shares of Common Stock deliverable upon such conversion is entitled to receive upon the consummation of such Transaction had such conversion occurred prior to such Transaction.

        (g) Notices. In case at any time or from time to time:

               (i) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

               (ii) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants; or

               (iii) there shall be any Transaction;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of Capital Stock or other securities or property or cash deliverable upon such Transaction.

        (h) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock, based on the then effective Conversion Price, immediately prior to the consummation of a Sale Transaction approved by the Board of Directors.

        (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock; provided that the holders of shares of Series A Preferred Stock vote such shares in favor of any such action that requires a vote of stockholders.

        (j) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

        8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

        9. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "Board of Directors" means the Board of Directors of the Corporation.

        "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or the State of New Jersey are authorized or required by law or executive order to close.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

        "Conversion Price" shall have the meaning ascribed to it in Section 7(a) hereof.

        "Corporation" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

        "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

        "Junior Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

        "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

        "Liquidation Preference" shall have the meaning ascribed to it in
Section 4(a) hereof.

        "Market Price" shall mean, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

        "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

        "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) the completion of a tender offer by an unaffiliated party for at least a majority of the outstanding shares of capital stock of the Company if, in the case of (i) or (ii), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the Corporation.

        "Series A Preferred Stock" shall have the meaning ascribed to it in
Section 1 hereof.

        "Transaction" shall have the meaning ascribed to it in Section 7(f) hereof.

        IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this 6th day of February, 2001.


                                              /s/ [ILLEGIBLE]
                                              ---------------------------------
                                              Joint Chief Executive Officer

                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of February 7, 2001 among
Vertex Interactive, Inc., a New Jersey corporation (the "Company"), and Pitney Bowes Inc., a Delaware corporation ("PB"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Transaction Agreement (defined below).

                                  WITNESSETH:

         WHEREAS, the Company and PB have entered into a Transaction Agreement, dated as of the date hereof (the "Transaction Agreement"), pursuant to which the Company is acquiring the Acquired Assets from PB in exchange for an aggregate of 1,356,852 shares of Series A Convertible Preferred Stock, par value $.Ol per share, of the Company (the "Preferred Stock");

         NOW, THEREFORE, in consideration of the respective covenants and conditions of the parties set forth herein and in the Transaction Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby. acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Registration of Registrable Stock.

         (a) Filing of Registration Statement. The Company shall use commercially reasonable efforts to prepare and file within 180 days after the date hereof, a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") covering the offering and sale of the Registrable Stock, by any method a Designated Holder may reasonably specify. For purposes of this Agreement, "Registrable Stock" means each of the following: (a) any and all shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock and (b) any shares of Common Stock issued or issuable to a Designated Holder with respect to the Registrable Securities by way of stock dividend or stock split or in connection with the combination of shares, recapitalization, merger, consolidation or other reorganization. "Designated Holder" means PB and any transferee to whom Registrable Stock has been transferred in accordance with Section 6(c) of this Agreement, other than a transferee to whom Registrable Stock has been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under any Securities Act (or any successor rule thereto).

         (b) Effectiveness; Amendments. The Company shall use commercially reasonable efforts to file and cause to be declared effective within 180 days from the date hereof (the "Effective Date") and, except as set forth below, to remain effective under the Securities Act, the Registration Statement and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. The Company will promptly notify the Designated Holders in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, (i) the Company shall not be required to keep the Registration Statement effective for purposes of the sale of Registrable Stock thereunder at any time after the earlier of (A) the date on which all shares of Registrable Stock have been sold or are no longer outstanding, and (B) the date which is two years (plus any time for delays arising from events described in clause (ii) below or Section 1(e) following the date hereof, and (ii) the Company shall not be obligated to keep the Registration Statement or the prospectus included therein (the "Prospectus") current during any period (A) of up to 60 days per calendar year if the Company's chief executive officer advises the Designated Holder that the Board of Directors of the Company has determined in good faith that valid business reasons concerning a potential corporate transaction make doing so inadvisable, or (B) when financial statements do not satisfy the requirements of the last sentence of paragraph (b) of Rule 3-12 of Regulation S-X (or any successor rule) to the extent, and only to the extent, that the SEC interprets such sentence as being applicable to the continued effectiveness of the Registration Statement.

         (c) Copies of Documents. During the period that the Company has agreed to use its reasonable efforts to cause the Registration Statement to remain effective (the "Effectiveness Period"), the Company shall furnish to the Designated Holder such number of copies of the Registration Statement, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement as the Designated Holder shall reasonably request.

         (d) Blue Sky Compliance. The Company shall register or qualify or cooperate with the Designated Holder in connection with the notification, coordination, registration or qualification (or obtain exemption from such registration or qualification) of the Registrable Stock under such other securities or blue sky laws of such jurisdictions in the United States as the Designated Holder reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Designated Holder to consummate the disposition of the Registrable Stock by them under the Registration Statement in such jurisdictions during the Effectiveness Period; provide d, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (e) Notification. During the Effectiveness Period, the Company shall notify the Designated Holder promptly, and (if requested by the Designated Holder) confirm such notice in writing, (i) of any request by the SEC or any other regulatory authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iii) of the receipt by the Company of any notification or stop order with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the shares of Registrable Stock covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) Supplements and Post-Effective Amendments. Subject to the provisions of clause (ii) of the third sentence of Section 1(b) above, during the Effectiveness Period, upon the occurrence of any event contemplated by clause (i) or (iv) of paragraph (e) above, the Company will prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) Listing. The Company shall use commercially reasonable efforts to cause the Registrable Stock covered by the Registration Statement to be listed within 10 days following the date hereof, on each securities exchange or securities quotation system, if any, on which similar securities issued by the Company are then listed.

         (h) Correspondence with the SEC. The Company shall, upon request from the Designated Holder, deliver promptly to the Designated Holder copies of all correspondence between the SEC and the Company, its counsel or auditors.

         (i) Stock Certificates. The Company will cooperate with the Designated Holder to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold under the Registration Statement, which certificates shall not have any restrictive legends.

         (j) Form S-3 Underwriting Procedures. If the holders holding a majority of the Registrable Stock so elect, the Company shall use its reasonable best efforts to cause the registration of the Registrable Stock pursuant to this Agreement to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 1(k) below. If the Approved Underwriter believes that the registration of all or part of the Registrable Stock which has been requested to be included in such registration would materially adversely affect the success of such public offering, then the Company shall be required to reduce the number of shares to be included in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, pro rata among all security holders requesting to be included in such offering.

         (k) Section of Underwriters. If any registration of Registrable Stock pursuant to this Agreement is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that in the event that the Registrable

Stock represents a majority of the securities being registered, then the Approved Underwriter shall also be approved by the holders of a majority of the Registrable Stock, such approval not to be unreasonably withheld.

         2. Piggyback Registration. If at any time following the date hereof the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (except on Form S-4 or Form S-8 or any successor forms thereto), for its own account or for the account of others, then the Company shall give written notice of such proposed filing to the Designated Holder of Registrable Stock as far in advance of the anticipated filing date as is practicable (the "Piggyback Notice"). The Piggyback Notice shall offer the Designated Holder the opportunity to register such amount of Registrable Stock as the Designated Holder may request (a "Piggyback Registration"); subject in all events to the agreement of the underwriter or underwriters of the offering contemplated by such registration statement that such shares of Registrable Stock can be included in such registration statement without adversely affecting such offering. Any reduction in the number of securities to be so offered shall be (i) first, pro-rata among all security holders who are exercising "piggyback" registration rights, based on the number of registrable securities originally proposed to be sold by each of them, and (ii) second, pro-rata among all security holders who are exercising "demand" registration rights pursuant to a registration rights agreement with the Company, based on the number of registrable securities originally proposed to be sold by each of them.

         3. Obligations of the Designated Holder. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, the Designated Holder shall:

         (a) furnish each broker through whom the Designated Holder offers Registrable Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;

         (b) cooperate with the Company as the Company fulfills its obligations under Section 1(d) hereof;

         (c) furnish such information concerning the Designated Holder as the Company may from time to time reasonably request;

         (d) not sell under the Registration Statement during any period after the Company has provided notice to the Designated Holder pursuant to Section 1(e)(iv) above and until the Company provides to the Designated Holder notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading.

         4. Expenses. The Company shall be responsible for the payment of (x) all registration and filing fees relating to registration of the offering by the Designated Holder of the Registrable Stock, including, without limitation, registration and filing fees (A) with respect to filings required to be made with the SEC or the National Association of Securities Dealers and (B) with respect to registrations and filings made under state securities or blue sky laws (y) fees and disbursements of counsel to the Designated Holder in connection with the preparation of the Registration Statement and the Prospectus, to the extent such fees and disbursements do not exceed $25,000 and (z) any expenses incurred by the Company in connection with the preparation of the Registration Statement and the Prospectus. The Designated Holder shall be responsible for the payment of fees paid to brokers in connection with the sale of any of the Registrable Stock.

         5. Indemnification.

         (a) Indemnity by the Company. The Company shall (i) indemnify and hold harmless each Designated Holder, any officer, director, employee or agent of, and each person who controls, the Designated Holder, within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages or liabilities,("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented if the Company has furnished any supplements or amendments thereto (if used during the period the Company is required to keep the Registration Statement and Prospectus current), or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or actions, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Company; provided, however, that the Company shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of PB expressly for use in the preparation of the Registration Document; and provided, further, that the Company shall not be liable to a particular indemnified party under the indemnity agreement in this Section 5(a) with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such indemnified party to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

         (b) Indemnity by the Designated Holder. The Designated Holder shall (i) indemnify and hold harmless the Company, any officer, director, employee or agent of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Designated Holder; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Designated Holder expressly for use in the preparation thereof; provided, further, that the total amount to be indemnified by such Designated Holder pursuant to this Section 5(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or Prospectus Relates.

         (c) Procedure for Indemnification. Promptly after receipt by an indemnified party, under Section 5(a) or 5(b), of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 5, except to the extent that the indemnifying party is actually prejudiced in any material respect by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Section 5. In case the event that an action is brought against the indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible for more than one firm of counsel for all indemnified parties.

         (d) Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

         (e) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to PB to enter into the Transaction Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6. Miscellaneous.

         (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the choice of law principles thereof.

         (b) Entire Agreement; Amendment; Waiver. This Agreement: (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company and PB. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         (c) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that except as otherwise provided for herein, no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, in the event that PB transfers at least 25% of the Registrable Stock outstanding on the date hereof to any Person, registration rights of PB and the incidental or "piggy-back" registration rights of PB contained herein and the other rights with respect thereto shall be, with respect to any such Registrable Stock, automatically transferred to such Person who is the transferee of such Registrable Stock.

         (d) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         (e) Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

              if to the Company, to:

              Vertex Interactive, Inc.
              23 Carol Street
              Clifton, NJ 07014
              Attn: Nicholas R.H. Toms
              Facsimile No.: 973-472-0814

              with a copy to:

              Milbank, Tweed, Hadley & McCloy LLP
              One Chase Manhattan Plaza
              New York, NY 10005
              Attn: John T. O'Connor, Esq.
              Facsimile No.: 212-530-5219

              if to PB, to:
              Pitney Bowes Inc.
              1 Elmcroft Road
              Stamford, CT 06926
              Attn: Vice President and General Counsel
              Facsimile No.: 203-351-7984

              with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, NY 10019-6064
              Attn: Douglas A. Cifu, Esq.
              Facsimile No.: 212-757-3990

or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section 6(e). Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6(e).

         (f) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                         VERTEX INTERACTIVE, INC.

                                         By:
                                             --------------------------------
                                             Name:
                                             Title:


                                         PITNEY BOWES INC.


                                         By: Bruce Nolop
                                             -----------------------------
                                             Name:  Bruce P. Nolop
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                        [Registration Rights Agreement]

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                        VERTEX INTERACTIVE, INC.

                                        By: Nicholas Toms
                                           -------------------------------------
                                           Name:  Nicholas Toms
                                           Title: Joint Chief Executive Officer


                                        PITNEY BOWES INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                        [Registration Rights Agreement]

                               Section 2.1(b)(ii)
                                 Acquired Assets

                                   TRANSCAPE
                         Detail Analysis By Asset/Year
                                    31-Dec-0O

--------------------------------------------------------------------------------
                Fixed                   Asset                         Date
                Asset #                 Desc                          Acq
--------------------------------------------------------------------------------
Computers:      CP0256          HARD DRIVE                           Feb-97
                CP1290          DELL P6300/GXMT BASE                 Feb-98
                CP1971          6-DIGITAL SYS-VAS830                 Aug-98
                CP1971T         TAXES                                Aug-98
                CP2209          DELL P6450-1                         Oct-98
                CP2453T         TAXES                                Dec-98
                CP2453          DP EN SYSTEM                         Dec-98
                CP2575          Proln System                         Jan-99
                CP2575T         Tax                                  Jan-99
                CP2955          (21) Dell P6450                      Mar-99
                CP4280          Dell Latitude CPIA36                 Aug-99
                CP5198          Dell Power Edge 6300                 Feb-00
                CP5207          Latitude CPXI Pentium                Feb-00
                179436          Viewsonic                            Jun-00
                179753          Dell Pentium III 800                 Jun-00
                179754          Dell Pentium III 800                 Jun-00
                179755          Dell Pentium III 800                 Jun-00
                179756          Dell Pentium III 800                 Jun-00
                CP5756          Dell 733 GX110                       Jul-00
                CP5957          Windows NT                           Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
                                Latitude CPxJ750GT PIII              Aug-00
 .               CP6118          Dell                                 Sep-00
                CP6119          Dell                                 Sep-00
                CP6130          Computers & Peripherals              Sep-00
                CP6164          Dell Pentium III 933                 Sep-00
                CP6165          Dell Pentium III 933                 Sep-00
                CP6166          Dell Pentium III 933                 Sep-00
                CP6167          Dell Pentium III 933                 Sep-00
                CP6168          Dell Pentium III 933                 Sep-00
                CP6169          Dell Pentium III 933                 Sep-00
                                Dell Poweredge                       Dec-00
                                (4) Dell PIII                        Dec-00
                                Dell Latitude                        Dec-00

Engineering -MN                 Total Computers
                CP5686          Dell 733 GX110                       Jun-00
                CP5687          Dell 733 GX110                       Jun-00
                CP5689          Dell PIII 600K                       Jun-00
                CP5690          Dell PIII 600K                       Jun-00

Data Services                   Total Computers
                                Grand Total Computers
Additional Items:
                                (5) Dell Power Edge                  Aug-00
                                (9) Dell PIII                        Aug-00
                                Power Edge Rack                      Aug-00
                                UPS Matrix                           Aug-00
                                Image Server (PBTS3)                 Dec-00
                                Dell GX200                           Jan-01
                                Total Computers w/Additions
Office Equipment:               Printer                              Feb-97
                                Tax                                  Mar-97
                                High Speed Label Printer             Aug-97
                                Sales Tax                            Sep-97
Engineering -MN                 Office Equipment

                               Section 2.1(b)(ii)

                                Acquired Assets

Desks & workface counters, bookcases, meeting tables, overhead cubby holders (approx. 14).

29 8x8 grey cubicles with built in desks and workspaces.

38 swivel ergonomically correct office chairs.

Approx. 45 guest chairs.

40 Whiteboards.

5-6 bookshelves.

Miscellaneous desk/workspace for holding printers, PCs in test areas, etc.